UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549

                          FORM 8-K
                       CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange
                         Act of 1934



  Date of Report (Date of earliest event reported)  July 8,
                            1999



                COASTAL PHYSICIAN GROUP, INC.
   (Exact name of registrant as specified in its charter)


DELAWARE               001-13460                56-1379244
(State or other       (Commission             (IRS Employer
jurisdiction of       File Number)          Identification
incorporation)                                      No.)



2828 CROASDAILE DRIVE, DURHAM, NC                    27705
(Address of principal executive offices)          (Zip Code)


Registrant's telephone number including area code(919)383-0
355


                             N/A
(Former name or former address, if changed since last report
)
Item 2. - Acquisition of Assets.

Coastal Physician Group, Inc. ("Coastal") acquired the operations of Sterling Healthcare Group, Inc. ("Sterling") in a transaction completed on July 8, 1999. Sterling provided emergency medicine practice management services to approximately 124 hospitals primarily in the southeastern United States. Assets acquired were primarily contracts with hospitals to provide emergency department staffing, contracts with independent contractor physicians to provide medical services to emergency departments and accounts receivable arising from the provision of emergency physician services. Sterling is a wholly owned subsidiary of FPA Medical Management, Inc. ("FPA") headquartered in Miami, Florida. FPA and Sterling were debtors in a jointly administered Chapter 11 Bankruptcy Proceeding in U.S. Bankruptcy Court in the District of Delaware (Case No. 98-1596(PJW)). The assets were acquired pursuant to an Asset Purchase Agreement in accordance with the Modified Second Amended Joint Plan of Reorganization of FPA Medical Management, Inc. and Certain of its Subsidiaries and Affiliates. In connection with this acquisition, Coastal paid approximately $69.3 million and assumed certain current operating liabilities. The transaction will be accounted for by the purchase method of accounting. Financing was provided to Coastal by National Century Financial Enterprises, Inc., of Dublin, Ohio, through a sale of accounts receivables acquired from Sterling.

Item 7. Financial Statements and Exhibits.

The following financial statements and exhibits are filed as part of this report:

(a) Financial Statements of the business acquired:

Coastal has requested and received permission to file an audited statement of assets acquired and liabilities assumed on the basis of the allocation of the purchase price as of the acquisition date. Coastal will also file an audited statement of revenues and direct expenses for the year ended December 31, 1998, and an unaudited statement of revenues and direct expenses for the interim period ended June 30, 1999. These special purpose financial statements will be filed as soon as practicable, but no later than 60 days after this report.

(b) Pro Forma Financial Information:

It is impracticable to file the required pro forma financial information with this report. The required pro forma financial information will be filed as soon as practicable, but no later than 60 days after this report.

(c) Exhibits:

Exhibit 2.1     Asset purchase agreement dated May 24, 1999.

Exhibit 2.1(a)  Amendment to Asset Purchase Agreement
                dated June 21, 1999.

Exhibit 2.1(b)  Promissory note and security interest
                agreement dated June 4, 1999.

Exhibit 2.1(c)  Sales and subservicing agreement dated June
                30, 1999.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              COASTAL PHYSICIAN GROUP, INC.
                                         (Registrant)





Date: July 23, 1999             By: /S/Steven M. Scott, M.D.
                                      Steven M. Scott, M.D.
                                        President and Chief
                                        Executive Officer


Date: July 23, 1999             By: /S/W. Randall Dickerson
                                      W. Randall Dickerson
                                        Executive Vice
                                        President and Chief
                                        Financial Officer




















                        EXHIBIT INDEX
                                             Sequential
Exhibit                                         Page
Number                  Description            Number

2.1             Asset purchase agreement
                dated May 24, 1999.

2.1(a)          Amendment to Asset purchase
                agreement dated June 21, 1999

2.1(b)          Promissory note and security
                interest agreement dated
                June 4, 1999.

2.1(c)          Sales and subservicing agreement
                dated June 30, 1999.






















                                        Exhibit 2.1
ASSET PURCHASE AGREEMENT
Dated May 24, 1999
among
CPG ACQUISITION CO.

and

STONEYBROOK CAPITAL, LLC,
                                        BUYERS,
and
FPA MEDICAL MANAGEMENT, INC.,
and its direct and indirect subsidiaries, Debtors In
Possession,
and certain Professional Corporations
                                        SELLERS,



ASSET PURCHASE AGREEMENT
THIS ASSET PURCHASE AGREEMENT dated May 24, 1999, is by and among CPG Acquisition Co., a North Carolina corporation (the "Sterling Buyer"), Stoneybrook Capital, LLC, a North Carolina limited liability company (the "PPM Buyer"; collectively with the Sterling Buyer, the "Buyers") and FPA Medical Management, Inc., its direct and indirect subsidiaries and those Professional Corporations listed on
Schedule 3.1 (each a "Seller" and collectively, the "Sellers") some of which are debtors in possession in chapter 11 cases commenced on July 19, 1998 and various dates thereafter through August 7, 1998 (as to each Seller the "Petition Date"), which are being jointly administered under Case No. 98-1596 (PJW) (the "Chapter 11 Case") in the United States Bankruptcy Court for the District of Delaware.

WHEREAS, the Sellers are engaged in the Sterling Business and the PPM Business and utilize the Assets in the conduct of such businesses;

WHEREAS, the Buyers desire to purchase all or part of the Assets from the Sellers and assume certain agreed upon liabilities of the Sellers;
WHEREAS, the Sellers desire to file the Plan and seek entry of the Confirmation Order pursuant to which the Sellers will sell and the Buyers will acquire all or part of the Assets of the Sellers; and

NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and the representation, warranties, conditions and promises hereinafter contained, Sellers and Buyers hereby represent, warrant and agree as follows:

SECTION 1.     DEFINITIONS

1.1 Appendix of Defined Terms. Certain terms used in this Agreement are defined in the Appendix of Defined Terms.

1.2 Accounting Terms. Accounting terms used in this Agreement which are not otherwise defined shall have the meaning assigned such terms under GAAP.

1.3  Other Definitional Provisions.
(a) When used in this Agreement, the word "including" shall have its normal common meaning and any list of items that may follow such word shall not be deemed to represent a complete list of the contents of the referent of the subject.
(b) Unless the context otherwise requires, when used in this Agreement, the singular shall include the plural, the plural shall include the singular, and all nouns, pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, as the identity of the Person or Persons may require.

SECTION 2.     SALE AND PURCHASE OF CERTAIN ASSETS.

2.1 Purchase of the Sterling Assets. In reliance on the representations, warranties and covenants contained herein and subject to the terms and conditions hereof and pursuant to, and in accordance with the Plan and the Confirmation Order, except for the Excluded Sterling Assets, all of which will be dealt with in accordance with the Plan, on the Closing Date the Sellers will sell, convey, assign, transfer and deliver to the Sterling Buyer, and the Sterling Buyer will purchase from Sellers all of Sellers' right, title and interest in and to (a) all of the assets, contracts, properties and rights (including, in the Buyers' sole discretion, the stock of one or more Sellers which own any such assets, contracts, properties or rights) used in Sellers' business of providing physician management services to hospital emergency departments, urgent care, radiology and correctional facilities (the "Sterling Business"), including but not limited to the items listed on Schedule
2.1 attached hereto (all such assets collectively referred to as the "Sterling Assets"), and (b), jointly with the PPM Buyer, the D&O Claims, free and clear of any and all liens, claims (as such term is defined under Section 101(5) of the Bankruptcy Code), charges, encumbrances, mortgages, pledges, security interests and other interests, all as contemplated by Section 363(f) of the Bankruptcy Code (collectively, "Encumbrances"). The Sterling Buyer shall pay the Sterling Purchase Price to the Disbursing Agent pursuant to Section
2.3 and the Sellers shall sell the Sterling Assets and, jointly with the PPM Buyer, the D&O Claims to the Sterling Buyer, on the terms and subject to the conditions of this Agreement (the "Sterling Acquisition").

2.2 Purchase of the PPM Assets. In reliance on the representations, warranties and covenants contained herein and subject to the terms and conditions hereof and pursuant to, and in accordance with the Confirmation Order, except for the Excluded PPM Assets, all of which will be dealt with in accordance with the Plan, on the Closing Date the Sellers will sell, convey, assign, transfer and deliver to the PPM Buyer, and the PPM Buyer will purchase from Sellers all of Sellers' right, title and interest in and to (a) all of the assets, contracts, properties and rights used in Sellers' business of providing primary and specialty care services to capitated managed care enrollees and fee-for-service patients (including, in the Buyers' sole discretion, the stock of one or more Sellers which own any such assets, contracts, properties or rights) (i) in the Atlanta, Georgia area (the "Atlanta Business"), including, but not limited to, the items listed on Schedule 2.2A (the "Atlanta Assets"), and (ii) in the Charlotte, North Carolina area (the "Charlotte Business"; and collectively with the Atlanta Business, the "PPM Business"), including, but not limited to, the items listed on Schedule 2.2B (the "Charlotte Assets"; and collectively with the Atlanta Assets, the "PPM Assets"), and (b), jointly with the Sterling Buyer, the D&O Claims, free and clear of any and all liens, claims (as such term is defined under Section 101(5) of the Bankruptcy Code) and Encumbrances. The PPM Buyer shall pay the PPM Purchase Price to the Disbursing Agent pursuant to Section 2.3 and the Sellers shall sell the PPM Assets and, jointly with the Sterling Buyer, the D&O Claims to the PPM Buyer, on the terms and subject to the conditions of this Agreement (the "PPM Acquisition"; collectively with the Sterling Acquisition, the "Acquisition").

2.3  Purchase Consideration.
(a) On the Closing Date, in consideration of the Acquisition, (i) the Sterling Buyer shall cause the Cash Payment to be paid to the Disbursing Agent, (ii) the Sterling Buyer shall assume the Sterling Assumed Liabilities
(iii) the PPM Buyer shall assume the PPM Assumed Liabilities and (iv) the PPM Buyer shall cause Pru/Care to waive and release all of its Administrative Claims in the Chapter 11 Case (collectively, the "Purchase Price").
(b) The Sterling Buyer shall pay the Cash Payment via wire transfer of immediately available federal funds to such bank account as Sellers shall have therefore designated in writing to the Buyers.
(c) The Sterling Buyer and Sellers agree that, for purposes of Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code") (and any similar provision of state or local law), each of them shall report the portion of the Purchase Price allocated to the Sterling Assets (the "Sterling Purchase Price") in Schedule 2.3(c) attached hereto (the "Sterling Allocation") as the portion of the Purchase Price paid for the Sterling Assets. The Buyers shall make the Sterling Allocation in their sole discretion and deliver Schedule 2.3(c) to the Sellers on the Closing Date. The Sterling Buyer and Sellers shall each prepare Form 8594 of the Code in a manner consistent with the Allocation and shall timely file such form 8594 with the Internal Revenue Service ("IRS"). Neither Sellers nor the Sterling Buyer shall file any tax return on which such party takes any position that is inconsistent with the Allocation. Buyers and Sellers will notify each other as soon as reasonably practicable of any audit adjustment or proposed audit adjustment by any taxing authority that affects the Allocation.
(d)  The PPM Buyer and Sellers agree that, for purposes of
Section 1060 of the Code (and any similar provision of state or local law), each of them shall report the portion of the Purchase Price allocated to the PPM Assets (the "PPM Purchase Price") in Schedule 2.3(d) attached hereto (the "PPM Allocation") as the portion of the Purchase Price paid for the PPM Assets. The Buyers shall make the PPM Allocation in their sole discretion on the Closing Date and deliver Schedule 2.3(d) to Sellers. The PPM Buyer and Sellers shall each prepare Form 8594 of the Code in a manner consistent with the Allocation and shall timely file such form 8594 with the IRS. Neither Sellers nor PPM Buyer shall file any tax return on which such party takes any position that is inconsistent with the Allocation. PPM Buyer and Sellers will notify each other as soon as reasonably practicable of any audit adjustment or proposed audit adjustment by any taxing authority that affects the Allocation.

2.4 Closing. The closing of the Acquisition ("Closing") shall take place at the offices of White & Case, 200 S.
Biscayne Boulevard, Suite 4900, Miami, Florida at 10:00 a.m.
local time.

2.5 Closing Date. The Closing shall occur on a date designated by Buyers which is not later than two (2)
Business Days following the later to occur of (a) the satisfaction by Sellers, or waiver by Buyers, of all of the conditions set forth in Section 6 hereof, and (b) the satisfaction by Buyers, or waiver by the Sellers, of all of the conditions set forth in Section 7 hereof (the "Closing
Date").

2.6 Closing Deliveries. At the Closing, subject to the satisfaction of the terms and conditions set forth herein, the Sterling Buyer will pay the Cash Payment in the manner set forth in Section 2.3(b), the PPM Buyer shall deliver the Pru/Care Waiver Documents and the Sellers will deliver the Assets to Buyers. In addition to the foregoing, the Sellers and Buyers will execute and deliver such other agreements, instruments, certificates and other documents to be executed and delivered hereunder or as may be reasonably requested by any party to consummate the transactions contemplated hereby, all in form and substance reasonably satisfactory to the parties hereto and their respective counsel.

2.7  Certain Effects of the Closing.
(a) The Buyers shall either assume, perform, discharge or pay in full at Closing the Assumed Liabilities. The portion of such Seller Payables assumed by the Sterling Buyer (the "Sterling Assumed Liabilities") shall be set forth in the Sterling Allocation and the portion such Seller Payables assumed by PPM Buyer (the "PPM Assumed Liabilities") shall be set forth in the PPM Allocation.
(b) Except for the Assumed Liabilities and Insurance Obligations, Buyers shall not assume, perform, discharge or pay, and shall not be responsible for, any Encumbrances, liabilities or obligations of any nature whatsoever in connection with the Assets, the Sterling Business, the PPM Business, Sellers or any predecessor owner of the Assets, including, without limitation, those items set forth on
Schedule 2.7(b) (collectively, the "Excluded Liabilities").
(c) The Sterling Buyer shall provide insurance coverage with respect to medical malpractice liabilities of the Sellers' contracted physicians and other clinical providers who provide medical services in connection with the Sterling Business and the PPM Buyer shall provide insurance coverage with respect to medical malpractice liabilities of the Sellers' employed physicians and other clinical providers who provide services in connection with the PPM Business, all in respect of claims not made as of the Closing and relating to acts, events or omissions occurring prior to the Closing involving the Sellers engaged in those of the aforementioned businesses which are acquired by the Buyers and their contracted and employed physicians and other clinical providers (collectively, the "Insurance Obligations").
2.8 Provisions Applicable to Professional Corporation Which is Not a Debtor in Possession. With respect to the Professional Corporation which is a Seller but is not a debtor in possession in the Chapter 11 Case as specified in the Plan (the "Non Debtor PC"), the provisions of this
Section 2.8 shall apply notwithstanding any contrary provisions of this Agreement.
(a) All provisions of this Agreement except those which by their express terms are applicable only to debtors in possession in the Chapter 11 Case shall apply to the Non Debtor PC.
(b) The Non Debtor PC acknowledges that it will not have any of its obligations and liabilities discharged or otherwise provided for in the Plan and hereby expressly affirms and undertakes each of the representations, warranties, covenants and other obligations of the Sellers set forth in this Agreement without any qualification or exception relating in any way to the Chapter 11 Case, the actions of the Bankruptcy Court or the status of any other Sellers as debtors in possession in the Chapter 11 Case.
(c) In addition to each representation and warranty of the Sellers set forth in this Agreement the Non Debtor PC hereby jointly and severally represents and warrants to Buyers that prior to the Closing the Non Debtor PC shall have complied with all applicable bulk sale or other similar legal requirements which are necessary for the Non Debtor PC to sell, convey, assign, transfer, and deliver its assets which are included in the Assets to Buyers free and clear of any and all liens, claims, charges, encumbrances, mortgages, pledges, security interests and other interests in or by any Person, and otherwise in accordance with this Agreement, and the Non Debtor PC shall deliver documents evidencing such compliance to Buyers on or before the Closing.

2.9  Provisions Applicable to Professional Corporations.
The Professional Corporation shall sell, convey, assign, transfer and deliver its Assets which are included in the assets directly to another professional corporation designated by the Buyers at Closing. In no event will any such Assets of a Professional Corporation be conveyed, assigned, transferred or delivered by a Professional Corporation to a Person other than a professional corporation designated by the Buyers in accordance with this
Section 2.9.

SECTION 3.     REPRESENTATIONS AND WARRANTIES OF THE SELLER.
Each Seller hereby jointly and severally represents and warrants to the Buyers as follows:

3.1  Corporate Organization.
(a) Each Seller (each of which is identified on Schedule 3.1) (i) is a corporation duly organized, validly existing and in good standing under the laws of the State set forth opposite its name on schedule 3.1(a) and (ii) subject to the approval of the Plan and the sale of the Assets in the Confirmation Order and the occurrence of the Effective Date, has the corporate power and corporate authority to (A) enter into this Agreement and the other agreements, documents and instruments to be executed and delivered by such Seller pursuant hereto and (B) consummate the transactions contemplated hereby. Each Seller is duly qualified and in good standing to transact business as a foreign corporation in each jurisdiction where the ownership or use of its properties and the conduct of its business necessitates such qualification, except such jurisdiction, in which the failure to be so qualified could not be reasonably expected to have a Material Adverse Effect.
(b) No Seller is in violation of its charter or by-laws. The minute books of each Seller, contain an accurate record of all material corporate action taken by the stockholders and Board of Directors (and the Committees of such Board) of each Seller.
(c) All of the outstanding shares of capital stock of each of the Sellers has been duly authorized and validly issued, are fully paid and nonassessable.
(d) Except for pledges of certain shares of stock pursuant to the DIP Credit Agreement and pledges of certain shares of common stock in favor of the Sellers' prepetition senior secured bank lenders, all of which will be released and fully satisfied of record at Closing, all of the outstanding shares of capital stock of each Seller which is not a Professional Corporation and other than the Sellers' Parent are wholly owned, directly or indirectly, by the Sellers' Parent, free and clear of all liens, encumbrances, restrictions and claims of every kind. All of the outstanding shares of capital stock of each Professional Corporation are subject to the terms of a Succession Agreement which is a valid binding agreement of the parties thereto. Except for convertible debentures issued by Sellers' Parent and employee stock options issued to certain employees of certain Sellers which provide further issuance of Common Stock of Sellers' Parent to such employees upon exercise, no shares of capital stock of any Seller are reserved for issuance and there are no outstanding options, warrants, rights, subscriptions, claims, agreements, obligations, convertible or exchangeable securities or other commitments, contingent or otherwise, relating to the capital stock of any Seller or pursuant to which any Seller is or may become obligated to issue or exchange any shares of capital stock.

3.2  Authorization.
(a) The execution and delivery of this Agreement and the documents contemplated hereby (collectively the "Seller Documents") have been duly authorized and approved by the Boards of Directors of each Seller. Subject to the entry of the Confirmation Order by the Bankruptcy Court and the occurrence of the effective date of the Plan, (1) no other corporate proceedings or shareholder action on the part of any Seller will be necessary to authorize the execution and delivery by Sellers of this Agreement, and the other agreements to be executed in connection herewith and to consummate the transactions contemplated hereby or thereby and (2) each of the Seller Documents will constitute the valid and binding agreement of Sellers, enforceable against Sellers in accordance with its respective terms.
(b) Section 15.1 constitutes a valid and binding agreement of Sellers enforceable against Sellers in the Chapter 11 Case in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally). Subject to the entry of Interim Order, Section
15.2 constitutes a valid and binding agreement of Sellers enforceable against Sellers in the Chapter 11 Case in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally).

3.3  Consents and Approvals; No Violations. Except for the
(1) Confirmation Order, (2) the filing by Buyers and Sellers of a pre-merger notification with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the HSR Act ("Antitrust Filing"), and (3) applications for, and procurement of continuations of, licenses and/or permits, in connection with applicable state or local law change in control statutes (the "Permits") (all of the foregoing consents, applications, approvals and/or Permits, other than the entry of the Confirmation Order, are referred to as the "Government Consents"), neither the execution and delivery by Seller of this Agreement and the other Seller Documents nor the consummation by Seller of the transactions contemplated hereby or thereby will (a) violate or conflict with or result in any breach of any provision of the certificates of incorporation, articles of incorporation or by-laws (or similar documents) of any Seller; (b) violate or conflict in any material respect with any order, injunction, decree, law, statute, rule, ordinance or regulation applicable to any Seller or by which any of their respective properties or assets may be bound; (c) require any filing with, notification to, or permit, consent or approval of, any public, governmental or regulatory body, agency or authority except where the failure to do so could not reasonably be expected to have a Material Adverse Effect;
(d) result in a violation or breach of, constitute a default or give rise to any right of termination, cancellation or acceleration under an agreement, or result in the creation of an Encumbrance upon any property or asset of any Seller or by which any properties or assets may be bound of any Seller; or (e) result in the loss of any license, franchise or permit, except where such failure could not reasonably be expected to have a Material Adverse Effect.

3.4 No Other Agreements to Sell the Assets or the Business. Except for this Agreement, the Succession Agreements and as may be fully discharged pursuant to the Plan, neither the Seller nor any of its Affiliates have any legal obligation, absolute or contingent, to any other person or firm to sell, assign, transfer or convey all or any part of the Assets, the Sterling Business or the PPM Business, to issue or sell any capital stock or any security convertible into or exchangeable for capital stock of any Seller, or to effect any merger, consolidation or other reorganization, directly or indirectly, of any Seller or to enter into any agreement with respect thereto.

3.5  Financial Information.
 Sellers have delivered to Buyers as part of Sellers' three-year business plan dated December 23, 1998 true, complete and correct copies of the Sellers' projected consolidated financial statements (balance sheet, statement of operations and statement of cash flows) for the calendar years ending December 31, 1999, December 31, 2000 and December 31, 2001 (the "Projections"). The Projections were prepared in good faith by the Sellers with the participation of the management of the Sellers and, except as set forth on
Schedule 3.5, there are no statements or conclusions in any of the Projections which are based upon or include information known to the Sellers to be misleading in any material respect or which fail to take into account material information known to the Sellers regarding the matters reported therein.

3.6  Accounts Receivable.  Except as set forth on Schedule
3.6, the accounts receivable of the Sellers are owned by Sellers or the Sellers have been assigned the right to receive the proceeds thereof and have and shall have arisen only from bona fide transactions in the ordinary course of business; provided, that the foregoing shall not be deemed to be a representation as to the collectibility of such receivables.

3.7  Compliance with Law.
 Each Seller is in compliance in all material respects with all applicable statutes, regulations, orders, ordinances and other laws of the United States of America, all state and local governments and other governmental bodies and authorities, and agencies of any of the foregoing to which it is subject in connection with the Assets (including, without limitation, laws and regulations relating to Medicare and Medicaid billing procedures, all Environmental, Health or Safety Laws and the Worker Adjustment and Retraining Notification Act) the failure of which to comply with could reasonably be expected to have a Material Adverse Effect. No Seller has received any notice to the effect that, or otherwise been advised that, it is not in compliance with any of such statutes, regulations and orders, ordinances, other laws or undertakings, and, to the actual knowledge of any Seller without any independent investigation, there are not any presently existing circumstances reasonably likely to result in violations of any such regulations which could, in any one case or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

3.8  Environmental Matters.
(a) To the best knowledge of Sellers, each Seller is, and at all times has been, in material compliance with, and has not been and is not in violation of or liable under, any Environmental Law with respect to the Facilities. No Seller has any basis to expect, nor has any of them or, to the knowledge of Seller, any other Person for whose conduct they are or may be held to be responsible received any actual or threatened order, notice, or other communication from (1) any governmental body or private citizen acting in the public interest, or (2) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which any Seller has an interest, or with respect to any Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, disposed of, or processed by any Seller, or any other Person for whose conduct any Seller is or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.
(b) There are no pending or, to the knowledge of any Seller, threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which any Seller has an interest.
(c) No Seller has knowledge of any basis to expect, nor has any other Person for whose conduct they are or may be held responsible, received, any citation, directive, inquiry, notice, order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities.
(d) No Seller nor, to the knowledge of any Seller, any other Person for whose conduct any Seller is or may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to the Facilities or with respect to any other properties and assets (whether real, personal, or mixed) in which any Seller (or any predecessor), has an interest, or at any property geologically or hydrologically adjoining the Facilities or any such other property or assets.
(e) Except as set forth on Schedule 3.8(e), there are no Hazardous Materials present on or in the Environment at the Facilities or at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon. No Seller or, to the knowledge of any Seller, any other Person for whose conduct they are or may be held responsible, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities or any other properties or assets (whether real, personal, or mixed) in which any Seller has an interest except in compliance with all applicable Environmental Laws.
(f) There has been no release nor, to the knowledge of any Seller, threat of release, of any Hazardous Materials at or from the Facilities or, to the knowledge of any Seller, at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facilities, or from or by any other properties and assets (whether real, personal, or mixed) in which any Seller has an interest, or to the knowledge of any Seller any geologically or hydrologically adjoining property, whether by any Seller or any other Person.
(g) Seller has delivered to Buyers true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by any Seller pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by any Seller, or any other Person for whose conduct any Seller is or may be held responsible, with Environmental Laws.

3.9 Insurance. Seller has previously provided to Buyers copies of each insurance policy (including policies providing medical malpractice, property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which any Seller has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past three years along with the name, address, and telephone number of the agent for each such policy. No notice of cancellation or non-renewal with respect to, or disallowance of any claim under, any such policy has been received by any Seller.

3.10 Reorganization Proceedings No Seller has taken any material action prohibited by the Bankruptcy Code, the Bankruptcy Rules or order of the Bankruptcy Court in connection with any Chapter 11 Case.

3.11 Brokers and Finders. Except for Wasserstein Perella &
Co., Inc., Seller has not employed any broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement who would be entitled to a broker's, finder's, consultant's or similar fee or commission in connection therewith or upon the consummation thereof, or if the Closing does not occur.
Sellers shall bear all costs it incurs in connection with the transaction contemplated by this Agreement unless otherwise expressly provided herein.

3.12 Post-Petition Liabilities. Except with respect to the DIP Facility, no Seller has entered into any agreement to extend the payment terms of any liabilities incurred after the Petition Date, beyond the customary and usual payment terms in existence prior to the Petition Date.

3.13 Lists of Properties, Contracts and Personnel Data. Schedules 3.13(a) through 3.13(j) hereto contain accurate lists or, if a list is not reasonably practicable, copies of the following to the extent related in any way to the
Assets:
(a) Schedule 3.13(a). Qualification. All jurisdictions in which Sellers are duly qualified to do business as a foreign corporation.
(b) Schedule 3.13(b). Real Property Leases. (A) A list of all leases of real property used by each Seller and/or which any Seller is a party indicating in each such case, the duration of leases, and number of square feet leased; (B) all premises occupied by any Seller under rental arrangements without leases (including in each case the amount of rent and the type of occupancy); and (C) all contracts to which any Seller is a party for the purchase of real property;
(c) Schedule 3.13(c). Intellectual Properties; Computer Software. (i)(A) All material patents and pending applications therefor, (B) all registrations of material trademarks and other marks, all registrations of material trade names, all pending applications for any such registrations, and (C) all material copyright registrations and pending applications therefor; (ii) all material computer software (including without limitation, all material computer programs, data bases and documentation related thereto) owned in whole or in part or used by any Seller and that relate to the Assets (the "Computer Software"); (iii) all licenses, assignments and other agreements relating to any of the foregoing; and (iv) all Material Systems which are not year 2000 compliant.
(d) Schedule 3.13(d). Other Contracts. All material agreements, contracts and commitments relating to the Assets, the Sterling Business or the PPM Business, including all contracts with physicians, hospitals, urgent care facilities, radiology facilities or correctional facilities, not otherwise listed in any other Schedule hereto and any agreements under which any Seller has limited or restricted the right to compete with any Person in any respect;
(e) Schedule 3.13(e). Labor Agreements. All material labor contracts, collective bargaining agreements, employment agreements, compensation agreements, bonus agreements, consulting agreements or similar agreements relating to Seller's officers, directors, employees, consultants or agents (collectively, the "Personnel");
(f) Schedule 3.13(f). Employee Benefits. All employee profit-sharing, incentive, savings, deferred compensation, welfare, pension, retirement, group insurance, bonus, severance, fringe benefit, stock option, stock purchase, restricted stock and other employee benefit plans not listed on any other schedule (oral or written), regardless of whether any such plan, agreement or arrangement is in writing or is an "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended ("ERISA"), maintained or contributed to (or to which there is an obligation to contribute) by any Seller for the benefit of present or former employees, or directors, of any Seller (collectively, the "Employee Plans") identifying (i) each such plan which provides any benefits after termination of employment other than a Retirement Plan or a Multiemployer Plan (as defined below),
(ii) each such Employee Plan which is an "employee pension benefit plan" as that term is defined in Section 3(2) of ERISA other than a Multiemployer Plan ("Retirement Plan"), and (iii) each such Employee Plan which is a multiemployer plan within the meaning of Section 3(37) of ERISA ("Multiemployer Plan");
(g) Schedule 3.13(g). Compensation. The names and current annual rates of compensation of all Personnel whose current aggregate annual rates of compensation are $50,000 or more, together with a summary (containing estimates to the extent necessary) of existing bonuses, additional compensation (whether current or deferred) and other like benefits or bonus opportunities, if any, paid or payable to such persons in the fiscal year ended 1998, or subsequent thereto, other than those disclosed on Schedule 3.13(e) or 3.13(f);
(h) Schedule 3.13(h). Powers of Attorney. The names of all persons holding powers of attorney from any Seller;
(i) Schedule 3.13(i). Enrollment. All Medicare, Medicaid, private insurance and other payors billing or enrollment numbers or arrangements for all of Seller's independent contractor physicians and similar billing or enrollment information for each Seller which has or is required to obtain billing or enrollment numbers or make similar arrangements in order to submit bills to Payors and other Persons for services rendered;
(j) Schedule 3.13(j). Licenses and Permits. All material governmental or regulatory licenses, permits, consents, franchises, approvals, authorizations and certificates (collectively, "Permits") and Government Consents required to conduct or used by the Seller in the conduct of the Sterling Business and the PPM Business; and
(k) Schedule 3.13(k). COBRA Beneficiaries. All "covered employees" (within the meaning of Section 4980B(f)(7) of the Code) or "qualified beneficiaries" (within the meaning of
Section 4980B(g)(1) of the Code) who are receiving "continuation coverage" (within the meaning of Section 4980B(f)(2) of the Code) under an Employee Plan or who are entitled to elect such coverage.

3.14 Assets. The Assets are owned or leased by the Sellers and constitute substantially all of the assets used by Sellers in the conduct of the Sterling Business and PPM
Business.

3.15 Tangible Properties. Sellers have good title to all the Assets and possess and quietly enjoy all premises leased by them and used in connection with the Assets, the absence of which could reasonably be expected to have a Material Adverse Effect. Such premises are not subject to any easements, rights-of-way, building use or occupancy restrictions, exceptions, reservations or limitations that could reasonably be expected to have a Material Adverse Effect. No Seller has received written notice of any pending or threatened condemnation proceedings relating to any of Seller's leased properties and, so far as known to Seller, there are no such pending or threatened proceedings which could reasonably be expected to have a Material Adverse Effect. The plants, structures, tangible properties, machinery and equipment owned, operated or leased by any Seller and used in connection with the business of each Seller are in good operating condition and repair (ordinary wear and tear excepted) except where the failure of which could reasonably be expected to have a Material Adverse Effect.
3.16 Intellectual Properties.
(a) Except as specifically disclosed on Schedules 3.13(c) or 3.13(d), no Person other than a Seller has an ownership interest in, rights as a licensee or similar rights to receive a royalty or similar payment with respect to, any of the Intellectual Properties listed in Schedule 3.13(c)(i) where such ownership or other rights by a person other than a Seller could reasonably be expected to have a Material Adverse Effect. No intellectual property rights other than the Intellectual Properties are required to permit the conduct of the business of the Seller as now conducted, the absence of which could reasonably be expected to have a Material Adverse Effect. Seller has good title or similar enforceable rights to all of the Intellectual Properties listed on Schedule 3.13(c), the absence of which could reasonably be expected to have a Material Adverse Effect, free and clear of any Encumbrance, except as set forth on
Schedule 3.13(c) hereto.
(b) None of the Intellectual Properties listed on Schedules 3.13(c) pursuant to clause (A)(2) of Section 3.13(c) have been canceled or abandoned or licensed in such a way as could reasonably be expected to have a Material Adverse Effect on the validity of such Intellectual Property other than for such cancellations, abandonments or licenses in the ordinary course of business consistent with past practice which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. No Seller is infringing upon, or otherwise violating, the rights of any third party with respect to any Intellectual Properties in such a way as could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.13(c), no proceedings or claims are pending and none have been received by, instituted or asserted in writing against any Seller, nor are any proceedings, to any Seller's knowledge, threatened alleging any such violation, nor does any Seller know of any valid basis for any such proceeding or claim. Except as set forth on Schedule 3.13(c), there is no infringement or other adverse claim against any of the Intellectual Properties owned and used by any Seller. No proceedings or claims in which any Seller alleges that any third party is infringing upon, or otherwise violating any of the Intellectual Properties are pending, and none have been served by, instituted or asserted by any Seller, nor are any proceedings threatened alleging any such violation or infringement, nor does any Seller know of any valid basis for any such proceeding or claim that could reasonably be expected to have a Material Adverse Effect. No Seller has, prior to the date hereof, divulged, furnished to or made accessible to any third party any trade secrets or secret formulas without prior there having obtained an agreement of confidentiality from such third party.
(c) The Computer Software includes all material computer software relating to the Assets. Each Seller's use of the Computer Software does not, to the Sellers' knowledge, violate or otherwise infringe the rights of any third party.

3.17 ERISA. None of the Sellers have incurred, and, to the best knowledge of the Sellers after due inquiry, no event has occurred and no condition or circumstance exists that could result, directly or indirectly, in, any unsatisfied liability (including, without limitation, any indirect, contingent or secondary liability) under Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA arising in connection with any Employee Plan covered or previously covered by Title IV of ERISA or such sections of the Code or ERISA. No asset or property of any Seller is or may be subject to any lien arising under Section 412(n) of the Code or Section 302(f) of ERISA. None of the Sellers have been or are required to provide any security under Section 307 of ERISA or Section 401(a)(29) or 412(f) of the Code. None of the Sellers do maintain or have any obligation to contribute to any "voluntary employees' beneficiary association" within the meaning of Section 501(c)(9) of the Code. All contributions and premiums which any of the Sellers is required to make or pay under the terms of any Employee Plans have, to the extent due, been paid in full on a timely basis. The Sellers have complied in all respects with the applicable requirements of Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code ("COBRA"), and will comply with all COBRA obligations arising in connection with the transactions contemplated hereby, and none of the Sellers are subject to any liability as a result of any failure to administer or operate any group health plan in compliance with COBRA. No litigation or administrative or other proceeding, audit, examination or investigation is pending or asserted, or, to the best knowledge of the Sellers after due inquiry, threatened, anticipated or expected to be asserted with respect to any Employee Plan or the assets of any such Employee Plan (other than routine claims for benefits arising in the ordinary course). The representations and warranties in this Section 3.17 are limited to the Assets.

3.18 Sales Tax. No Seller has been or is required to collect or withhold any state sales taxes in the ordinary course of business.

3.19 Litigation. Except as set forth on Schedule 3.19 hereto and as will be fully discharged pursuant to the Plan, there is neither (a) any litigation, proceeding, labor dispute (other than routine grievance procedures), arbitration action or governmental investigation or inquiry of any type, including any inquiry or investigation relating to billing procedures or practices of the Sellers or any of their agents, pending or, to the knowledge of any Seller, threatened against, relating to or affecting (i) the Assets,
(ii) to Seller's knowledge, any Employee Plan or (iii) the transactions contemplated by this Agreement, nor (b) to the actual knowledge of any Seller without any independent investigation, any valid basis for any such litigation, proceeding, inquiry or investigation for which Seller is not insured against in the ordinary course of business which if adversely determined could, in any one case or in the aggregate, reasonably be expected to have a Material Adverse Effect. There are no decrees, injunctions or orders of any court or governmental department or agency outstanding against any Seller with respect to the Assets.

3.20 Permits. Except as set forth on Schedule 3.13(j), each Seller has obtained all Permits which are required in connection with the Assets, the Sterling Business and the PPM Business, except for those Permits the failure of which to obtain could not be reasonably expected to have a Material Adverse Effect. Except as set forth on Schedule 3.13(j), to the knowledge of each Seller, all requisite Permits are in full force and effect, and no proceedings for the suspension or cancellation of any Permit is pending or, threatened, the loss of which could reasonably be expected to have a Material Adverse effect.

3.21 Transactions with Certain Persons. Except as set forth on Schedule 3.21 hereto, no officer, director, employee, agent or Affiliate of any Seller is presently a party to any transaction with any Seller relating to the Assets, including without limitation, any contract, agreement or other arrangement (a) providing for the furnishing of services by, (d) providing for the rental of real or personal property from or (c) otherwise requiring payments to (other than services as officers, directors or employees) any such person or corporation, partnership, trust or other entity in which any such person has a substantial interest as a shareholder, officer, director, trustee or partner.

3.22 Customers, Etc. Except as set forth on Schedule 3.22, no customer or client of any Seller, including all hospitals where Sellers conduct the Sterling Business, has informed any Seller that such customer will not continue its current business dealings with Sellers with the Buyers following the consummation of the Acquisition except where such failure to continue such current business dealings with Buyers does not involve a hospital customer or client of the Sterling Business and such failure could not reasonably be expected to result in a Material Adverse Effect.

3.23 Independent Contractor Status. All physicians who perform services in the Sterling Business are and have, at all times during their relationship with the Sterling
Business, been properly classified as independent contractors and not employees of any Seller for purposes of all applicable law including, without limitation, for federal, state and local employment tax purposes.

3.24 Enrollment. Except as set forth on Schedule 3.24, each physician who performs medical services on behalf of any Seller as an independent contractor and each Seller which has physician employees is properly enrolled and able to submit valid enforceable billings to Medicare, Medicaid, private insurers and all other Payors.

3.25 Sellers' SEC Reports. From June 30, 1996 through May 15, 1998, the Sellers filed all forms, reports and documents with the Commission required to be filed by them pursuant to the federal securities laws and the Commission rules and regulations thereunder, and all forms, reports, schedules, statements, registration statements and other documents filed with the Commission by the Sellers have complied in form in all material respects with all applicable requirements of the federal securities laws and the Commission rules and regulations promulgated thereunder. Prior to the date of this Agreement, the Sellers have made available to Buyers true and complete copies of all forms, reports, registration statements and other filings filed by the Sellers with the Commission since June 30, 1996 (such forms, reports, registration statements and other filings, together with any exhibits, any amendments thereto and information incorporated by reference therein, are sometimes collectively referred to as the "Commission Filings").

3.26 Taxes.
(a) Tax Returns. The Sellers have timely filed or caused to be timely filed with the appropriate taxing authorities all federal, state, local and other returns, statements, forms and reports for Taxes ("Returns") that are required to be filed by, or with respect to, the Sellers on or prior to the Closing Date. To Sellers' knowledge, the Returns reflect accurately all liability for Taxes of the Sellers for the periods covered thereby.
(b) Payment of Taxes. All Taxes and all liabilities of the Sellers for Taxes for all taxable years or periods that end on or prior to the Closing Date and, with respect to any taxable year or period beginning prior to and ending after the Closing Date, the portion of such taxable year or period ending on and including the Closing Date, have been timely paid or adequately disclosed and fully provided for (in the Plan or otherwise), and shown as a liability in the Projections.

3.27 Year 2000. All internal computer systems, computer software or technology that are material to the business, finances or operations of the Sellers (collectively, "Material Systems") are (i) able to receive, record, store, process, calculate, manipulate and output dates from and after January 1, 2000, time periods that include January 1, 2000 and information that is dependent on or relates to such dates or time periods, in that same manner and with the same accuracy, functionality, data integrity and performance as when dates or time periods prior to January 1, 2000 are involved and (ii) able to store and output date information in a manner that is unambiguous as to century (the circumstances set forth in clauses (i) and (ii), collectively, "Year 2000 Compliant"). All Material Systems that are not Year 2000 Compliant as of the date of this Agreement are set forth on Schedule 3.13(c) of the Disclosure Schedules.

3.28 FIRPTA. No Seller is a "foreign person" as that term is defined in the Code, and any Seller will provide Buyers an affidavit confirming this representation upon Buyers' request in order to obtain an exemption from withholding under Section 1445 of the Code.

3.29 Leases. All leases to which any Seller is a party and which constitutes an Asset are in full force and effect; all rents and additional rents due on the Closing Date on each such lease will have been paid or provided for in full; in each case, the Seller that is lessee has been in peaceable possession since the commencement of the original term of such lease and is not in default thereunder and no waiver, indulgence or postponement of the lessee's obligations thereunder has been granted by the lessor; and there exists no event of default or event, occurrence, condition or act with respect to any such lease (including the purchase of the Assets hereunder) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default under such lease. No Seller has violated any of the terms or conditions under any such lease in any material respect, and, to the best knowledge, information and belief of the Sellers, all of the covenants to be performed by any other party under any such lease have been fully performed. The property leased by the Sellers is in a state of good maintenance and repair and is adequate and suitable for the purposes for which it is presently being used. The representations and warranties in this Section 3.29 shall not apply with respect to any defaults under any leases to the extent such defaults will be cured or discharged pursuant to the Plan.

3.30 Full Disclosure.
(a) No material information relating to the Assets provided by Sellers to Buyers, including, without limitation, information contained in Sellers' Disclosure Statement with respect to Sellers' Second Amended Joint Plan of Reorganization dated February 24, 1999, the Projections, any Schedule, Exhibit or certificate attached hereto or delivered pursuant to this Agreement or any document or statement in writing which has been supplied by or on behalf of the Sellers or by any of the directors, officers or agents of any Seller in connection with the transactions contemplated by this Agreement or any representation or warranty of the Sellers contained in this Agreement or disclosed in accordance herewith, to the extent such information relates to the Assets, contains an untrue statement of a material fact or omits to state a material fact required to be stated herein or necessary to make the statements made, in light of the circumstances under which they were made, not misleading as of the date made or deemed made; provided, however, that information contained in any representation or warranty in this Agreement as of a later date, provided such date is prior to the date hereof, shall be deemed to modify the information as of the earlier date.
(b) From time to time prior to the Closing Date, the Sellers shall promptly supplement or amend information previously delivered to the Buyers with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or disclosed except where any such matter could not reasonably be expected to have a Material Adverse Effect; provided, however, that such supplemental information shall not be deemed to be an amendment to any schedule or exhibit hereto.

3.31 Representations and Warranties on Closing Date. The representations and warranties contained in this Section 3 shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, except (a) representations and warranties that were made as of a specific date need be true in all respects only as of such date and (b) as expressly permitted by this Agreement to change between the date of this Agreement and the Closing Date.

SECTION 4.     REPRESENTATIONS AND WARRANTIES OF BUYER.
Buyers hereby represents and warrants to Seller as follows:

4.1 Buyers' Organization and Good Standing. Sterling Buyer is a corporation duly organized and validly existing under the laws of the State of North Carolina. PPM Buyer is a limited liability company duly organized and validly existing under the laws of North Carolina. Each of the Buyers has all requisite corporate power and authority to own, operate and lease its properties and carry on its business as it is now being conducted.

4.2 Formation. Buyers have been formed for the purpose of consummating the transaction contemplated hereby, and have yet to commence business operations. Buyers have no liabilities and will have no material liabilities as of the Closing Date, other than those incurred in connection with this Agreement, and the agreements contemplated hereby and thereby (including certain fees payable to Affiliates of Buyers), and, as of the Closing Date, will have no material assets other than capital contributions made in contemplation of the Acquisition.

4.3 Authority; Execution and Delivery. Buyers have the full corporate power and authority to enter into this Agreement. The execution, delivery and performance of this Agreement and the other agreements contemplated hereby by Buyers, including without limitation, the purchases contemplated hereby, have been duly authorized by Buyers. This Agreement and the other agreements contemplated hereby have been duly executed and delivered by Buyers and, subject to Bankruptcy Court approval, constitute the legal, valid and binding obligations of buyer enforceable against Buyers in accordance with their respective terms.

4.4 No Brokers. Neither Buyer nor any of their Affiliates has entered into and neither will enter into any agreement, arrangement or understanding with any person or firm which will result in the obligation of Seller or Buyers to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

4.5 Consents, No conflicts, Etc. None of the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated herein or compliance by Buyers with any of the provisions hereof will (with or without the giving of notice or the passage of time) (a) violate or conflict with any provision of the certificate of incorporation of Buyers, (b) violate or conflict with any provision of any note, bond, mortgage, indenture, deed of trust, or any material license, agreement, or any other instrument or obligation to which either buyer is a party, or by which each Buyer may be bound or affected, (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Buyers or any of its assets or properties or (d) require the consent, approval, permission or other authorization of any court, arbitrator or governmental, administrative, or self-regulatory authority or any other third party other than the approval of the Bankruptcy Court, excluding from the foregoing clauses (b),
(c) and (d) violations, conflicts, breaches, or defaults which, either individually or in the aggregate, would not materially affect each Buyer.

4.6 Financing. Attached as Exhibit A is a true and correct copy of the Buyers' financing commitment for the Acquisition. On the Closing Date, Buyers will be provided sufficient financing pursuant to the attached financing commitment to consummate the Acquisition.

4.7  Good Faith Buyers.  To the best of Buyers' knowledge,
Buyers are, and at Closing will be, good faith purchasers as contemplated by Section 363(m) of the Bankruptcy Code.

SECTION 5.     CERTAIN COVENANTS AND AGREEMENTS.

5.1 Interim Order. On the Confirmation Date, the Sellers shall file a motion, in form and substance satisfactory to the Buyers, or take other appropriate action to obtain an order of the Bankruptcy Court, which order may be the Confirmation Order (the "Interim Order") approving certain terms of this Agreement, including Section 15. Sellers shall use their best efforts to obtain entry by the Bankruptcy Court of the Interim Order on the Confirmation
Date.

5.2 The Plan. The Sellers shall take the following actions with respect to or in contemplation of the Plan:
(a) On the date this Agreement is executed, the Sellers shall file the Plan with the Bankruptcy Court. The Plan shall be in substantially the form attached hereto as Exhibit E, and shall have been approved in form and substance by the Buyers.
(b) The Sellers shall use their best efforts to obtain, and shall refrain from taking any action that would materially impede or result in a revocation of, the entry by the Bankruptcy Court of an Order, in form and substance reasonably satisfactory to Buyers, confirming the Plan pursuant to 1129 of the Bankruptcy Code, and providing for the effectuation of a sale of the Assets to Buyers pursuant to Sections 105, 363 and 1141(c) of the Bankruptcy Code and providing for the assumption and assignment to Buyers of the Contracts and Leases set forth on Appendix G to the Plan in accordance with Section 365 of the Bankruptcy Code (the "Confirmation Order"). In connection therewith, the Sellers and their counsel shall, among other things, use their best efforts to cause the Confirmation Order (or one or more orders entered by the Bankruptcy Court in connection with confirmation of the Plan (collectively, the "Related Orders")) to contain findings of fact and conclusions of law which will be reasonably satisfactory to Buyers and will, without limitation
(i) determine that all of the requirements for confirmation of the Plan as specified in the Bankruptcy Code and the Bankruptcy Rules have been satisfied, including, without limitation, that the acceptances previously obtained by the Sellers with respect to their Second Amended Chapter 11 Plan of Reorganization, dated February 23, 1999, shall constitute and be deemed to be binding acceptances of the Plan;
(ii) approve and render enforceable against all Persons, including, without limitation, Claimants and holders of Equity Rights, all terms and provisions of the Plan;
(iii) provide for the transfer of the Assets to the Buyers free and clear of any liens, claims, encumbrances, liabilities, obligations, interests, causes of action, direct or indirect, known or unknown, absolute or contingent, including but not limited to product liability, contractual liability, any employee related liabilities (including but not limited to wages, benefits, COBRA, or other liabilities), environmental liabilities, tax liabilities, other tort claims, any liabilities for or associated with assets not purchased by Buyers, or any other liability or potential liability of the Sellers, including, without limitation, any civil or administrative monetary claim the United States Department of Justice, the United States Department of Health and Human Services, TRICARE Management Activity or any state or Payor has or may have under the Federal False Claims Act, 31 U.S.C. 3729, et. seq., the Civil Monetary Penalties Law, 42 U.S.C. 1320a-7a, the Program Fraud Civil Remedies Act, 31 U.S.C. 3801 et. seq., the common law theories of payment by mistake, unjust enrichment, breach of contract and fraud and any other statute creating causes of action for civil damages or civil penalties arising out of or relating to Sellers' submission of claims to Payors for services rendered prior to the Effective Date;
(iv) provide that the Buyers are good faith purchasers and entitled to the protections afforded under Sections 363(m) and (n) of the Bankruptcy Code;
(v) provide for retention of jurisdiction of the Bankruptcy Court to enforce any order contemplated herein;
(vi) provide that the Buyers are not successors of the Sellers and will not be deemed successors for any purpose;
(vii) prohibit all Claimants and holders of Equity Rights from asserting, prosecuting, enforcing or collecting against or from the Buyers or their property, including, without limitation, the Assets, any claims, liabilities, liens, encumbrances, rights, judgments, interests or causes of action such Claimants and holders of Equity Rights may have against the Sellers;
(viii) provide that all material Permits and contracts, leases and other Assets are transferred or assigned to and assumed by Buyers pursuant to Section 365 of the Bankruptcy Code;
(ix) require and direct all current and former physician independent contractors and allied health professionals (e.g., physician assistants and nurse practitioners) who contracted with any Sellers, to execute all documents (including but not limited to an addendum to physician independent contractor agreement, a billing agreement, and other related applications and forms) necessary to vest Buyers with ownership of all existing and future accounts receivable generated by such Persons and to allow the Buyers to bill and receive payments relating to Assets from all third-party payors, including, but not limited to, Medicare, Medicaid and other federal health care programs as defined in 42 U.S.C. 1320a-7b(f), Humana, PacifiCare and Pru/Care (all such third-party payors, the "Payors");
(x) require and direct the Sellers' designated third-party billing company or companies to promptly submit all necessary documents and related information described in
Section 5.2(b)(ix) above to all Payors or the Payor's designated agents;
(xi) require and direct all Payors to accept all enrollment applications and related documents described in Section 5.2(b)(x) above and to issue new provider numbers to the Buyers' physician independent contractors and allied health professionals within 45 days of receipt of such applications;
(xii) require and direct all Payors to promptly pay all claims for professional services which were rendered prior to the date of enrollment by Sellers' physician independent contractors and/or allied health professionals within the applicable claims processing guidelines established by such Payors;
(xiii) require and direct all Payors to continue to make payments to the Buyers under any existing provider numbers previously assigned to the Sellers by Payors until any and all new provider numbers have been issued to the Purchasers or their independent contractors and/or allied health professionals by such Payors to Buyers and/or their independent contractor physicians and allied professionals.
(xiv) determine pursuant to Sections 108 and 105 of the Bankruptcy Code that in the event any claims for professional services rendered by the Sellers' physician independent contractors or allied health professionals have exceeded any of the applicable claims filing limits during the period from the Petition Date to the Effective Date, including, but not limited to, the claims filing limits specified in 42 U.S.C. 1395w-4(g)(4)(B) or 42 C.F.R.
424.44, the Buyers shall have the greater of ninety (90) days from the Effective Date or ninety (90) days after the Payors have issued new provider numbers for any applicable independent contractor physicians and allied health professionals contracted with the Buyers, to submit such claims, and if so submitted, such claims shall be processed and paid by the applicable Payor the same as any other timely claim;
(xv) prohibit all Persons from asserting, prosecuting and collecting from any and all physicians and allied health professionals contracted with the Buyers any civil or administrative monetary claim the United States Department of Justice, the United States Department of Health and Human Services, TRICARE Management Activity or any state or Payor has or may have under the Federal False Claims Act, 31 U.S.C. 3729, et. seq., the Civil Monetary Penalties Law, 42 U.S.C. 1320a-7a, the Program Fraud Civil Remedies Act, 31 U.S.C. 3801 et. seq., the common law theories of payment by mistake, unjust enrichment, breach of contract and fraud and any other statute creating causes of action for civil damages or civil penalties arising out of or relating to Sellers' submission of claims to Payors for services rendered prior to the Effective Date; and
(xvi) provide for such other and further findings of facts and conclusions of law reasonably requested by the Buyers.
Provided, however, that the findings of fact and conclusions of law required pursuant to Sections 5.2(b)(iii), (viii) through (xv) may be subject to the right of the parties affected thereby to object within a time specified by the Bankruptcy Court and be heard with respect thereto.
(c) The Sellers shall comply in all material respects with the Bankruptcy Code and all others laws, rules, regulations, decrees and orders promulgated thereunder in connection with obtaining the Confirmation Order.
(d) From and after the date hereof, no Seller shall take any action, or fail to take any action, which might (i) prevent, materially impede or result in the revocation of the confirmation of the Plan (as provided in Section 1144 of the Bankruptcy Code), (ii) prevent or materially impede the vesting, upon the entry of the Confirmation Order and consummation of the Acquisition, of the Assets in the Buyers free and clear of all Encumbrances and claims and interests of Claimants in accordance with and to the extent provided in the Plan or (iii) result in the reversal, voidance, modification or staying of the Interim Order.

5.3 Buyers' Cooperation. Buyers agree to use their reasonable best efforts to cooperate with the Seller in their pursuit of the Confirmation Order.

5.4  Best Efforts.
(a) Upon the terms and subject to the conditions herein provided, each of the Seller and Buyers agrees to use their best efforts to take, or cause to be taken, any action, and to do, or cause to be done, all thing necessary, proper or advisable under applicable laws and regulations, to consummate and make effective the transactions contemplated by this Agreement at the earliest practical date, including all actions necessary to make the HSR Filing and obtain approval for the Acquisition pursuant to the HSR Act.
(b) From and after the date hereof, Sellers shall assist the Sterling Buyer in preparing GAAP financial statements for the prior 3-year period for the Sterling Business and will use their best efforts to cause all information to be provided to Buyers and to cause all other things necessary, proper or advisable to be done to allow for the preparation and completion of such financial statements as soon as reasonably possible.

5.5 Hart-Scott-Rodino Act. Each of the parties shall promptly file any notification and report forms and related material that they may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the HSR Act, shall use their best efforts to obtain an early termination of the applicable waiting period, and shall make any further filings or information submissions pursuant thereto that may be necessary, proper or advisable.

5.6 Noncompetition. Except as expressly provided below, for a period of three years following the Closing Date (the "Noncompetition Period"), the Sellers will not (i) in any geographic area where Buyers conduct business during the Noncompetition Period, engage or participate in directly or indirectly (whether as a holder of an equity or debt investment, lender or in any other manner or capacity), or lend its name(or any part or variant thereof) to, any business which is, or as a result of Sellers' engagement or participation would become competitive with the Buyers; (ii) deal, directly or indirectly, in a competitive manner with the Assets during the Noncompetition Period; (iii) solicit any officer, director, employee, or agent of Buyers following the Closing Date to become an officer, director, employee or agent of any Seller; or (iv) engage in or participate in directly or indirectly, any business conducted under any name that shall be the same as or similar to the name of the Assets, Buyers, any trade name used by them or any trade named assigned to Buyers hereunder.

5.7  Nondisclosure.
(a) Except as otherwise required by order of the Bankruptcy Court, by law, as disclosed in this Agreement and all related agreements and documents, upon filing the Plan with the Bankruptcy Court, neither Sellers nor any of their Affiliates will, at any time from and after the date of this Agreement, divulge, furnish to or make accessible to anyone any knowledge or information with respect to inventions, discoveries, improvements, formulae or proprietary information related to the Assets, the Sterling Business or the PPM Business, including, without limitation, strategic plans, customer lists, supplier lists, and pricing arrangements with Payors, hospitals, customers or suppliers (collectively, "Confidential Information"). Sellers will deliver all written Confidential Information in its possession to Buyers on or before the Closing Date without retaining any copies, summaries or extracts thereof; provided, however, that Sellers may have access to such information with reasonable advance notice to Buyers during normal business hours if such access is required in order for Sellers to comply with any tax or financial reporting requirements necessary in connection with the Chapter 11 Case or otherwise required by law, administrative regulation or court order.
(b) Any information, which (i) at or prior to the time of disclosure was generally available to the public through no breach of this covenant, (ii) was available on a nonconfidential basis prior to its disclosure or (iii) was made available from a third party provided that such third party did not obtain or disseminate such information in breach of any legal obligation known to Seller, shall not be deemed Confidential Information for purposes hereof, and the undertakings in this covenant with respect to confidential information shall not apply thereto.

5.8 Further Assurances. From and after the Closing Date, from time to time, at Buyers' reasonable request and without further consideration, Sellers will execute and deliver such other instruments and take such other action as Buyers may reasonably request to more effectively convey, transfer to and vest in Buyers, and to put Buyers in possession and operating control of all or any part of the Assets.
5.9  Names.
(a) From and after the Closing, Buyers shall possess, to the exclusion of Seller, or their Affiliates, all rights of Seller to the names and marks "FPA Medical Management, Inc." and "FPA", "Sterling", "Sterling Healthcare", and all other names and marks included on Schedule 3.13(c) hereto or otherwise included within the Assets and all formatives, variants or derivatives thereof, and no Seller shall have any rights whatsoever to the use of such names or any variants or derivatives of such names in the conduct of any business.
(b) On the Closing Date, subject to Bankruptcy Court approval, Sellers shall amend their Corporate Charters to change their names to names distinctly different in spelling, sound and meaning from "FPA Medical Management, Inc.", Sterling Healthcare, Inc. and shall not use the initials "FPA" or the word "Sterling" in such name. Seller shall seek Bankruptcy Court authorization to modify the caption of its Chapter 11 petition to reflect its changed name and to use the modified caption in all subsequent pleadings filed with the Bankruptcy Court.
(c) From and after the Closing, Seller agrees that it will not (i) disclose, as part of any general advertising with respect to Seller, their successors, assigns or Affiliates, the relationship between Buyers and Seller or (ii) otherwise exploit the "FPA" or "Sterling" name or any other names or marks listed in this Section 5.9 for monetary gain or otherwise.

5.10 Access to Facilities. Buyers and their employees, agents, attorneys, consultants, lenders, accountants and other authorized representatives shall have full access, upon reasonable notice to Seller, under reasonable circumstances, during normal business hours and at other reasonable times, to all properties, books, contracts, commitments, records, facilities, personnel, customers, advisors, lenders and others having a business relationship with Seller in order to permit Buyers and other Persons to inspect the Assets and any other items relating to the Sterling Business or the PPM Business. Such investigation shall include, among other things, the receipt of relevant financial information, the review of any relevant contractual obligations of Seller and the conducting of discussions with the Seller's prior consent (which consent not to be unreasonably withheld or delayed). Neither Buyer, nor any Affiliate thereof will at any time from and after the date of this Agreement, divulge, furnish to or make accessible to anyone, any knowledge or information with respect to the Confidential Information except to their representatives as may be necessary to investigate the Assets in connection with the transactions contemplated hereby. Any information, which (a) at or prior to the time of disclosure was generally available to the public through no breach of this covenant, (b) was available on a nonconfidential basis prior to its disclosure or (c) was made available from a third party provided that such third party did not obtain or disseminate such information in breach of any legal obligation known to Buyers, shall not be deemed to be Confidential Information for purposes hereof, and the undertaking in this covenant with respect to Confidential Information shall not apply thereto.

5.11 Conduct of the Business. The Sellers agree that, as it relates to the Assets and except as permitted, required or specifically contemplated by, or otherwise described in, this Agreement, permitted or contemplated by the Plan or otherwise consented to or approved in writing by Buyers, during the period commencing on the date hereof until the earlier of the Closing or the date on which this Agreement shall have been terminated pursuant to Section 16.2 hereof:
(a) The Sellers shall conduct their respective operations only according to their ordinary and usual course of business consistent with past practice and shall use their reasonable best efforts to preserve intact their respective business organization, keep available the services of their officers and employees and maintain satisfactory relationships with independent contractors, employees, licensors, suppliers, distributors, clients, payors, and others having significant business relationships with any Seller except where such failure could not reasonably be expected to have a Material Adverse Effect;
(b)  No Seller shall:
(i) make any change in or amendment to its Certificate of Incorporation or its By-Laws (or comparable governing documents);
(ii) issue or sell, or authorize to issue or sell, any shares of its capital stock or any other securities, or issue or sell, or authorize to issue or sell, any securities convertible into, or options, warrants or rights to purchase or subscribe to, or enter into any arrangement or contract with respect to the issuance or sale of, any shares of its capital stock or any other securities, or make any other changes in its capital structure;
(iii) sell or pledge or agree to sell or pledge any stock or other equity interest owned by it in any other Person;
(iv) declare, pay or set aside any dividend or other distribution or payment with respect to, or split, combine, redeem or reclassify, or purchase or otherwise acquire, any shares of its capital stock or its other securities;
(v) enter into any contract or commitment with respect to capital expenditures with a value in excess of, or requiring expenditures by any Seller in excess of, $10,000, or enter into contracts or commitments with respect to capital expenditures with a value in excess of, or requiring expenditures by the Sellers in excess of, $25,000, in the aggregate;
(vi) except to the extent required under an Employee Plan as in effect on the date of this Agreement, increase the compensation or fringe benefits of any of its directors, officers or employees or grant any severance or termination pay not currently required to be paid under existing Employee Plan or enter into any employment, consulting or severance agreement or arrangement with any present or former director, officer or other employee of any Seller, or establish, adopt, enter into or amend or terminate any collective bargaining, bonus, savings, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, welfare, employment, fringe benefit, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;
(vii) transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of, encumber or subject to any lien, any material assets or incur or modify any indebtedness or other material liability, other than in the ordinary course of business, or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for the obligations of any Person or, other than in the ordinary course of business consistent with past practice, make any loan or other extension of credit;
(viii) agree to the settlement of any material claim or litigation included in the Assets or the Assumed Liabilities;
(ix) accelerate the payment, right to payment or vesting of any bonus, severance, profit sharing, retirement, deferred compensation, stock option, insurance or other compensation or benefits;
(x) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of any such claims, liabilities or obligations in the ordinary course of business and consistent with past practice;
(xi) enter into any agreement, understanding or commitment that restrains, limits or impedes the Sellers' ability to compete with or conduct any business or line of business, including, but not limited to, geographic limitations on the Sellers' activities;
(xii) plan, announce, implement or effect any reduction in force, lay-off, early retirement program, severance program or other program or effort concerning the termination of employment of employees of the Sellers, provided, however, that routine employee terminations for cause shall not be considered subject to this Section 5.11(b)(xii);
(xiii) (A) take any action, engage in any transaction or enter into any agreement which would cause any of the representations or warranties set forth in Section 3 that are subject to, or qualified by, a "Material Adverse Effect", or other materiality qualification to be untrue as of the Closing Date, or any such representations and warranties that are not so qualified to be untrue in any material respect;
(xiv) materially modify, amend or terminate any material contract to which it is a party or waive any of its material rights or claims except in the ordinary course of business consistent with past practice; or
(xv) agree, in writing or otherwise, to take any of the foregoing actions.

5.12 Changes in Representations and Warranties. Between the date of this Agreement and the Closing Date, Seller shall not, subject to orders of the Bankruptcy Court, enter into any transaction, take any action, or knowingly by inaction permit an event to occur, which would result in any of the representations and warranties of Seller herein contained not being true and correct at and as of the Closing Date. Seller shall promptly give written notice to Buyers upon becoming aware of (a) any fact which, if known on the date hereof, would have been required to be set forth or disclosed pursuant to this Agreement and (b) any impending or threatened breach in any material respect of any of the representations and warranties contained in this Agreement and with respect to the latter shall use all reasonable efforts to remedy same.

5.13 Mutual Cooperation. The parties hereto will cooperate with each other, and will use all reasonable efforts (a) to cause the fulfillment of the conditions to the parties' obligations hereunder, (b) to remove any Encumbrances relating to the Assets, (c) to assume and/or assign all agreements necessary for the transfer of the Assets, (d) to obtain as promptly as possible and in accordance with applicable laws (including, but not limited to, Environmental, Health or Safety Laws) all Permits to be transferred or reissued to Buyers, (e) and to obtain all other consents, authorizations, orders or approvals from each and every third party, whether private or governmental, required in connection with the transactions contemplated by this Agreement, including, without limitation, all things reasonably necessary to have the Interim Order or the Confirmation Order approved, and (f) to jointly prepare the Closing Balance Sheet on or no more than two days before the Closing Date.

5.14 No Solicitation of Other Offers.
(a) The Sellers and each of their respective officers, directors, employees, representatives, consultants, investment bankers, attorneys, accountants and other agents shall immediately cease any discussions or negotiations with any other parties that may be ongoing with respect to any Acquisition Proposal. Neither the Sellers nor any of their Affiliates shall, directly or indirectly, take (and the Sellers shall not authorize or permit their Affiliates, officers, directors, employees, representatives, consultants, investment bankers, attorneys, accountants or other agents or Affiliates, to so take) any action to (i) encourage, solicit, initiate or facilitate the making of any Acquisition Proposal, (ii) enter into any agreement with respect to any Acquisition Proposal or enter into any arrangement, understanding or agreement requiring it to abandon, terminate or fail to consummate the Acquisition or any other transactions contemplated by this Agreement or
(iii) participate in any way in discussions or negotiations with, or, furnish or disclose any information to, any Person (other than Buyers) in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal; provided, however, that the Sellers, in response to an unsolicited Acquisition Proposal and without limiting its obligations under Section
15.2 hereof, may participate in discussions or negotiations with or furnish information (pursuant to a confidentiality agreement with terms not more favorable to such third party than the terms of the Confidentiality Agreement) to any third party which makes a Superior Proposal if the Board of Directors of Sellers' Parent concludes at a valid meeting that failing to take such action would constitute a breach of their fiduciary duties. In addition, neither the Board of Directors of Sellers' Parent nor any Committee thereof shall (A) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Buyers the approval and recommendation of the Acquisition contemplated by this Agreement or (B) approve or recommend, or propose to approve or recommend, any Acquisition Proposal; provided that the Board of Directors of Sellers' Parent may recommend an Acquisition Proposal and in connection therewith withdraw or modify its approval or recommendation of the Acquisition if
(1) a third party makes a Superior Proposal and (2) all the conditions to the Company's right to terminate this Agreement in accordance with Section 16.2(g) hereof have been satisfied (including the payment of all amounts required pursuant to Section 15.2 hereof).
(b) In addition to the obligations of the Sellers set forth in Section 5.14(a), on the date of receipt thereof, the Sellers shall advise Buyers of any request for information or of any Acquisition Proposal, or any inquiry, proposal, discussions or negotiation with respect to any Acquisition Proposal, the terms and conditions of such request, Acquisition Proposal, inquiry, proposal, discussion or negotiation and the Sellers shall promptly provide to Buyers copies of any written materials received by the Sellers in connection with any of the foregoing, and the identity of the Person making any such Acquisition Proposal or such request, inquiry or proposal or with whom any discussion or negotiations are taking place. The Sellers shall keep Buyers fully informed of the status and details (including amendments or proposed amendments) of any such request or Acquisition Proposal and keep Buyers fully informed as to the details of any information requested of or provided by the Sellers and as to the details of all discussions or negotiations with respect to any such request, takeover proposal or inquiry. The Sellers shall promptly provide to Buyers any non-public information concerning the Sellers provided to any other Person in connection with any Acquisition Proposal which was not previously provided to Buyers.
(c) Immediately following the Closing, the Sellers shall request each Person which has heretofore executed a confidentiality agreement in connection with its consideration of acquiring the Sellers, the Assets or any portion thereof to return all confidential information heretofore furnished to such Person by or on behalf of the Sellers.

5.15 Transfer Tax. The Sellers and Buyers shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees and any similar taxes which become payable in connection with the transactions contemplated by this Agreement (together with any related interest, penalties or additions to tax, "Transfer Taxes"). All Transfer Taxes shall be paid by the Sellers and expressly shall not be a liability of any of the Buyers.

5.16 Interim Financing. On or before June 1,1999 Buyers shall purchase for an aggregate purchase price of $3,000,000 all of the right, title and interest of the Additional Lenders in and to the loans made pursuant to the Letter Agreement and the other rights and obligations thereunder (except for the fee to be paid pursuant to the last sentence of paragraph 1 thereof), provided the Additional Lenders present an offer to sell all of their right, title and interest thereunder. In the event that the Closing does not occur as a result of the Buyers' breach of their obligations under this Agreement, then any and all claims arising from or relating to the Letter Agreement and any and all liens and encumbrances granted in connection therewith shall be waived and released by the Buyers.

SECTION 6.     CONDITIONS TO OBLIGATIONS OF BUYERS.
The obligation of Buyers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, or the waiver in writing by Buyers on or prior to the Closing Date of each of the following conditions:

6.1 Representation and Warranties. Each of the representations and warranties of the Sellers contained in this Agreement shall be true and correct in all material respects when made and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date (except representations and warranties that are made as of a specific date need be true and correct in all material respects only as of such date) and each of the covenants and agreements of Sellers to be performed on or prior to the Closing Date shall have been duly performed in all material respects.
6.2 Consents. All Government Consents required to consummate the Acquisition shall have been received on or prior to the Closing Date and any waiting period (and any extension thereof) with respect to the HSR Act shall have expired or been terminated.

6.3 Litigation. Except as will be fully discharged pursuant to the Plan, there shall not be pending or threatened any action or proceeding before any federal, state or foreign court or governmental, administrative or regulatory authority or agency by any federal, state or foreign legislative body, court, government or governmental, administrative or regulatory authority or agency which shall have remained in effect and which shall have had the effect of: (i) making illegal, materially delaying or otherwise directly or indirectly restraining or prohibiting the Acquisition; (ii) prohibiting or materially limiting the ownership or operation by the Seller, Buyers or any of their respective subsidiaries of all of the Assets; or (iii) requiring divestiture by Buyers of any Assets of the Sellers.

6.4 Material Adverse Effect. Since March 31, 1999, there shall not have been any Material Adverse Effect, including, but not limited to, the exercise of any remedies by any of the lenders under the DIP Facility which could reasonably be expected to have a Material Adverse Effect, with respect to the Sellers, the Assets, the Sterling Business or the PPM Business which has not been disclosed by Sellers to Buyers.

6.5 No Amendments. The Plan shall not have been amended, supplemented or modified in any material manner which is not reasonably satisfactory to Buyers.

6.6  Execution, Amendment or Review of Certain Agreements.
(a) The Sterling Buyer shall have been provided and allowed reasonable time to review all physician independent contractor agreements involving the Sterling Business and shall have determined that such agreements could not reasonably be expected to have a Material Adverse Effect on the Sterling Buyer or the Sterling Assets after the Closing.
6.7  Entry of the Interim Order; the Confirmation Order;
Consummation of the Plan.
(a) On or prior to May 28, 1999, the Interim Order shall have been entered by the Bankruptcy Court and is in form and substance reasonably satisfactory to Buyers.
(b) On or prior to May 28, 1999, the Confirmation Order and Related Orders shall have been entered by the Bankruptcy Court without the waiver of any conditions to the consummation of the Plan.
(c) The Confirmation Order and the Related Orders shall include the determinations, findings, provisions and rulings required by Section 5.2(b)(i)-(xvi).
(d) The Confirmation Order and the Related Orders shall not have been modified, amended, dissolved, revoked or rescinded and shall have become and be final and enforceable orders, in full force and effect, and not subject to any stay or injunction, and, if any objections have been filed with respect to any of the orders specified in Section 5.2(b)(iii), (viii) - (xv), such objections shall have been resolved on terms satisfactory for the Buyers in the sole discretion.

6.8 Sellers' Performance. On the Closing Date Sellers shall have delivered to Buyers an officer's certificate confirming that, all of the obligations of Sellers to be performed on or before the Closing Date, pursuant to the terms of this Agreement, shall have been duly performed in all material respects.

6.9 Instruments of Conveyance and Transfer; Title Insurance. Sellers shall have delivered to Buyers such deeds, bills of sale, endorsements, assignments, and other good and sufficient instruments of conveyance and transfer (including, without limitation, assignments of any Intellectual Properties in recordable form), in form and substance reasonably satisfactory to Buyers and its counsel, as are effective to vest in buyer good title and all of Sellers' right to the Assets free and clear of any Encumbrances.

6.10 No Change in Law. There shall not have been any action taken or any statute enacted by any governmental authority which would render the parties unable to consummate the transactions contemplated herein or make the transactions contemplated herein illegal or prohibit, or substantially delay the consummation of the transactions contemplated herein.

6.11 Post Closing Arrangements.  On or prior to May 30,
1999, Buyers shall have entered into agreements with Stephen
J. Dresnick, M.D. and Jack Greenman in the form of Exhibits
B-1 and B-2, respectively.

6.12 Working Capital.  The Closing Balance Sheet Working
Capital Amount is greater than 95 percent of the Preclosing
Balance Sheet Working Capital Amount.

SECTION 7. CONDITIONS TO OBLIGATIONS OF SELLER. The obligation of Seller to consummate the transactions contemplated hereby shall be subject to the fulfillment, or the waiver by Seller, on or prior to the Closing Date, of the following conditions:

7.1  Bankruptcy Court Approval; HSR Approval.  The
Confirmation Order shall have been entered and shall not be subject to a stay and the HSR waiting period shall have expired.

7.2  Representations and Warranties True at the Closing
Date. The representations and warranties of Buyers contained in this Agreement shall be deemed to have been made on and as of the closing Date and shall then be true and correct in all material respects, and on the Closing
Date Buyers shall have delivered to Seller an officer's certificate to such effect.

7.3 Buyers' Performance. On the Closing Date, all of the obligations of Buyers to be performed on or before the Closing Date, pursuant to the terms of this Agreement, shall have been duly performed in all material respects by the Closing Date, and on the Closing Date, Buyers shall have delivered to Sellers an officer's certificate to such effect.
7.4 No Change in Law. There shall not have been any action taken or any statute enacted by any governmental authority which would render the parties unable to consummate the transactions contemplated herein to make the transactions contemplated herein illegal or prohibit, restrict or substantially delay the consummation of the transactions contemplated herein.

SECTION 8.     NATURE AND SURVIVAL OF REPRESENTATIONS AND
WARRANTIES, ETC.
Sellers' obligation to consummate the sale of the Assets to Buyers pursuant to this Agreement and comply with Sellers' obligations contained in this Agreement, unless terminated in accordance with Section 16.2, shall survive (i) dismissal of the Chapter 11 Case; or (ii) conversion of the Chapter 11 Case to a case under Chapter 7 of the Bankruptcy Code.

SECTION 9.     PAYMENT OF CERTAIN EXPENSES.
In addition to any other amounts payable hereunder, the Sellers will pay all of their costs and expenses in connection with the Acquisition, all federal, state, county, local and foreign Taxes which may be payable by reason of the purchase and sale of the Assets. Except as otherwise provided in Section 15 and this Section 9, the Buyers will pay all of their costs and expenses in connection with the Acquisition. All filing fees and costs required under the HSR Act or incurred in pursuing approval of the Acquisition under the HSR Act shall be paid equally by both Buyers and Sellers.

SECTION 10.    NOTICES, ETC.
All notices, requests, demands and other communications
hereunder shall be in writing and shall be deemed to have
been duly given, if delivered in person or by courier,
telegraphed, telexed or by facsimile transmission or mailed
by certified or registered mail, postage prepaid:
If to Sellers: FPA Medical Management, Inc. and its direct
and indirect subsidiaries
     5835 Blue Lagoon Drive
     Miami, FL 33126
     Attention:  Stephen J. Dresnick, M.D.
     Telephone:  (305) 513-7101
     Facsimile:   (305) 513-7350

with copy to:  Skadden, Arps, Slate, Meagher & Flom
(Illinois)
     333 West Wacker Drive
     Chicago, IL 60606
     Attention:  N. Lynn Hiestand, Esq.
     Telephone:  (312) 407-0700
     Facsimile:   (312) 407-0411

If to Buyers:  Coastal Acquisition Co.
     Stoneybrook Capital Acquisition Co., LLC
     2828 Croasdaile Drive
     Durham, NC 27704
     Attention:  Steven M. Scott, M.D.
     Telephone:  (919) 383-0355
     Facsimile:   (919) 382-9424

with a copy to:     White & Case LLP
     200 South Biscayne Blvd., Suite 4900
     Miami, Florida  33131-2352
     Attention:  Thomas E Lauria, Esq.
     Telephone:  (305) 371-2700
     Facsimile:  (305) 358-5744

Any party may, by written notice to the other, change the address to which notices to such party are to be delivered or mailed.

SECTION 11.    ENTIRE AGREEMENT; AMENDMENT.
This Agreement and the other agreements referred to herein and entered into in connection herewith set forth the entire agreement and understanding of the parties in respect of the transactions contemplated hereby and supersede all prior agreements, arrangements and understandings relating to the subject matter hereof including all such agreements, arrangements and understandings between Seller and Buyers. No representation, promise, inducement or statement of intention has been made by any Seller or Buyer that is not embodied in this Agreement or the other agreements referred to herein and entered into in connection herewith, the Annexes, Schedules or Exhibits hereto, or the written statements, certificates or other documents delivered pursuant hereto. This Agreement may be amended or modified only by a written instrument executed by Buyers and Seller or by their respective successors and assigns.

SECTION 12.    PRESS RELEASES.
Prior to the Closing Date, the Sellers and the Buyers shall cooperate and mutually agree on the form and content of any press releases relating to any of the transactions contemplated by this Agreement.

SECTION 13.    GENERAL.
This Agreement: (i) shall be construed and enforced in accordance with the laws of the State of New York without giving effect to the choice of law principles thereof; (ii) shall inure to the benefit of and be binding upon the successors and assigns of Sellers, including any trustee appointed pursuant to Section 1104 of the Bankruptcy Code or appointed or elected pursuant to Sections 701 or 702 of the Bankruptcy Code and any Affiliate of Buyers who becomes a successor or assign, nothing in this Agreement, expressed or implied, being intended to confer upon any other person any rights or remedies hereunder and, provided, that Sellers may not assign their rights or obligations hereunder without the prior written consent of Buyers and Buyers may not assign its rights or obligations hereunder without the prior written consent of Sellers, except to an Affiliate of Buyers; and (iii) may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The Section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any of the terms or conditions of this Agreement may be waived at any time and from time to time in writing by the party entitled to the benefits thereof without affecting any other terms or conditions of this Agreement. DURING THE CHAPTER 11 CASE, ANY LEGAL ACTION OR PROCEEDING RELATING TO DISPUTES BETWEEN THE PARTIES HERETO SOLELY ARISING UNDER THIS AGREEMENT SHALL BE BROUGHT IN THE BANKRUPTCY COURT AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, SELLER HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, AND BUYERS HEREBY ACCEPT, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURT. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON COVENIENS, WHICH ANY OF THE, MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH JURISDICTION.

SECTION 14.    SEVERABILITY.
To the extent that any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect. In furtherance and not in limitation of the foregoing, if the duration or geographic extent of, or business activity covered by, any provision of this Agreement shall be in excess of that which is enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may be validly and enforceably covered.

SECTION 15.    BREAK-UP FEE/EXPENSES.

15.1 Expenses. Except as otherwise provided in Sections 9 and 15.2, at the Closing the Sellers shall pay the Buyers' reasonable out-of-pocket costs and expenses (including, without limitation, filing fees and all fees and expenses of their legal and financial advisors and all fees and expenses payable to any of Buyers' potential financing sources) in connection with the Buyers' due diligence, negotiation, preparation, execution and delivery of this Agreement and all other documents or actions contemplated hereby, in an aggregate amount not to exceed $1.0 million, as previously agreed and in accordance with that certain letter dated March 16, 1999 (which amount may be applied as a reduction to the Cash Payment, if not otherwise paid at the Closing) and that certain order of the Bankruptcy Court dated March 25, 1999 which was entered in the Chapter 11 Case.

15.2 Break-Up Fee. This Agreement may be terminated by the Buyers if they become aware that Sellers have materially breached this Agreement or otherwise failed to perform their obligation to consummate the Acquisition, by the Buyers or the Sellers, in the event an Acquisition Proposal is presented to the Bankruptcy Court for approval or any sale order and assumption order or any plan of reorganization other than the Plan is presented to the Bankruptcy Court for approval (in which event this Agreement will only be terminated upon Sellers' payment of all amounts due to Buyers pursuant to this Section 15.2, notwithstanding any provision to the contrary herein), or by the Buyers or the Sellers, if the Board of Directors of any Seller shall propose a chapter 11 plan other than the Plan or accept an Acquisition Proposal, including executing a letter of intent or other agreement with respect thereto (in which event, this Agreement will only be terminated upon Sellers' payment of all amounts due to Buyers pursuant to Section 15.2, notwithstanding any provision to the contrary herein); whereupon the letter agreement described in Section 15.1 shall not apply with respect to the payment of any costs and expenses of Buyers and, in lieu thereof, Sellers shall, on the Business Day next succeeding the date of termination,
(i) reimburse Buyers in immediately available funds for all reasonable out-of-pocket costs and expenses of Buyers (including, without limitation, filing fees and fees and expenses of their legal and financial advisors and all fees and all expenses payable to any of Buyers potential financing sources) related to the Acquisition, this Agreement, the transactions contemplated hereby and any related financing and (ii) pay to Buyers in immediately available funds an amount equal to $3.15 million.

SECTION 16.  AMENDMENT; TERMINATION8.

16.1 Amendment. This Agreement may be amended by the written agreement of the Seller and Buyers at any time prior to the Closing Date.

16.2 Termination. This Agreement may be terminated as follows:
(a) By the mutual consent of the Sellers and Buyers at any time prior to the confirmation by the Bankruptcy Court of the Plan;
(b) by the Buyers, if the Interim Order has not been entered by the Bankruptcy Court on or prior to May 28, 1999;
(c) by the Buyers, if the Confirmation Order shall not have been approved by the Bankruptcy Court prior to or on May 28, 1999;
(d) by the Buyers, if any of the conditions precedent to the Closing set forth in Section 6 have not been fulfilled or waived in all respects by June 15, 1999;
(e) by the Sellers, if any of the conditions precedent to the Closing set forth in Section 7 have not been fulfilled or waived in all respects by June 15, 1999;
(f) by the Buyers or the Sellers, if, after approval, the Confirmation Order, has been reversed, revoked, voided, substantively modified or stayed by an order of a court of competent jurisdiction;
(g) by the Buyers, if the Plan, as filed with the Bankruptcy Court pursuant to Section 5.2, or as amended, supplemented or modified, is not reasonably satisfactory to Buyers; and
(h)  as provided in Section 15.2.

16.3 Rights of Termination.
(a) The right of termination hereunder may be exercised by Buyers or the Sellers, as the case may be, only by giving written notice, signed on behalf of such party by its duly authorized officer to the other party.
(b) No exercise by either party of its right to terminate this Agreement pursuant to Section 16.2 shall prejudice that party's rights and remedies against the other for breach of obligations under this Agreement or otherwise including, without limitation, the Buyers' rights pursuant to Section
15.1. Upon the Buyers' exercise of their right to terminate this Agreement pursuant to Section 15.2, Buyers' sole remedy shall be to receive the amounts specified in Sections 15.2(i) and 15.2(ii).

[SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have duly executed
this Agreement the day and year first above written.
BUYER:
CPG ACQUISITION CO.
By:
Name:     Steven M. Scott, M.D.
Title:    President
STONEYBROOK CAPITAL, LLC
By:
Name:     Steven M. Scott, M.D.
Title:    Manager

SELLER:
FPA MEDICAL MANAGEMENT, INC.
FPA MEDICAL MANAGEMENT OF NORTH CAROLINA, INC.
FPA OF GEORGIA, INC.
FPA MEDICAL GROUP OF GEORGIA, P.C.
STERLING HEALTHCARE GROUP, INC.
MID-LEVEL PRACTITIONERS, INC.
STERLING EMERGENCY TREATMENT ASSOCIATES, INC.
STERLING ANESTHESIA, INC.
STERLING MIAMI, INC.
STERLING CREDENTIALS VERIFICATION SERVICES, INC.
STERLING EMERGENCY MEDICAL CARE, INC.
STERLING RADIOLOGY, INC.
STERLING MEDICAL GROUP OF MICHIGAN, INC.
STERLING MEDNET EMERGENCY SERVICES, INC.
STERLING SUB TEXAS, INC.
STERLING MICHIGAN, P.C.
STERLING HEALTHCARE OF TEXAS, P.A.
STERLING MEDICAL GROUP OF MICHIGAN, P.C.
STERLING HEALTHCARE OF TEXAS, P.A.
STERLING HEALTHCARE MEDICAL CORPORATION
STERLING EMERGENCY TREATMENT ASSOCIATES, INC.
AHI (TEXAS) HEALTHCARE SYSTEMS, INC.
AHI HEALTHCARE SYSTEMS, INC.
AMG MANAGEMENT COMPANY
AMERICAN HEALTH MEDICAL GROUP, DOWNEY, INC.
ARIZONA MANAGED CARE PROVIDERS, LTD.
AVANTI HEALTH SYSTEMS OF TEXAS, INC.
BHP IPA, INC.
BEVERLY HILLS/WEST LOS ANGELES MEDICAL NETWORK, A MEDICAL
GROUP, INC.
CAROLINA HEALTH CARE GROUP, P.C.
CENTURY FAMILY MEDICAL GROUP, INC.
CINCINNATI HEALTH PARTNERS, INC.
COMPREHENSIVE PRIMARY CARE MSO, INC.
CONNEKT, LLC
CORNERSTONE PHYSICIANS CORPORATION
CORNERSTONE PHYSICIANS OF PHOENIX, INC.
FHC IPA, INC.
FHMG/TDMC MEDICAL GROUP, A PROFESSIONAL CORPORATION FPA/GREGORY MEDICAL GROUP OF NEVADA, LTD.
FPA ACQUISITION CORPORATION
FPA AXMINSTER MEDICAL GROUP, INC.
FPA HOLDING COMPANY OF CALIFORNIA, INC.
FPA INDEPENDENT PRACTICE ASSOCIATION, A MEDICAL CORPORATION
FPA MEDICAL FOUNDATION
FPA MEDICAL GROUP OF ARIZONA, P.C.
FPA MEDICAL GROUP OF CALIFORNIA, INC.
FPA MEDICAL GROUP OF DELAWARE, P.A.
FPA MEDICAL GROUP OF FLORIDA, INC.
FPA MEDICAL GROUP OF KENTUCKY, INC.
FPA MEDICAL GROUP OF NEW JERSEY, A PROFESSIONAL CORPORATION FPA MEDICAL GROUP OF NORTHERN CALIFORNIA, INC.
FPA MEDICAL GROUP OF PENNSYLVANIA, A MEDICAL CORPORATION
FPA MEDICAL GROUP OF TEXAS, A TEXAS PROFESSIONAL ASSOCIATION FPA MEDICAL GROUP OF THE GREATER BAY AREA, INC.
FPA MEDICAL GROUP, P.A.
FPA MEDICAL MANAGEMENT OF ARIZONA, INC.
FPA MEDICAL MANAGEMENT OF CALIFORNIA, INC.
FPA MEDICAL MANAGEMENT OF FLORIDA, INC.
FPA MEDICAL MANAGEMENT OF GEORGIA, INC.
FPA MEDICAL MANAGEMENT OF ILLINOIS, INC.
FPA MEDICAL MANAGEMENT OF KENTUCKY, INC.
FPA MEDICAL MANAGEMENT OF LOUISIANA, INC.
FPA MEDICAL MANAGEMENT OF MISSOURI, INC.
FPA MEDICAL MANAGEMENTS OF SOUTH CAROLINA, INC.
FPA MEDICAL MANAGEMENT OF TENNESSEE, INC.
FPA MEDICAL MANAGEMENT OF TEXAS, INC.
FPA MEDICAL MANAGEMENT OF THE MID-ATLANTIC, INC.
FPA SURGICAL CENTER, INC.
FPA WOMEN'S CARE OF GEORGIA, INC.
FAMILY PRACTICE ASSOCIATES OF SOUTHERN CALIFORNIA, A MEDICAL
CORPORATION
FOUNDATION HEALTH IPA, A PROFESSIONAL MEDICAL CORP.
G.P.M. IPA, INC.
GATEWAY IPA, INC.
GATEWAY PHYSICIANS SERVICES, INC.
GOTHAM MANAGEMENT, INC.
GOTHAM MID-TOWN MANAGEMENT, INC.
HAYWARD VESPER MEDICAL GROUP, INC.
HEALTH ONE ASSOCIATES, INC.
HEALTH PARTNERS, INC.
HEALTHCAP-MISSOURI, INC.
HEALTHCAP-NEVADA, INC.
HEALTHCAP, INC.
INTERGROUP IPA, P.C.
MONTEBELLO PHYSICIANS MEDICAL GROUP, INC.
NOVA HEALTHCARE MEDICAL GROUP, INC.
NOVA PHYSICIANS MEDICAL CORPORATION, INC.
OB-GYN MANAGEMENT, INC.
PHYSICIAN NETWORK OF WHITTIER MEDICAL ASSOCIATES, INC. PHYSICIANS MEDICAL GROUP OF FLORIDA, INC.
PRIMARY CARE MEDICAL GROUP AT LITTLE COMPANY OF MARY
HOSPITAL, INC.
PRIVATE PHYSICIANS GROUP AT STANFORD, A MEDICAL GROUP, INC. SAN ANTONIO HEALTH PARTNERS, INC.
ST. FRANCIS CARE MEDICAL GROUP
STERLING MEDICAL GROUP OF MICHIGAN, INC.
STERLING PROFESSIONAL EMERGENCY PHYSICIANS, LLC
STERLING REGIONAL EMERGENCY SERVICES, INC.
THE DOCTORS OFFICENTER MEDICAL GROUP OF DALLAS, P.A.
THE DOCTORS OFFICENTER MEDICAL GROUP OF HOUSTON, P.A. THOMAS-DAVIS MEDICAL CENTERS, P.C.
VIP IPA, A PROFESSIONAL MEDICAL CORPORATION
VMS MEDICAL IPA, INC.
VIRGINIA HEALTH PARTNERS, INC.
VIRGINIA MEDICAL ASSOCIATES, P.C.
   Debtors in Possession

By:
Name:  Stephen J. Dresnick, M.D.
Title:    Chairman, Chief Executive Officer and/or President
of each of the 103 Sellers listed above.

_____________________________________
Stephen J. Dresnick, M.D., individually as the sole shareholder of FPA/Meridian Medical Group, P.C. with respect to the obligation to transfer the PPM Asset listed on
Schedule 2.2.A, Section K
CAROLINA HEALTH CARE GROUP, P.C.
   Debtor in Possession

By:
Name:     Karen E. Breach, M.D.
Title:    President


EXHIBITS AND APPENDIXES
Appendix I     Defined Terms
Appendix II    Disclosure Schedules
Exhibit A Financing Commitment
Exhibit B Post Closing Arrangements
Exhibit C Excluded Sterling Assets
Exhibit D Excluded PPM Assets
Exhibit E Plan

APPENDIX I - DEFINED TERMS

"Accounting Terms" shall have the meaning set forth in
Section 1.2
"Acquisition" shall have the meaning set forth in Section
2.2
"Acquisition Proposal" shall mean any proposal or offer from any Person relating to any direct or indirect acquisition or purchase of substantially all of the Assets or of over 50 percent of the equity securities of any Seller, any merger, consolidation, business combination, sale of substantially all the assets, recapitalization, liquidation, dissolution or similar transaction involving any Seller, or any other transaction the consummation of which could reasonably be expected to materially impede, interfere with, prevent or delay the Acquisition.
"Additional Lenders" means Lehman Commercial Paper Inc. and Goldman Sachs Credit Partners L.P.
"Administrative Claims" shall have the meaning given such
term in the Plan.
"Administrative Services Agreement" means an agreement between any Seller that is not a Professional Corporation and a Professional Corporation pursuant to which such Seller provides the Professional Corporation all of its administrative services in exchange for all of the revenues of the Professional Corporation.
"Affiliate" means, with respect to any Person, any other Person which, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.
"Agreement" means this Asset Purchase Agreement.
"Antitrust Filing" shall have the meaning set forth in
Section 3.3.
"Assets" means, collectively, the Sterling Assets and the
PPM Assets
"Assumed Liabilities" means Seller Payables and payables of Health Partners, Inc. and its Affiliates, Cornerstone and PQC (in an aggregate amount not to exceed $1.75 million) but shall exclude Excluded Liabilities and Insurance Obligations; provided that in no event shall Assumed Liabilities exceed $21 million.
"Atlanta Assets" shall have the meaning set forth in Section
2.2.
"Atlanta Business" shall have the meaning set forth in
Section 2.2.
"Bankruptcy Code" means Title I of the Bankruptcy Reform Action of 1978, as amended and codified in Title 11 of the United States Code.
"Bankruptcy Court" means the Bankruptcy Court unit of the United States District Court for the District of Delaware, or such other court having jurisdiction over the Chapter 11 Cases or any proceeding relating thereto.
"Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure, as the same are applicable to the Chapter 11 Cases.
"Business Day" means a day of the year on which banks are not authorized to be closed in the City of New York. "Buyers" means, collectively, the Sterling Buyer and the PPM Buyer.
"Cash Payment" shall mean an amount equal to $69.3 million adjusted in accordance with Section 15.1.
"Causes of Action" means any and all actions, causes of action, suits, accounts, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payment and claims, whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured and whether asserted or assertable directly or derivatively, in law, equity or otherwise.
"Chapter 11 Case" shall have the meaning set forth in the Preamble to this Agreement.
"Charlotte Assets" shall have the meaning set forth in
Section 2.2.
"Charlotte Business" shall have the meaning set forth in
Section 2.2.
"Claimants" means all creditors, claimants and interest holders having claims against or interests in the Sellers. "Closing" shall have the meaning set forth in Section 2.4. "Closing Balance Sheet" means a balance sheet prepared in accordance with GAAP as of the Closing Date which includes the assets, liabilities and owner's equity attributable to the Sterling Business and, if and to the extent acquired, the Kansas City Business, Texas Business, Atlanta Business, Charlotte Business and Florida Business.
"Closing Balance Sheet Working Capital Amount" means an amount equal to the sum of the account balances for cash, cash equivalents and accounts receivable which are included in the Closing Balance Sheet.
"Closing Date" shall have the meaning set forth in Section
2.6.
"Code" shall have the meaning set forth in Section 2.3(c) "Commission" shall mean the Securities and Exchange Commission.
"Commission Filings" shall have the meaning set forth in
Section 3.24.
"Computer Software" shall have the meaning set forth in
Section 3.13(c).
"Confidential Information" shall have the meaning set forth
in Section 5.6.
"Confirmation Order" shall have the meaning set forth in
Section 5.2(b).
"Confirmation Date" means the date of entry of the
Confirmation Order.
"Containment" shall have the meaning set forth in Section
3.19(b).
"Contracts" shall have the meaning set forth in Section
5.2(b).
"D&O Claims" means claims or Causes of Action that may be brought by the Debtors or derivatively in the name of the Debtors against certain current officers and directors of the Debtors serving in such capacities as of the Confirmation Date, namely, Sheldon Derezin, Stephen J. Dresnick, Kevin M. Ellis, Jack S. Greenman, James A. Lebovitz, John R. Seitz and Herbert A. Wertheim, provided that such claims shall not include any claims, which are covered by applicable insurance, against the seven named officers and directors.
"Debtors" means FPA Medical Management, Inc., and its direct and indirect subsidiaries, debtors in possession in the Chapter 11 Case.
"DIP Credit Agreement" means that certain Revolving Credit and Guarantee Agreement dated as of July 20, 1998, as amended, supplemented or otherwise modified from time to time, among the Debtors, the DIP Agent, and the DIP Lenders, which was executed by the Debtors in connection with the DIP Facility and authorized by the Bankruptcy Court.
"DIP Facility" means the $58 million debtor-in-possession secured financing facility provided to the Debtors by the DIP Lenders pursuant to the DIP Credit Agreement, as authorized by the Bankruptcy Court.
"DIP Facility Claim" means all Administrative Claims of the DIP Agent and the DIP Lenders arising under or pursuant to the DIP Facility.
"DIP Facility Order" means, collectively, the interim order that was entered by the Bankruptcy Court on July 20, 1998, the August 10, 1998 supplemental order, the final order that was entered by the Bankruptcy Court on August 20, 1998, authorizing and approving the DIP Facility and the agreements related thereto and the orders entered by the Bankruptcy Court on April 7, 1999 authorizing an additional advance of up to $5 million under the DIP Facility and May 20, 1999 authorizing the May Advance.
"Disbursing Agent" means the party designated to serve as a disbursing agent under Section 9.3 of the Plan.
"Effective Date" means the Business Day on which all conditions to the consummation of the Plan have been satisfied or waived and is the Business Day upon which this Plan is substantially consummated.
"Employee Plans" shall have the meaning set forth in Section
3.13(f).
"Encumbrances" shall have the meaning set forth in Section
2.1.
"Environmental, Health or Safety Laws" means all federal, state and local laws, statutes, codes, ordinances, rules, regulations, Permits, or orders relating to or addressing the environment, health or safety, including, but not limited to, any law, statute, code, ordinance, rule, regulation, Permit or order relating to (i) the use, handling or disposal of any Contaminant or (ii) workplace or worker safety and health, as such requirements are promulgated by the specifically authorized governmental authority responsible for administering such requirements. "Contaminant" shall mean any pollutant, hazardous substance, radioactive substance, toxic substance, hazardous waste, toxic waste, medical waste, asbestos, PCBs or any hazardous or toxic constituent thereof and includes, but is not limited to, any substance defined in or regulated under Environmental Health or Safety Laws.
"Equity Rights" means all ownership or equity interests in a Person, including, without limitation, common stock, preferred stock, warrants, options and convertible debt. "ERISA" shall have the meaning set forth in Section 3.13(f). "Excluded PPM Assets" means those assets of Sellers not used directly in the PPM Business, or that are otherwise rejected by the PPM Buyer, and, without limiting the foregoing, those assets listed on Exhibit D.
"Excluded Sterling Assets" means those assets of Sellers not used directly in the Sterling Business, or that are otherwise rejected by the Sterling Buyer, and, without limiting the foregoing, those assets listed on Exhibit C. "Excluded Liabilities" shall have the meaning set forth in
Section 2.7(b).
"Existing Equity Rights" means the rights of any current or former holder or owner of any shares of stock or any other equity securities of the Seller authorized and issued prior to the Confirmation Date.
"Facilities" means any real property, leaseholds or other real property interests owned or leased by the Sellers, and any buildings, plants, structures, or equipment (including motor vehicles), that are owned or leased both as of the date hereof and as of the Closing Date.
"GAAP" means generally accepted accounting principles in effect in the United States consistently applied. "Government Consents" shall have the meaning set forth in
Section 3.3.
"Hazardous Activity" means the disposal, distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities, the Assets or the Seller.
"Hazardous Materials" means any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental, Health or Safety Law, including any mixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.
"HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
"Insurance Obligations" shall have the meaning set forth in
Section 2.7(c).
"Intellectual Properties" shall have the meaning set forth
in Section 3.15
"Interim Order" shall have the meaning set forth in Section
5.1
"IRS" means the Internal Revenue Service.
"Letter Agreement" means that certain letter agreement dated May 20, 1000 among FPA Medical Management, Inc., its direct and indirect subsidiaries party thereto, Lehman Commercial Paper Inc. and Goldman Sachs Credit Partners L.P. which letter agreement was approved by the Bankruptcy Court pursuant to the Order Approving Additional Secured Postpetition Financing dated May 20, 1999.
"Material Adverse Effect," with respect to any Person, shall mean any event, change, occurrence, effect, fact or circumstance having a material adverse effect on (i) the ability of such Person to perform its obligations under this Agreement or to consummate the transactions contemplated hereby or (ii) the business, properties, assets, liabilities, prospects, results of operations or condition (financial or otherwise) of such Person and its subsidiaries, taken as a whole.
"Material Systems" shall have the meaning provided in
Section 3.27.
"May Advance" means an additional advance of up to $3 million under the DIP Facility approved by an order entered by the Bankruptcy Court on May 20, 1999.
"Multiemployer Plan" shall have the meaning set forth in
Section 3.13(f).
"Non Debtor PC" shall have the meaning set forth in Section
2.8.
"Noncompetition Period" shall have the meaning set forth in
Section 5.6.
"Payors" shall have the meaning set forth in Section
5.2(b)(ix).
"Permits" shall have the meaning set forth in Section 3.3. "Person(s)" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental or regulatory body or other entity.
"Personnel" shall have the meaning set forth in Section
3.13(e).
"Petition Date" means, as to each Seller, the date on which such Seller filed its petition commencing its Chapter 11 Case.
"Plan" means the Modified Second Amended Chapter 11 Plan of Reorganization to be filed by Sellers and Buyers with the Bankruptcy Court in substantially the form attached hereto as Exhibit E.
"PPM Acquisition" shall have the meaning set forth in
Section 2.2.
"PPM Allocation" shall have the meaning set forth in Section
2.3(d).
"PPM Assets" shall have the meaning set forth in Section
2.2.
"PPM Assumed Liabilities" shall have the meaning set forth in Section 2.7(a).
"PPM Business" shall have the meaning set forth in Section
2.2.
"PPM Buyer" means Stoneybrook Capital, LLC, a Delaware limited liability company.
"PPM Purchase Price" shall have the meaning set forth in
Section 2.3(d).
"Preclosing Balance Sheet Working Capital Amount" means an amount equal to $106.9 million.
"Professional Corporation" means a corporation which is owned by a licensed physician, authorized to engage in the practice of medicine under state and local law and a party to an Administrative Services Agreement with a Seller and listed on Schedule 3.1.
"Projections" shall have the meaning set forth in Section
3.5.
"Pru/Care" means the Prudential Insurance Company of America, a New Jersey mutual insurance company, and its Affiliates who have business relationships with the PPM Business.
"Pru/Care Waiver Documents" means a stipulation executed by Pru/Care and its Affiliates waiving and releasing all Administrative Claims of Pru/Care and its Affiliates and a form of order to be entered by the Bankruptcy Court confirming the waiver and release of all such Administrative Claims.
"Purchase Price" means the consideration paid by the Buyers in connection with the Acquisition as set forth in Section 2.3(a)
"Related Orders" shall have the meaning set forth in Sections 5.2(b)
"Retirement Plan" shall have the meaning set forth in
Section 3.13(f).
"Returns" shall have the meaning set forth in Section
3.25(a).
"Seller" and "Sellers" shall have the meanings set forth in the Preamble to this Agreement.
"Seller Documents" shall have the meaning set forth in
Section 3.2(a).
"Seller Employees" shall have the meaning set forth in
Section 5.12.
"Seller Payables" means postpetition accounts payable and other postpetition liabilities of Sellers on the Closing Date.
"Sellers' Parent" means FPA Medical Management, Inc., a
Delaware corporation.
"Sterling Acquisition" shall have the meaning set forth in
Section 2.1.
"Sterling Allocation" shall have the meaning set forth in
Section 2.3(c).
"Sterling Assets" shall have the meaning set forth in
Section 2.1.
"Sterling Assumed Liabilities" shall have the meaning set forth in Section 2.7(a).
"Sterling Business" shall have the meaning set forth in
Section 2.1.
"Sterling Buyer" means CPG Acquisition Co., a Delaware corporation.
"Sterling Purchase Price" shall have the meaning set forth in Section 2.3(c)
"Succession Agreement" means an agreement between a Professional Corporation and all of the shareholders of such Professional Corporation in the form or forms previously provided to Buyers pursuant to which all shareholders of the Professional Corporation are obligated to sell their stock to such Professional Corporation upon their death, disability, retirement, termination of employment and certain other enumerated events and thereafter the stock of such Professional Corporation must be issued to another Person who is an employee, director or consultant of Sellers' Parent and eligible under state and local law to be a shareholder of such Professional Corporation.
"Superior Proposal" shall mean a bona fide proposal made by a third party to acquire all of the stock of one or more Sellers or a sale of all of the Assets (i) on terms which a majority of the members of the Board of Directors of the Sellers' Parent determines in its good faith reasonable judgment to be more favorable to the Sellers and their stockholders than the transactions contemplated hereby, (ii) for which financing is then available and (iii) which is not subject to any financing or due diligence condition.
"Taxes" means all taxes, assessments, charges, duties, fees, levies or other governmental charges including, without limitation, all Federal, state, local, foreign and other income, franchise, profits, capital gains, capital stock, transfer, sales, use, occupation, property, excise, severance, windfall profits, stamp, license, payroll, withholding and other taxes, assessments, charges, duties, fees, levies or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest and shall include any liability for such amounts as a result either of being a member of a combined, consolidated, unitary or affiliated group or of a contractual obligation to indemnify any person or other entity.
"Transfer Taxes" shall have the meaning set forth in Section
5.14.
"Welfare Plan" shall have the meaning set forth in Section
3.16(b).
"Year 2000 Compliant" shall have the meaning set forth in
Section 3.26.

APPENDIX II

DISCLOSURE SCHEDULES
Schedule
Description
2.1
Sterling Assets
2.2A
Atlanta Assets
2.2B
Charlotte Assets
2.3(c)
Sterling Allocation
2.3(d)
PPM Allocation
2.7(b)
Excluded Liabilities
3.1
List of Sellers and States of Incorporation
3.5
Projections
3.6
Accounts Receivable
3.8(e)
Hazardous Materials
3.13(a)
Qualification
3.13(b)
Real Property Leases
3.13(c)
Intellectual Properties/Computer Software
3.13(d)
Other Contracts
3.13(e)
Labor Agreements
3.13(f)
Employee Benefit Plans
3.13(g)
List of annual rates of personnel
3.13(h)
Powers of Attorney
3.13(i)
Enrollment
3.13(j)
Licenses and Permits
3.13(k)
COBRA Beneficiaries
3.19
Pending Litigation
3.21
Transactions with Insiders
3.22
Customer Disclosures
3.24
Enrollment Disclosures


















Exhibit A
FINANCING COMMITMENT
[TO BE PROVIDED BY BUYERS]


Exhibit B
POST CLOSING AGREEMENT
[TO BE PROVIDED BY BUYERS]


Exhibit C
EXCLUDED STERLING ASSETS
[TO BE PROVIDED BY BUYERS]


Exhibit D
EXCLUDED PPM ASSETS
[TO BE PROVIDED BY BUYERS]

Exhibit E
PLAN
[TO BE PROVIDED BY BUYERS]


TABLE OF CONTENTS
     Page
SECTION 1.     DEFINITIONS    1
1.1  Appendix of Defined Terms.    1
1.2  Accounting Terms    1
1.3  Other Definitional Provisions.     1
SECTION 2.     SALE AND PURCHASE OF CERTAIN ASSETS     2
2.1  Purchase of the Sterling Assets    2
2.2  Purchase of the PPM Assets    2
2.3  Purchase Consideration   3
2.4  Closing   3
2.5  Closing Date   3
2.6  Closing Deliveries  4
2.7  Certain Effects of the Closing     4
2.8  Provisions Applicable to Professional Corporations
Which Are Not Debtors in Possession     4
2.9  Provisions Applicable to Professional Corporations
5
SECTION 3.     REPRESENTATIONS AND WARRANTIES OF THE SELLER
5
3.1  Corporate Organization   5
3.2  Authorization  6
3.3  Consents and Approvals; No Violations   6
3.4  No Other Agreements to Sell the Assets or the Business
7
3.5  Financial Information    7
3.6  Accounts Receivable 7
3.7  Compliance with Law 7
3.8  Environmental Matters    8
3.9  Insurance 9
3.10 Reorganization Proceedings    9
3.11 Brokers and Finders 9
3.12 Post-Petition Liabilities     10
3.13 Lists of Properties, Contracts and Personnel Data 10
3.14 Assets    11
3.15 Tangible Properties 11
3.16 Intellectual Properties  12
3.17 ERISA     13
3.18 Sales Tax 13
3.19 Litigation     13
3.20 Permits   13
3.21 Transactions with Certain Persons  14
3.22 Customers, Etc.     14
3.23 Independent Contractor Status 14
3.24 Enrollment     14
3.25 Sellers' SEC Reports     14
3.26 Taxes     15
3.27 Year 2000 15
3.28 FIRPTA    15
3.29 Leases    15
3.30 Full Disclosure     16
3.31 Representations and Warranties on Closing Date    16
SECTION 4.     REPRESENTATIONS AND WARRANTIES OF BUYER 16
4.1  Buyers' Organization and Good Standing  16
4.2  Formation 16
4.3  Authority; Execution and Delivery  17
4.4  No Brokers     17
4.5  Consents, No conflicts, Etc.  17
4.6  Financing 17
4.7  Good Faith Buyers   17
SECTION 5.     CERTAIN COVENANTS AND AGREEMENTS   17
5.1  Interim Order  17
5.2  The Plan  18
5.3  Buyers' Cooperation 21
5.4  Best Efforts   21
5.5  Hart-Scott-Rodino Act    21
5.6  Noncompetition 21
5.7  Nondisclosure  22
5.8  Further Assurances  22
5.9  Names     22
5.10 Access to Facilities     23
5.11 Conduct of the Business  23
5.12 Changes in Representations and Warranties    25
5.13 Mutual Cooperation  26
5.14 No Solicitation of Other Offers    26
5.15 Transfer Tax   27
SECTION 6.     CONDITIONS TO OBLIGATIONS OF BUYERS     27
6.1  Representation and Warranties 28
6.2  Consents  28
6.3  Litigation     28
6.4  Material Adverse Effect  28
6.5  No Amendments  28
6.6  Execution, Amendment or Review of Certain Agreements
28
6.7 Entry of the Interim Order; the Confirmation Order; Consummation of the Plan 28
6.8  Sellers' Performance     29
6.9  Instruments of Conveyance and Transfer; Title Insurance
29
6.10 No Change in Law    29
6.11 Post Closing Arrangements     29
6.12 Working Capital     29
SECTION 7.     CONDITIONS TO OBLIGATIONS OF SELLER     29
7.1  Bankruptcy Court Approval; HSR Approval 29
7.2  Representations and Warranties True at the Closing Date
29
7.3  Buyers' Performance 30
7.4  No Change in Law    30
SECTION 8.     NATURE AND SURVIVAL OF REPRESENTATIONS AND
WARRANTIES, ETC     30
SECTION 9.     PAYMENT OF CERTAIN EXPENSES   30
SECTION 10.    NOTICES, ETC   30
SECTION 11.    ENTIRE AGREEMENT; AMENDMENT   31
SECTION 12.    PRESS RELEASES 31
SECTION 13.    GENERAL   32
SECTION 14.    SEVERABILITY   32
SECTION 15.    BREAK-UP FEE/EXPENSES    32
15.1 Expenses  32
15.2 Break-Up Fee   33
SECTION 16.  Amendment; Termination     33
16.1 Amendment 33
16.2 Termination    33
16.3 Rights of Termination    34



















                                             Exhibit 2.1(a)
AMENDMENT NO. 1 TO
ASSET PURCHASE AGREEMENT

This Amendment No. 1 to that certain Asset Purchase Agreement dated May 24, 1999 by and between CPG Acquisition Co., a North Carolina corporation, Stoneybrook Capital, LLC, a North Carolina limited liability company and FPA Medical Management, Inc., and its direct and indirect subsidiaries and debtors in possession (the "Agreement"), is made and entered into as of the 21st day of June, 1999.

WITNESSETH

WHEREAS, the parties have agreed to amend the Agreement and wish to reduce the terms of their agreement to writing as herein provided.

NOW, THEREFORE, in consideration of the premises herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as herein set forth.

1. Section 2.1 of the Agreement shall be amended by inserting the following new last sentence:
In the event the Closing occurs prior to the maturity date of the Additional Loan (as such term is defined in that certain Letter Agreement dated June 18, 1999 between Sellers and Coastal Physician Group, Inc. (the "Letter Agreement")) as provided in paragraph 3 of the Letter Agreement all cash and cash equivalent assets on hand in any accounts relating to the Sterling Business or otherwise relating to the Sterling Business shall constitute Sterling Assets.

2. Section 2.5 is deleted in its entirety and replaced by the following new section:

2.5 Closing Date. The Closing shall occur on July 1, 1999 if all of the conditions set forth in Section 6 hereof have been satisfied by Sellers or waived by Buyers, and all of the conditions set forth in Section 7 hereof have been satisfied by Buyers or waived by the Sellers.
3. Section 5 of the Agreement shall be amended by inserting the following subsection:

5.17 Additional Loan.
(a) From and after the date of disbursement of the Additional Loan through the date of repayment thereof, the Additional Lender shall approve, in its sole discretion, any disbursement of the proceeds of the Additional Loan and, in its reasonable discretion, any other cash disbursements of the Sellers and no Sellers shall make disbursements of such proceeds or cash without the express prior approval of the Additional Lender or the entry of an order by the Bankruptcy Court approving such disbursement after notice to Buyers. From and after the date of funding the Additional Loan the Additional Lender and its Affiliates shall be provided full and complete access to all information reasonably relating to the Sellers' bank accounts, investment accounts, cash journals and other records regarding the cash, accounts receivable or cash equivalent assets of the Sellers in order to monitor the receipt of cash by the Sellers and to control the disbursement of cash by the Sellers as herein provided. Sellers shall cause their senior management personnel who have not been offered employment by the Buyers or their Affiliates to vacate the Debtors' offices at 5835 Blue Lagoon Drive, Miami, Florida as soon as reasonably possible and in no event later than July 1, 1999.
(b) In the event the Closing occurs prior to the maturity date of the Additional Loan as provided in paragraph 3 of the Letter Agreement, the full amount otherwise due to the Additional Lender with respect to the Additional Loan, including the interest and Financing Fee, shall be waived by the Additional Lender and the Additional Loan fully satisfied without payment or action by the Debtors.
(c) All capitalized terms used but not specifically defined in this subsection shall have the meaning given such terms in the Letter Agreement.

4. Sections 16.2(d) and Section 16.2(e) are amended by deleting "June 15, 1999" and inserting "July 1, 1999" in lieu thereof.
5. The definition of "Assumed Liabilities" in Appendix I shall be amended to include the following new last sentence:
In the event the Closing does occur the definition of "Assumed Liabilities" shall be amended by deleting "$21 million" and inserting "$16 million" in lieu thereof; provided, however, that if less than all of the Additional Loan is utilized to satisfy Assumed Liabilities, an amount equal to $21 million reduced by the amount of the Additional Loan which is utilized to satisfy Assumed Liabilities (including the payable obligations referred to in paragraph 1 of the Letter Agreement) shall be inserted in lieu of $16 million.

6. The definition of "Seller Payables" in Appendix I is amended by deleting "the Closing Date" and inserting "June
21, 1999" in lieu thereof.

7. All remaining provisions of the Agreement not inconsistent with the above and foregoing Amendment are herewith ratified and confirmed, and shall remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Agreement on the day and year first above written.

CPG ACQUISITION CO.
By:
Name:     Steven M. Scott, M.D.
Title:    President
STONEYBROOK CAPITAL, LLC
By:
Name:     Steven M. Scott, M.D.
Title:    Manager

SELLER:
FPA MEDICAL MANAGEMENT, INC.
FPA MEDICAL MANAGEMENT OF NORTH CAROLINA, INC.
FPA OF GEORGIA, INC.
FPA MEDICAL GROUP OF GEORGIA, P.C.
STERLING HEALTHCARE GROUP, INC.
MID-LEVEL PRACTITIONERS, INC.
STERLING EMERGENCY TREATMENT ASSOCIATES, INC.
STERLING ANESTHESIA, INC.
STERLING MIAMI, INC.
STERLING CREDENTIALS VERIFICATION SERVICES, INC.
STERLING EMERGENCY MEDICAL CARE, INC.
STERLING RADIOLOGY, INC.
STERLING MEDICAL GROUP OF MICHIGAN, INC.
STERLING MEDNET EMERGENCY SERVICES, INC.
STERLING SUB TEXAS, INC.
STERLING MICHIGAN, P.C.
STERLING HEALTHCARE OF TEXAS, P.A.
STERLING MEDICAL GROUP OF MICHIGAN, P.C.
STERLING HEALTHCARE OF TEXAS, P.A.
STERLING HEALTHCARE MEDICAL CORPORATION
STERLING EMERGENCY TREATMENT ASSOCIATES, INC.
AHI (TEXAS) HEALTHCARE SYSTEMS, INC.
AHI HEALTHCARE SYSTEMS, INC.
AMG MANAGEMENT COMPANY
AMERICAN HEALTH MEDICAL GROUP, DOWNEY, INC.
ARIZONA MANAGED CARE PROVIDERS, LTD.
AVANTI HEALTH SYSTEMS OF TEXAS, INC.
BHP IPA, INC.
BEVERLY HILLS/WEST LOS ANGELES MEDICAL NETWORK, A MEDICAL
GROUP, INC.
CAROLINA HEALTH CARE GROUP, P.C.
CENTURY FAMILY MEDICAL GROUP, INC.
CINCINNATI HEALTH PARTNERS, INC.
COMPREHENSIVE PRIMARY CARE MSO, INC.
CONNEKT, LLC
CORNERSTONE PHYSICIANS CORPORATION
CORNERSTONE PHYSICIANS OF PHOENIX, INC.
FHC IPA, INC.
FHMG/TDMC MEDICAL GROUP, A PROFESSIONAL CORPORATION FPA/GREGORY MEDICAL GROUP OF NEVADA, LTD.
FPA ACQUISITION CORPORATION
FPA AXMINSTER MEDICAL GROUP, INC.
FPA HOLDING COMPANY OF CALIFORNIA, INC.
FPA INDEPENDENT PRACTICE ASSOCIATION, A MEDICAL CORPORATION
FPA MEDICAL FOUNDATION
FPA MEDICAL GROUP OF ARIZONA, P.C.
FPA MEDICAL GROUP OF CALIFORNIA, INC.
FPA MEDICAL GROUP OF DELAWARE, P.A.
FPA MEDICAL GROUP OF FLORIDA, INC.
FPA MEDICAL GROUP OF KENTUCKY, INC.
FPA MEDICAL GROUP OF NEW JERSEY, A PROFESSIONAL CORPORATION FPA MEDICAL GROUP OF NORTHERN CALIFORNIA, INC.
FPA MEDICAL GROUP OF PENNSYLVANIA, A MEDICAL CORPORATION
FPA MEDICAL GROUP OF TEXAS, A TEXAS PROFESSIONAL ASSOCIATION FPA MEDICAL GROUP OF THE GREATER BAY AREA, INC.
FPA MEDICAL GROUP, P.A.
FPA MEDICAL MANAGEMENT OF ARIZONA, INC.
FPA MEDICAL MANAGEMENT OF CALIFORNIA, INC.
FPA MEDICAL MANAGEMENT OF FLORIDA, INC.
FPA MEDICAL MANAGEMENT OF GEORGIA, INC.
FPA MEDICAL MANAGEMENT OF ILLINOIS, INC.
FPA MEDICAL MANAGEMENT OF KENTUCKY, INC.
FPA MEDICAL MANAGEMENT OF LOUISIANA, INC.
FPA MEDICAL MANAGEMENT OF MISSOURI, INC.
FPA MEDICAL MANAGEMENTS OF SOUTH CAROLINA, INC.
FPA MEDICAL MANAGEMENT OF TENNESSEE, INC.
FPA MEDICAL MANAGEMENT OF TEXAS, INC.
FPA MEDICAL MANAGEMENT OF THE MID-ATLANTIC, INC.
FPA SURGICAL CENTER, INC.
FPA WOMEN'S CARE OF GEORGIA, INC.
FAMILY PRACTICE ASSOCIATES OF SOUTHERN CALIFORNIA, A MEDICAL
CORPORATION
FOUNDATION HEALTH IPA, A PROFESSIONAL MEDICAL CORP.
G.P.M. IPA, INC.
GATEWAY IPA, INC.
GATEWAY PHYSICIANS SERVICES, INC.
GOTHAM MANAGEMENT, INC.
GOTHAM MID-TOWN MANAGEMENT, INC.
HAYWARD VESPER MEDICAL GROUP, INC.
HEALTH ONE ASSOCIATES, INC.
HEALTH PARTNERS, INC.
HEALTHCAP-MISSOURI, INC.
HEALTHCAP-NEVADA, INC.
HEALTHCAP, INC.
INTERGROUP IPA, P.C.
MONTEBELLO PHYSICIANS MEDICAL GROUP, INC.
NOVA HEALTHCARE MEDICAL GROUP, INC.
NOVA PHYSICIANS MEDICAL CORPORATION, INC.
OB-GYN MANAGEMENT, INC.
PHYSICIAN NETWORK OF WHITTIER MEDICAL ASSOCIATES, INC. PHYSICIANS MEDICAL GROUP OF FLORIDA, INC.
PRIMARY CARE MEDICAL GROUP AT LITTLE COMPANY OF MARY
HOSPITAL, INC.
PRIVATE PHYSICIANS GROUP AT STANFORD, A MEDICAL GROUP, INC. SAN ANTONIO HEALTH PARTNERS, INC.
ST. FRANCIS CARE MEDICAL GROUP
STERLING MEDICAL GROUP OF MICHIGAN, INC.
STERLING PROFESSIONAL EMERGENCY PHYSICIANS, LLC
STERLING REGIONAL EMERGENCY SERVICES, INC.
THE DOCTORS OFFICENTER MEDICAL GROUP OF DALLAS, P.A.
THE DOCTORS OFFICENTER MEDICAL GROUP OF HOUSTON, P.A. THOMAS-DAVIS MEDICAL CENTERS, P.C.
VIP IPA, A PROFESSIONAL MEDICAL CORPORATION
VMS MEDICAL IPA, INC.
VIRGINIA HEALTH PARTNERS, INC.
VIRGINIA MEDICAL ASSOCIATES, P.C.
   Debtors in Possession

By:
Name:  Stephen J. Dresnick, M.D.
Title:    Chairman, Chief Executive Officer and/or President
of each of the 103 Sellers listed above.

CAROLINA HEALTH CARE GROUP, P.C.
   Debtor in Possession

By:
Name:     Karen E. Breach, M.D.
Title:    President













Exhibit 2.1(b)
PROMISSORY NOTE
AND
SECURITY AGREEMENT

City of Dublin
State of Ohio
June 4, 1999

1.   PROMISE TO PAY.          For value received, receipt of
which is hereby acknowledged, COASTAL PHYSICIAN GROUP, INC., a Delaware corporation, and its direct and indirect subsidiaries, as more fully set forth on Schedule 1 attached hereto (hereinafter collectively the "BORROWER"), promises to pay to the order of NPF CAPITAL, INC., an Ohio corporation, its successors and assigns (hereinafter "LENDER"), the principal sum of THREE MILLION FOURTEEN THOUSAND SIX HUNDRED EIGHTY-SEVEN AND 50/100 DOLLARS ($3,014,687.50) together with interest thereon at the rate set forth below on the unpaid interest and principal balance acquired from the date hereof, with such balance due and payable in monthly installments pursuant to the terms and conditions hereof (the "Note").

2.   TERM.     The Term of this Note shall be until the
earlier of July 31, 1999 or such time as BORROWER (or certain of its direct and/or indirect subsidiaries) and LENDER or any of its affiliates or parent, enter into certain Sale and Subservicing Agreements (the "Sale Agreement") in connection with the purchase by LENDER or its affiliates of accounts receivable acquired by BORROWER or certain of its direct and/or indirect subsidiaries of certain assets of FPA Medical Management, Inc. ("FPA") pursuant to that certain Asset Purchase Agreement, dated May 24, 1999 among CPG Acquisition Co., Stoneybrook Capital, LLC and FPA ("Asset Purchase Agreement").

3. RATE OF INTEREST AND ITS CALCULATION . The interest rate shall be TWELVE PERCENT (12%) for the first FORTY-FIVE days (45) of this Note and FOURTEEN PERCENT for the balance of the Term. Interest on this Note shall be computed on the basis of a 360-day year and charged for the actual days elapsed.

4. PAYMENT OF INTEREST Interest payments shall be payable on June 30, 1999, July 15, 1999 and on July 31, 1999.

5.   PAYMENT OF PRINCIPAL     The principal in the amount of
THREE MILLION FOURTEEN THOUSAND SIX HUNDRED EIGHTY-SEVEN AND 50/100 DOLLARS ($3,014,687.50) together with all accrued and unpaid interest hereunder and all sums which are owed to LENDER under the terms and provisions of this Note including, but not limited to, late charges, fees, costs of any kind or nature and/or advancements of any kind or nature made by LENDER for the protection of the liens against or security interest in the assets which is the security for this Note shall be payable in full on or before July 31, 1999.

6. METHOD OF PAYMENT. BORROWER shall pay LENDER, in lawful money of the United States of America, at 6125
Memorial Drive, Dublin, Ohio 43017, Attention:  Lance K.
Poulsen or at such other place as the LENDER may designate in writing.

7.   LEGAL FEES.    BORROWER shall pay all of LENDER's
reasonable legal fees and expenses related to the negotiation and drafting of this Promissory Note and Security Agreement ("Agreement"), the creation and filing of all appropriate UCCs and all other legal activity and documentation related to this Agreement.

8.   PREPAYMENT.    BORROWER may prepay the interest and
principal balance outstanding, in whole or in part, at any time and without penalty. Any partial prepayment shall first be applied in reduction of interest outstanding, if any, and second in reduction of the principal balance of this Note.

9.   LATE CHARGE.   A late charge of EIGHTEEN PERCENT (18%)
per annum shall be assessed on each payment not received within ten (10) calendar days of its due date, including all regular installments until such amounts are paid in full.

10. GRANT OF SECURITY INTEREST BY THE BORROWER. As security for the performance of the BORROWER's obligations hereunder, the BORROWER hereby grants to LENDER and its successors and assigns, a security interest in all of the BORROWER's assets and agrees to perfect such security interests by executing and filing UCC-1 Financing Statements, acceptable to the LENDER, and the required filing agencies in North Carolina and all other appropriate jurisdictions. Said security interest shall be in what is sometimes be collectively referred to herein as the "Collateral" includes, but is not limited to the following:
(a) all BORROWER's right, title and interest to repayment of those loans purchased by BORROWER from the Additional LENDERs (as defined in the Asset Purchase Agreement) in accordance with Section 5.16 of the Asset Purchase Agreement together with any other rights of BORROWER under such loans;
(b) all real property owned or leased by the BORROWER; (the
"Premises");
(c) all of BORROWER's right, title and interest in all buildings, structures, improvements, parking areas, machinery, equipment, fixtures, furniture and articles of property now owned or hereafter acquired by the BORROWER located on the Premises, and used or acquired for use in the business of the BORROWER, together with any and all accessions thereto and all substitutions and replacements thereof and parts therefor and which are now or hereafter attached to the Premises, or used or adapted for use in the operation of the BORROWER's business, all of which property mentioned in this paragraph shall be referred to as the "Improvements";
(d) all proceeds of positive cost report settlements;
(e) all cash payments, including but not limited to the purchase price, that the BORROWER may be entitled to pursuant to the terms and provisions of the Sale Agreement and Medicare, Medicaid and other governmental program reimbursements;
(f) all compensation, awards, damages, rights of action and proceeds, including interest thereon and/or the proceeds of any policies of insurance therefor, to which BORROWER is entitled, arising out of or relating to a taking or damaging of the Premises or Improvements thereon by reason of any public or private improvement, condemnation proceeding, sale or transfer in lieu of condemnation, or fire, earthquake or other casualty, or any injury to or decrease in the value of the Premises or the Improvements for any reason whatsoever;
(g) all the right, title and interest of the BORROWER in, to and under any leases, including extensions, renewals and subleases thereof, now or hereafter affecting the Premises including, without limitation, all rents, issues, profits and other revenues and income therefrom and from the renting, leasing or bailment of Improvements and equipment, all guaranties of tenants' performance under such leases, and all rights and claims of any kind that the BORROWER may have against any tenant under the leases or in connection with the termination or rejection of the leases in a bankruptcy or insolvency proceeding;
(h) all causes of action OF BORROWER pertaining to or affecting the Premises or the Improvements, including, without limitation, all options or contracts to acquire other property for use in connection with the operation or development of the Premises or Improvements, management contracts, service or supply contracts, deposits, bank accounts, general intangibles (including, without limitation, trademarks, trade names and symbols), permits, licenses, franchises and certificates, and all commitments or agreements, now or hereafter in existence, intended by the obligor thereof to provide the BORROWER with proceeds to satisfy the Note evidenced hereby or improve the BORROWER's interest in the Premises or Improvements, and the right to receive all proceeds due under such commitments or agreements including refundable deposits and fees;
(i) all books, records, surveys, reports and other documents related to the Premises, the Improvements or other items of collateral described herein;
(j) all of the BORROWER's accounts (the term "accounts" means any right to payment for goods sold or leased or for services rendered which is not evidenced by an instrument or chattel paper, whether or not it has been earned by performance), accounts receivable, contract rights, instruments, documents, chattel paper, general intangibles (including, without limitation, choses in action, tax refunds and insurance proceeds), and other receivables of the BORROWER, any other obligations or rights of the BORROWER to receive any payments in money or kind; all guarantees of the foregoing and security therefor; all cash or non-cash proceeds of the foregoing; all of the right, title and interest of the BORROWER in and with respect to the goods, services or other property which gave rise to or which secure any of the foregoing, and insurance policies and proceeds relating thereto, and all of the rights of the BORROWER as an unpaid seller of goods or services, including, without limitation, the rights of stoppage in transit, replevin, reclamation and resale; and all of the foregoing, whether now existing or hereafter created or acquired;
(k) all goods, merchandise and other personal property now owned or hereafter acquired by the BORROWER which are held for sale or lease, or are furnished or to be furnished under any contract of service or are raw materials, work-in-process, supplies of materials used or consumed in the BORROWER's business, and all products thereof, and substitutions, replacements, additions or accessions therefor and thereto; all cash or non-cash proceeds of all of the foregoing, including insurance proceeds;
(l) all machinery, equipment, furniture and fixtures of the BORROWER, now owned or hereafter acquired by the BORROWER, and used or acquired for use in the business of the BORROWER;
(m) all additions, accessions, replacements, substitutions, proceeds and products of the real and personal property, tangible and intangible, described herein; and
(n) all products and proceeds of any and all of the foregoing.

It is the BORROWER's express intention that the continuing security interest granted hereby, in addition to covering all present obligations of the BORROWER to the LENDER and its affiliates pursuant to the Obligations arising hereunder, shall extend to all future obligations of the BORROWER to the LENDER intended as replacements or substitutions for said Obligations arising hereunder, whether or not such Obligations are reduced or entirely extinguished and thereafter increased or reincurred.
It is the intention of the parties hereto that this Note shall constitute a security agreement under the Uniform Commercial Code and any other applicable law and the LENDER shall have the rights and remedies of a secured party thereunder. The BORROWER further agrees to deliver any financing statement or additional document the LENDER may reasonably request to perfect or evidence the LENDER'S security interest granted herein.
The security interests granted herein is expressly made subject and subordinate to the security interests and/or rights of affiliates of LENDER to purchase accounts receivable pursuant to those certain Sale and Subservicing Agreements previously entered into with Coastal Receivables, LLC, Coastal Correctional Healthcare, Inc., Coastal Government Services, Inc., and the security interests granted herein are subject and subordinate to the security interests granted by Coastal Physician Group, Inc. to NPF X, Inc. to secure obligations under loans made or to be made to Coastal Physician Group, Inc. under the terms of loan agreements and promissory notes by and between NPF X, Inc. and Coastal Physician Group, Inc.

11.  ADDITIONAL SECURITY.     Any and all deposits or other
sums at any time credited by LENDER or due to BORROWER from LENDER arising hereunder shall at all times constitute additional security for the Obligations arising hereunder and may be set off against any such Obligations then in default. Any and all instruments, documents, policies, certificates of insurance, securities, goods, accounts receivable, choses in action, chattel paper, cash, property and the proceeds thereof owned by the BORROWER or in which the BORROWER has an interest, which now or hereafter are at any time in the possession or control of the LENDER or in transit by mail or carrier to or from the LENDER, or in possession of any third party acting in the LENDER's behalf, without regard to whether the LENDER received the same in pledge for safekeeping, as agent for collection or transmission or otherwise, or whether the LENDER has conditionally released the same, shall constitute additional security for the Obligations arising hereunder and may be applied at any time to any Obligations arising hereunder which are then in default.

12. CROSS COLLATERALIZATION. It is the BORROWER's express intention that the security interest hereby granted and all of the collateral pledged by the BORROWER to the LENDER, whether pursuant hereto, or to any other agreement of any kind or nature between such parties shall secure the prompt and full payment and complete performance of any and all obligations of the BORROWER to the LENDER and its affiliates whether arising hereunder, or pursuant to any other agreement of any kind or nature between such parties. For purposes of this paragraph, the term "LENDER" includes any and all affiliates of LENDER and the term "BORROWER" shall include BORROWER and any of its direct or indirect subsidiaries, including without limitation subsidiaries created or acquired after the date hereof. In addition, the term "collateral" is used in its most comprehensive sense, and includes, without limitation, the security provided hereunder and defined herein, as well as any and all security or property of any kind or nature, pledged by the BORROWER to the LENDER pursuant to any other agreement, of any kind or nature, between such parties. Further, the term "obligations" is used in its most comprehensive sense, and includes, without limitation, all forbearances, all indebtedness, debts and liabilities (including principal, interest, late charges, collection costs, attorneys' fees and the like), the obligations arising hereunder, and defined herein, as well as any and all other obligations of the BORROWER to the LENDER of any kind or nature, whether real, personal, tangible or intangible, absolute or contingent, liquidated or unliquidated, direct or indirect, whether evidenced by note, pledge or otherwise, and any and all renewals of or substitutions therefor, whether in the form of principal, interest, debt, liability, charge or otherwise, and whether now existing or hereafter arising. Additionally, BORROWER hereby affirmatively acknowledges that said security interest includes, but is in no way limited to, all of BORROWER's right, title and interest in any and all amounts due BORROWER as the Additional LENDER as defined in the Asset Purchase Agreement.

13. DEFAULT. At the option of LENDER and without notice, the entire unpaid balance shall become immediately due and payable upon the occurrence of any of the following
(collectively referred to herein as "Default"):

a) Default in the payment when due of the interest and/or principal hereunder or default in the performance of any obligation to LENDER by BORROWER, any endorser or other guarantor, including, but not necessarily limited to, breach of any covenant, obligation, agreement, representation or warranty. In the event of written notice of default under this Note and non-payment of any installment of principal or interest within ten (10) days following receipt of such notice, such installment shall bear interest at the rate of EIGHTEEN PERCENT (18%) per annum until paid, or, if following a default, LENDER accelerates the balance due hereunder, any unpaid balance shall bear interest at the rate of EIGHTEEN PERCENT (18%) per annum at the time of default, transfer or expiration, until this Note has been paid in full.

b) The failure of the BORROWER to perform or observe any obligation, covenant, agreement, representation or warranty contained herein.

c) The default of the BORROWER and/or any of BORROWER'S direct or indirect subsidiaries under any agreements and/or instruments with the LENDER and/or any of LENDER'S affiliates.

d) The sale or transfer by BORROWER, without LENDER'S prior written consent, of all or any part of the Collateral subject to the Security Interest other than sales of accounts receivable by certain subsidiaries of Coastal Physician Group, Inc. to Coastal Receivables, LLC under the Receivables Purchase and Contribution Agreement among such parties and the sales of (and grants of security interests in) accounts receivable of coastal Receivables, LLC, Coastal Government Services, Inc. and Coastal Correctional Healthcare, Inc. under existing Sale and Subservicing Agreements between such parties and affiliates of LENDER. A "sale or transfer" means the conveyance of any right, title or interest therein; whether legal, beneficial or equitable; whether voluntary, involuntary or by operation of law; whether by outright sale, installment sale contract, assignment, or transfer of any beneficial interest therein, or by any other method of conveyance of property interest. Consent to one such transaction shall not be deemed to be a waiver of the right to require such consent to future or successive transactions.

e) Dissolution or insolvency of, appointment of a receiver of any of the property of, assignment for the benefit of creditors by, commencement of any proceedings under any bankruptcy or insolvency, including but not limited to the filing of a Chapter 7 or Chapter 11 petition under the Bankruptcy Code laws, by or against BORROWER, any endorser or other guarantor thereof or attachment, garnishment or creation of a lien against or security interest in any of the Collateral (as defined in the Loan Agreement) pledged by BORROWER under the Loan Agreement except as in existence as of the date of this Note. BORROWER consents to the acceptance of security or substituted security for this Note, and waives presentment, demand and protest and the right to assert any statute of limitations.

14.  BINDING EFFECT; ASSIGNABILITY.     This Note shall be
binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
BORROWER may not assign any of its rights and obligations hereunder or any interest herein without the prior written consent of LENDER. LENDER may, at any time, without the consent of BORROWER, assign any of its rights and obligations hereunder or interests herein to any affiliate of LENDER.

15. EFFECT OF NOTE PROCEEDS. LENDER and BORROWER acknowledge that the proceeds of this Note shall be used by BORROWER's subsidiary, CPG Acquisition Co., to purchase all of the right, title and interest of the Additional LENDERs in accordance with Section 5.16 of the Asset Purchase Agreement. Moreover, said Asset Purchase Agreement contemplates a cash portion of the sale price for the Sterling Assets (as defined in the Asset Purchase Agreement) of $69,300,000 (Sixty Nine Million Three Hundred Thousand dollars). The Parties thereto and hereto recognize that said cash portion of the sale price for the Sterling Assets shall be reduced by the amount of $3,000,000 to recognize the purchase of the loan of the Additional Lenders, thereby leaving net cash portion of the sale price under the Asset Purchase Agreement for the Sterling Assets of $66,300,000 (Sixty Six Million Three Hundred Thousand Dollars) BORROWER hereby pledges and covenants that any agreements it enters into related to the acquisition of the Sterling Assets shall accurately reflect said adjustment. Moreover, BORROWER hereby acknowledges that the outstanding balance of this Note shall be paid in full from the LENDER and its affiliates' advances on their financial commitments to BORROWER related to BORROWER's acquisition of such assets (resulting in a reduction of the cash funded at closing of $3,000,000 (Three Million Dollars)).

16. SEVERABILITY. Each section, part, term and/or provision of this Note shall be considered severable, and if for any reason any section, part, term and/or provision herein is determined to be invalid and contrary to, or in conflict with, any existing or future law or regulation, such shall not impair the operation of or affect the remaining portions, sections, parts, terms and/or provisions of this Note, and the latter will continue to be given full force and effect and bind the parties hereto; and said invalid sections, parts, terms, and/or provisions shall be deemed not part of this Note.

17. CAPTIONS. Any captions and headings herein are intended solely for the convenience of the parties, and none shall be deemed to affect the meaning or construction of any provision hereof.

18.  GOVERNING LAW.    THIS NOTE SHALL BE GOVERNED BY, AND
CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAWS PROVISIONS) OF THE STATE OF OHIO. BORROWER HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF OHIO AND THE UNITED STATES DISTRICT COURT LOCATED IN THE SOUTHERN DISTRICT OF OHIO, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED MAIL AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) BUSINESS DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE U.S. MAILS, POSTAGE PREPAID. THE BORROWER HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION. BORROWER HEREBY AGREES THAT THE EXCLUSIVE AND APPROPRIATE FORUMS FOR ANY DISPUTE HEREUNDER ARE THE COURTS OF THE STATE OF OHIO AND THE UNITED STATES DISTRICT COURT LOCATED IN THE SOUTHERN DISTRICT OF OHIO AND AGREES NOT TO INSTITUTE ANY ACTION IN ANY OTHER FORUM. BORROWER HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR IN CONNECTION WITH THIS NOTE. INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

[SIGNATURES ON THE FOLLOWING PAGES]


     IN WITNESS WHEREOF, BORROWER, having read and understood all of the provisions of this Note and intending to be legally bound hereby, has duly executed, sealed and delivered this Note as of the day and year first written above.



BORROWERS:

COASTAL PHYSICIAN GROUP, INC.


By:
Name:     Steven M. Scott, M.D.
Title:



COASTAL PHYSICIAN SERVICES, INC.


By:
Name:     Steven M. Scott, M.D.
Title:



HEALTHCARE BUSINESS RESOURCES, INC.


By:
Name:     Steven M. Scott, M.D.
Title:



COASTAL PHYSICIAN NETWORKS, INC.


By:
Name:     Steven M. Scott, M.D.
Title:








COASTAL PHYSICIAN GROUP OF FLORIDA, INC.

By:
Name:     Steven M. Scott, M.D.
Title:




COASTAL GOVERNMENT SERVICES MANAGEMENT GROUP, INC.

By:
Name:     Steven M. Scott, M.D.
Title:



CHG PROPERTIES, INC.



By:
Name:     Steven M. Scott, M.D.
Title:



COASTAL SPC MEMBER CORP.


By:
Name:     Steven M. Scott, M.D.
Title:




BETTER HEALTH PLAN, INC.


By:
Name:     Steven M. Scott, M.D.
Title:



COASTAL PHYSICIAN SERVICES OF THE SOUTHEAST, INC.


By:
Name:     Steven M. Scott, M.D.
Title:



COASTAL PHYSICIAN SERVICES OF THE WEST, INC.


By:
Name:     Steven M. Scott, M.D.
Title:



COASTAL PHYSICIANS SERVICES OF FLORIDA, INC.


By:
Name:     Steven M. Scott, M.D.
Title:


COASTAL PRACTICE SERVICES OF THE NORTHEAST, INC.

By:
Name:     Steven M. Scott, M.D.
Title:

COASTAL PHYSICIAN SERVICES OF THE MIDWEST, INC.

By:
Name:     Steven M. Scott, M.D.
Title:



PREMIER CREDENTIALING RESOURCES, INC.


By:
Name:     Steven M. Scott, M.D.
Title:



MEDSTAFF NATIONAL MEDICAL STAFFING, INC.


By:
Name:     Steven M. Scott, M.D.
Title:



FIRSTCOLLECT, INC.



By:
Name:     Steven M. Scott, M.D.
Title:


SPECIALTY SERVICES GROUP, INC.


By:
Name:     Steven M. Scott, M.D.
Title:

PHYSICIANS PLANNED GROUP


By:
Name:     Steven M. Scott, M.D.
Title:



COASTAL GOVERNMENT SERVICES, INC.


By:
Name:     Steven M. Scott, M.D.
Title:



SIGNUM PRIMARY CARE, INC.


By:
Name:     Steven M. Scott, M.D.
Title:



COASTAL CORRECTIONAL HEALTHCARE, INC.


By:
Name:     Steven M. Scott, M.D.
Title:


COASTAL RECEIVABLES, LLC


By:
Name:     Steven M. Scott, M.D.
Title:



COASTAL EMERGENCY SERVICES OF DADE COUNTY, INC.

By:
Name:     Steven M. Scott, M.D.
Title:



COASTAL EMERGENCY SERVICES OF
FT. LAUDERDALE, INC.

By:
Name:     Steven M. Scott, M.D.
Title:



SUNLIFE OB-GYN SERVICES OF MARYLAND, INC.

By:
Name:     Steven M. Scott, M.D.
Title:



COASTAL EMERGENCY SERVICES OF HOLLYWOOD, INC.


By:
Name:     Steven M. Scott, M.D.
Title:


COASTAL EMERGENCY SERVICES OF ORLANDO, INC.


By:
Name:     Steven M. Scott, M.D.
Title:


COASTAL PHYSICIAN SERVICES OF ORLANDO, INC.


By:
Name:     Steven M. Scott, M.D.
Title:



SUNLIFE OB-GYN SERVICES OF HOLLYWOOD FLORIDA, INC.


By:
Name:     Steven M. Scott, M.D.
Title:



COASTAL PHYSICIAN SERVICES OF SOUTH FLORIDA, INC.


By:
Name:     Steven M. Scott, M.D.
Title:



COASTAL PHYSICIANS SERVICES OF BROWARD COUNTY, INC.


By:
Name:     Steven M. Scott, M.D.
Title:








BHP ACQUISITION COMPANY



By:
Name:     Steven M. Scott, M.D.
Title:



PEDIATRIC CONSULTANTS OF BROWARD COUNTY, INC.


By:
Name:     Steven M. Scott, M.D.
Title:



CPG ACQUISITION CO.



By:
Name:     Steven M. Scott, M.D.
Title:




SCHEDULE 1

Coastal Physician Group, Inc. Subsidiaries

Coastal Physician Services, Inc.
Healthcare Business Resources, Inc.
Coastal Physician Networks, Inc.
Coastal Physician Group of Florida, Inc.
Coastal Government Services Management Group, Inc.
CHG Properties, Inc.
Coastal SPC Member Corp.
Better Health Plan, Inc.
Coastal Physician Services of the Southeast, Inc.
Coastal Physician Services of the West, Inc.
Coastal Physicians Services of Florida, Inc.
Coastal Practice Services of the Northeast, Inc.
Coastal Physician Services of the Midwest, Inc.
Premier Credentialing Resources, Inc.
Medstaff National Medical Staffing, Inc.
Firstcollect, Inc.
Specialty Services Group, Inc.
Physicians Planned Group
Coastal Government Services, Inc.
Signum Primary Care, Inc.
Coastal Correctional Healthcare, Inc.
Coastal Receivables, LLC
Coastal Emergency Services of Dade County, Inc.
Coastal Emergency Services of Ft. Lauderdale, Inc.
Sunlife OB-Gyn Services of Maryland, Inc.
Coastal Emergency Services of Hollywood, Inc.
Coastal Emergency Services of Orlando, Inc.
Coastal Physician Services of Orlando, Inc.
Sunlife Ob-Gyn Services of Hollywood Florida, Inc.
Coastal Physician Services of South Florida, Inc.
Coastal Physicians Services of Broward County, Inc.
BHP Acquisition Company
Pediatric Consultants of Broward County, Inc.
CPG Acquisition Co.































                                             Exhibit 2.1(c)
SALE AND SUBSERVICING AGREEMENT

Dated as of June 30, 1999

by and among



PHYAMERICA RECEIVABLES LLC,

as Seller,

COASTAL PHYSICIAN GROUP, INC.,

as Subservicer,



NPF XII, INC.,

as Purchaser,



and

NATIONAL PREMIER FINANCIAL SERVICES, INC.,

as Servicer












TABLE OF CONTENTS

ARTICLE I DEFINITIONS 2
Section 1.1 Certain Defined Terms
Section 1.2 Other Terms

ARTICLE II     PURCHASE AND SALE; ESTABLISHMENT OF ACCOUNTS
Section 2.1 Purchase and Sale
Section 2.2 Conveyance of Receivables
Section 2.3 Establishment of Accounts; Conveyance of
Interests Therein;
     Investment
Section 2.4 Grant of Security Interest
Section 2.5 Further Action Evidencing Purchases
Section 2.6 Eligible Receivables
Section 2.7 Offsets
Section 2.8 Administrative Fee
Section 2.9 Assignment of Agreement
Section 2.10 Confidentiality

ARTICLE III    CONDITIONS OF PURCHASES
Section 3.1 Conditions Precedent to Effectiveness of
Agreement
Section 3.2 Conditions Precedent to All Purchases

ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF THE SELLER
AND SUBSERVICER
Section 4.1 Representations and Warranties as to the Seller and Coastal
Section 4.2 Representations and Warranties of the Seller as to Purchased Receivables
Section 4.3 Repurchase Obligations

ARTICLE V GENERAL COVENANTS OF THE SELLER
Section 5.1 Affirmative Covenants of the Seller
Section 5.2 Reporting Requirements of the Seller
Section 5.3 Negative Covenants of the Seller

ARTICLE VI     ACCOUNTS ADMINISTRATION
Section 6.1 Collection Account
Section 6.2 Determinations of the Servicer
Section 6.3 Distributions from Accounts
Section 6.4 Allocation of Moneys following Termination Date
Section 6.5 Accounting

ARTICLE VII    APPOINTMENT OF THE SUBSERVICER
Section 7.1 Appointment of the Subservicer
Section 7.2 Additional Subservicers
Section 7.3 Duties and Responsibilities of the Subservicer
Section 7.4 Authorization of the Servicer
Section 7.5 Subservicing Fee; Subservicing Expenses
Section 7.6 Annual Statement as to Compliance
Section 7.7 Transfer of Servicing Between Subservicer and
Servicer
Section 7.8 Subservicer Not to Resign
Section 7.9 Appointment of the Successor Subservicer
Section 7.10 Duties of the Subservicer to the Successor
Servicer
Section 7.11 Effect of Termination or Resignation

ARTICLE VIII   EVENTS OF SELLER DEFAULT
Section 8.1 Events of Seller Default

ARTICLE IX     INDEMNIFICATION
Section 9.1 Indemnities by the Seller
Section 9.2 Security Interest

ARTICLE X MISCELLANEOUS
Section 10.1 Notices, Etc.
Section 10.2 Remedies
Section 10.3 Binding Effect; Assignability
Section 10.4 Costs, Expenses and Taxes
Section 10.5 No Proceedings
Section 10.6 Amendments; Waivers; Consents
Section 10.7 GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER
     OF JURY TRIAL
Section 10.8 Execution in Counterparts; Severability

Schedule 1     Ineligible Medicaid States
Schedule 2     Ineligible Blue Cross/Blue Shield Plans
Schedule 3 List of Provider Affiliates and Addresses of the Provider Affiliates
Schedule 4     Names Under Which the Seller is Doing
Business and Addresses at Which the Seller Does Business
Schedule 5     Disclosures by the Seller and the Provider
Affiliates Regarding HCFA Matters
Schedule 6     Additional Subservicers
Schedule 7     Litigation Disclosure

Exhibit A Form of Notice to Payors
Exhibit B Form of Lockbox Account Agreement
Exhibit C Form of Purchase Assignment
Exhibit D Form of Manager's Certificate for the Seller
Exhibit E Form of Opinion of Counsel for the Seller
Exhibit F Form of Repurchase Assignment
Exhibit G Form of Section 6.2 Determination of the Servicer
Exhibit H Form of Physician Independent Contractor
(Physician) Agreement and Addendum
Exhibit I Form of Management Services Agreement


          SALE AND SUBSERVICING AGREEMENT (the "Agreement"), dated as of June 30, 1999, by and among PHYAMERICA RECEIVABLES LLC, a Delaware limited liability company, as Seller (as such, together with its successors and permitted assigns, the "Seller"), COASTAL PHYSICIAN GROUP, INC., a Delaware corporation, as Subservicer hereunder (as such, together with its successors and permitted assigns, the "Subservicer"), NPF XII, INC., an Ohio corporation, as Purchaser (as such, together with its successors and permitted assigns, the "Purchaser"), and NATIONAL PREMIER FINANCIAL SERVICES, INC., an Ohio corporation, as Servicer (as such, together with its successors and permitted assigns, the "Servicer").


WITNESSETH:

          WHEREAS, the Seller, a special purpose limited liability company, desires to sell certain health care receivables administered by and purchased from the Provider Affiliates of the Seller, the Provider Physicians and/or the Provider PCs;

          WHEREAS, the Purchaser is a special purpose entity formed for the purpose of purchasing certain health care receivables and funding such purchases with the proceeds from the issuance of promissory notes;

          WHEREAS, the Seller and the Purchaser intend that the Purchaser will purchase certain health care receivables from the Seller from time to time;

          WHEREAS, the Purchaser has appointed the Servicer to perform certain servicing, administrative and collection functions in respect of the receivables purchased by the Purchaser under this Agreement (the "Purchased
Receivables");

          WHEREAS, in order to effectuate the purposes of this Agreement, the Purchaser and the Servicer desire that the Subservicer be appointed to perform certain servicing, administrative and collection functions in respect of the Purchased Receivables;

          WHEREAS, the Coastal Physician Group, Inc. has been requested and is willing to act as the Subservicer; and

          WHEREAS, the Seller acknowledges and consents to the Purchaser's anticipated assignment to an affiliate of all its right, title, interest and obligations with respect to this Agreement.

          NOW, THEREFORE, the parties agree as follows:
ARTICLE I

DEFINITIONS
          Section 1.1    Certain Defined Terms.
          As used in this Agreement, the following terms shall have the following meanings:

          "Accreditation" means certification by the JCAHO that a facility fully complies with the standards set by the JCAHO for operation of such facility.

          "Additional Subservicer" has the meaning specified in Section 7.2.

          "Additional Subservicing Agreement" has the meaning specified in Section 7.2.

          "Administrative Fee" means, as of any Purchase
Date, an amount equal to 8.5% of the Net Value of Purchased
Receivables purchased on such Purchase Date, deposited, for servicing expenses, with the Servicer, and reimbursable, from time to time, in whole or in part, to the Subservicer by payment of the Subservicing Fee.

          "Adverse Claim" means any claim of ownership or any lien, security interest or other charge or encumbrance, or other type of preferential arrangement having the effect of a lien or security interest.

          "Affiliate" means, as to any Person, any other
Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person within the meaning of control under Section 15 of the Securities Act of 1933.

          "Asset Purchase Agreement" means that certain Asset Purchase Agreement dated May 24, 1999 by and among CPG Acquisition Co. and Stoneybrook Capital, LLC, as Buyers, and FPA Medical Management, Inc. and its direct and indirect subsidiaries and certain Professional Corporations set forth on Schedule 3.1 thereto, as Sellers.

          "Base Rate" means, as of any Purchase Date, a percentage equal to 10.80% per annum.

          "Billed Amount" means, with respect to any Receivable the amount billed or billable to the related
Payor with respect thereto, for the provision of medical services or products prior to the related Purchase Date, prior to the application of any Contractual Allowance.

          "Billing Date" means the earlier of (a) the date on which the claim with respect to a Receivable was submitted to the related Payor; (b) 60 days from the Discharge Date; or (c) 60 days from the Service Date if
Discharge Date is inapplicable, and as related to Rebilled
Receivables, the date on which a Receivable is initially billed or rebilled, as the case may be, to the appropriate
Payor provided such rebilling is approved by the Servicer.

          "Blue Cross/Blue Shield Contract" means any and all agreements currently in force between the Seller and any Blue Cross/Blue Shield plan.

          "Business Day" means any day of the year other than a Saturday, Sunday or any day on which banks are required, or authorized, by law to close in the State of Ohio, the State of New York or the State of North Carolina.

          "CHAMPUS" means the Civilian Health and Medical Program of the Uniformed Service, a program of medical benefits covering retirees and dependents of a member or a former member of a uniformed service, provided, financed and supervised by the United States Department of Defense established by 10 USC 1071 et seq.

          "CHAMPUS Receivable" means a Receivable payable pursuant to CHAMPUS.

          "CHAMPUS Regulations" means collectively, all regulations of the Civilian Health and Medical Program of the Uniformed Services including (a) all federal statutes (whether set forth in 10 USC 1071 or elsewhere) affecting CHAMPUS; and (b) all applicable provisions of all rules, regulations (including 32 CFR 199), manuals, orders, and administrative, reimbursement and other guidelines of all Governmental Authorities (including, without limitation, HHS, the Department of Defense, the Department of Transportation, the Assistant Secretary of Defense (Health Affairs), and the Office of CHAMPUS, or any Person or entity succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing (whether or not having the force of law), in each case as may be amended, supplemented or otherwise modified from time to time.

          "CHAMPVA" means the Civilian Health and Medical Program of the Veterans Administration, a program of medical benefits covering (a) the dependents of veterans who have been rated by the Veterans Administration ("VA") as having a total and permanent disability, (b) the survivors of veterans who died from VA-rated service-connected conditions, or (c) those who at the time of death, were rated permanently and totally disabled from a VA-rated service-connected condition.

          "CHAMPVA Receivables" means a Receivable payable pursuant to CHAMPVA.

          "CHAMPVA Regulations" means collectively, all regulations of the Civilian Health and Medical Program of the Veterans Administration, including (a) all federal statutes (whether set forth in 38 USC 1713 or elsewhere) affecting CHAMPVA; and (b) all applicable provisions of all rules, regulations (including 38 CFR 17), manuals, orders, and administrative, reimbursement and other guidelines of all Governmental Authorities (including, without limitation, HHS, the Department of Defense, the Department of Transportation, the Assistant Secretary of Defense (Health Affairs), and the Office of CHAMPVA, or any Person or entity succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing (whether or not having the force of law), in each case as may be amended, supplemented or otherwise modified from time to time.

          "Closing Date" means July 6, 1999.

          "Coastal Physician Group, Inc." is a Delaware corporation and owner, directly or indirectly, of the Manager, each Provider Affiliate and the Seller. Coastal
Physician Group, Inc., together with its Subsidiaries, is a physician management company providing a broad range of health care and administrative services to physicians, hospitals, governmental agencies, managed care programs, employers, and other health care organizations nationwide.

          "Collection Account" means the trust account maintained with the Trustee described in Section 2.3(c).

          "Collections" means, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable.

          "Commercial Lockbox Account" has the meaning specified in Section 2.3(a).

          "Concentration Limits" means: the following expressed as a percentage or Dollar amount of the aggregate
Net Value of the Purchased Receivables then outstanding:

          (a)  Receivables payable by Blue Cross and Blue
Shield Payors - 15%;

          (b) Receivables for which any one commercial insurer, Provider Payor, HMO/PPO or other similar managed care program is Payor during the time such Payor has a claims paying ability and/or long-term debt rating of "BBB-" or better but less than "A-" from DCR, or, if not rated by DCR, an equivalent rating from either A.M. Best, or any two of either, Fitch IBCA, S & P or Moody's - 2%;

          (c) Receivables for which any one commercial insurer, Provider Payor, HMO/PPO or other similar managed care program is Payor during the time such Payor is unrated or which has a claims paying ability and/or long-term debt rating of below "BBB-" from DCR, or, if not rated by DCR, an equivalent rating from either A.M. Best, or any two of either, Fitch IBCA, S & P or Moody's - .50%;

          (d)  Receivables payable by all commercial
insurers, Provider Payors, HMO's/PPO's or other similar managed care programs during the time such Payors are unrated or which have a claims paying ability and/or long-term debt rating of "BBB-" or below from DCR, or, if not rated by DCR, an equivalent rating from either A.M. Best, or any two of either, Fitch IBCA, S & P or Moody's - 6%; and

          (e)  Receivables payable by all commercial
insurers, Provider Payors, HMO's/PPO's or other similar managed care programs during the time such Payors are unrated or which have a claims paying ability and/or long-term debt rating below "BBB-" from DCR, or, if not rated by DCR, an equivalent rating from either A.M. Best, or any two of either, Fitch IBCA, S & P or Moody's - 2%.

          "Confirmation Order" means the Findings of Fact, Conclusions of Law and Order under 11 U.S.C. 1129(a) and
(b) and Fed. R. Bankr. P. 3020 Confirming the Second Amended Joint Plan of Reorganization of FPA Medical Management, Inc., and certain of its subsidiaries and affiliates, as modified, entered May 26, 1999 in the case of In re FPA Medical Management, Inc., et al., in the United States Bankruptcy Court for the District of Delaware, Case No. 98-1596 (PJW).

          "Contract" means an agreement (or agreements), pursuant to, or under which, a Payor shall be obligated to pay the Seller, a Provider Affiliate, a Provider Physician or a Provider PC for services rendered or merchandise sold to patients of such Provider Affiliate, Provider Physician or Provider PC.

          "Contractual Allowance" means an amount verified by the Servicer in accordance with historical liquidation experience (actual collections received on the Billed Amount within 180 days of the Billing Date) and current reimbursement schedules by Payor Class by which the amount of charges billed or billable to any Payor are to be adjusted to reflect the entitled reimbursement pursuant to any contract or other arrangement between such Payor and the Seller, a Provider Affiliate, a Provider Physician or a Provider PC.

          "Credit Deficiency" has the meaning specified in
Section 6.2(d).

          "Current Net Value Amount" has the meaning specified in Section 6.2(c).

          "Debt" of any Person means (a) indebtedness of such Person for borrowed money, (b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) obligations of such Person to pay the deferred purchase price of property or services, (d) obligations of such Person as lessee under leases which have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (e) obligations secured by any lien or other charge upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (f) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (e) above, and (g) liabilities in respect of unfunded vested benefits under plans covered by Title IV of the Employee Retirement Income Security Act of 1974, as amended.

          "Defaulted Receivable" means a Receivable as to which, on any Determination Date (a) any part of the Net Value thereof remains unpaid for more than 180 days from the Billing Date for such Receivable; or (b) the Payor thereof has taken any action, or suffered any event to occur, of the type described in Section 8.1(c); or (c) the Servicer or the Subservicer otherwise reasonably deems any part of the Net Value thereof to be uncollectible.

          "Determination Date" means the Business Day preceding the Purchase Date of each week.

          "Discharge Date" means, with respect to any Receivable, the date of discharge by a Seller of the related patient, in the case of an in-patient and the Billing Date, in the case of an out-patient and a Receivable originated by a nursing home.

          "Dollar" and "$" means lawful money of the United
States of America.

          "DRG Code" means the Diagnosis Related Group code assigned by HCFA.

          "D&P" means Duff & Phelps Credit Rating Co., its successors and assigns.

          "Eligible Payor" means a Payor which is

(a) (i) a commercial insurance company, organized under the laws of any jurisdiction in the United States, having its principal office in the United States; (ii) a Blue Cross/Blue Shield plan other than those listed on Schedule 2; (iii) during such time as the Subservicer is the Subservicer hereunder, (A) Medicare, (B) Medicaid plans other than those administered by the states listed on
Schedule 1, (C) CHAMPUS or (D) CHAMPVA; (iv) a HMO, PPO or other similar managed care program, each organized under the laws of any jurisdiction in the United States, having its principal office in the United States; or (v) a Provider Payor provided that a Provider Payor shall not be an Eligible Payor without the consent of the Servicer;

(b) in the case of (a) (i) (ii), (iv) and (v) above, to the extent required by the Purchaser, in receipt of a letter substantially in the form of Exhibit A hereto; and

(c) not subject to bankruptcy or insolvency proceedings at the time of sale of the Receivable to the Purchaser.

          "Eligible Receivable" means, at any time, a Receivable as to which the representations and warranties of
Section 4.2 are true and correct in all respects at the time of Purchase.

          "Eligible Receivable Amount" means, with respect to any Eligible Receivable, an amount equal to its Billed
Amount after giving effect to any Contractual Allowance with respect to such Eligible Receivable.

          "Equity Account" means the trust account of the Purchaser maintained with the Trustee titled "Equity
Account."

          "Event of Seller Default" has the meaning specified in Section 8.1.

          "Governmental Authority" means the United States of America, federal, any state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions thereof or pertaining thereto.

          "Governmental Consents" has the meaning specified in Section 4.1(h).

          "Governmental Receivable" means a Receivable generated under a written Contract with a Governmental
Authority.

          "HCFA" means the Health Care Financing
Administration, an agency of the HHS charged with administering and regulating, inter alia, certain aspects of Medicaid and Medicare.

          "Health Facility License" means a license issued by a state health agency or similar agency or body certifying that the facility has been inspected and found to comply with applicable laws for operating such a health facility.

          "HHS" means the Department of Health and Human
Services, an agency of the Federal Government of the United
States.

          "HMO" means a health maintenance organization.

          "Indemnified Amounts" has the meaning specified in
Section 9.1(a).

          "Indemnified Party" has the meaning specified in
Section 9.1(a).

          "Independent Contractor (Physician) Agreement" means an agreement and all addenda thereto between (i) a Provider Physician and (ii) either Sterling Healthcare
Group, Inc., its affiliates or assigns ("Sterling"), a Provider Affiliate; or a Provider PC which is substantially in the form of Exhibit H hereto (or similar form acceptable to the Servicer), providing for, among other things, the transfer and assignment of Receivables from the Provider
Physician to Sterling, a Provider Affiliate or a Provider
PC.

          "Internal Revenue Code" means the Internal Revenue
Code of 1986, as amended.

          "Investment Income" means income of any nature from the investment or deposit of funds in the Seller Credit
Reserve Account or Offset Reserve Account or any other reserve or account required hereunder.

          "JCAHO" means the Joint Commission for
Accreditation of Health Care Organizations.

          "Lockbox Account" has the meaning specified in
Section 2.3(a).

          "Lockbox Account Agreement" means an agreement among the Servicer and a depository institution satisfactory to the Purchaser with respect to the Commercial Lockbox Account and among the Seller, a Provider Affiliate, a Provider PC and/or a Provider Physician, as appropriate, and a depository institution satisfactory to the Purchaser with respect to the Medicare Lockbox Account, in each case (a) providing that all Collections therein shall be remitted directly by such depository institution to the Collection Account within one Business Day of receipt and (b) otherwise satisfactory to the Purchaser.

          "Manager" means PhyAmerica Member Corp., a
Delaware corporation, which is the corporate manager of the Seller and has been designated in the operating agreement of the Seller as having management authority for the purpose of conducting the business of the Seller.

          "Manager's Certificate" means a certificate signed by at least two officers of the Manager, which officers must be a part of the management structure of the Seller, (a) one such officer shall hold the office of the Chairman of the Board, President, Vice President or Treasurer of the Manager and (b) the second such officer shall hold (i) any of the offices described in the preceding clause (a) or (ii) the office of Secretary of the Manager.

          "Medicaid" means the medical assistance program established by Title XIX of the Social Security Act (42 USC
 1396 et seq.) and any statutes succeeding thereto.

          "Medicaid Certification" means certification of a facility by HCFA or a state agency or entity under contract with HCFA that the facility fully complies with all the conditions of participation set forth in Medicaid
Regulations.

          "Medicaid Provider Agreement" means an agreement entered into between a federal or state agency or other such entity administering the Medicaid program and a health care provider under which the health care provider agrees to provide services or merchandise for Medicaid patients in accordance with the terms of the agreement and Medicaid Regulations.

          "Medicaid Receivable" means a Receivable payable pursuant to a Medicaid Provider Agreement.

          "Medicaid Regulations" means, collectively, (a) all federal statutes (whether set forth in Title XIX of the Social Security Act or elsewhere) affecting Medicaid; (b) all state statutes and plans for medical assistance enacted in connection with such statutes and federal rules and regulations promulgated pursuant to or in connection with such statutes; and (c) all applicable provisions of all rules, regulations, manuals, orders and administrative, reimbursement and other guidelines of all Governmental
Authorities (including, without limitation, HHS, HCFA, the office of the Inspector General for HHS, or any Person succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing (whether or not having the force of law), in each case as may be amended, supplemented or otherwise modified from time to time.

          "Medicare" means the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 USC 1395 et seq.) and any statutes succeeding thereto.

          "Medicare Certification" means certification of a facility by HCFA or a state agency or entity under contract with HCFA that the facility fully complies with all the conditions of participation set forth in Medicare
Regulations.

          "Medicare Lockbox Account" has the meaning specified in Section 2.3(a).

          "Medicare/Medicaid Offset" means, with respect to Medicare Receivables and Medicaid Receivables, an offset against payment thereof, which has occurred due to a Medicare or Medicaid settlement.

          "Medicare Provider Agreement" means an agreement entered into between a federal or state agency or other such entity administering the Medicare program and a health care provider under which the health care provider agrees to provide services or merchandise for Medicare patients in accordance with the terms of the agreement and Medicare Regulations.

          "Medicare Receivable" means a Receivable payable pursuant to a Medicare Provider Agreement.

          "Medicare Regulations" means, collectively, (a) all federal statutes (whether set forth in Title XVIII of the Social Security Act or elsewhere) affecting Medicare; and (b) all applicable provisions of all rules, regulations, manuals, orders and administrative, reimbursement and other guidelines of all Governmental Authorities (including, without limitation, HHS, HCFA, the Office of the Inspector General for HHS, or any Person succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with the foregoing (whether or not having the force of law), as each may be amended, supplemented or otherwise modified from time to time.

          "Net Administrative Fee" means, as of any Purchase
Date, an amount equal to the Administrative Fee minus the Subservicing Fee for such Purchase Date (but not less than zero).

          "Net Subservicing Fee" means, as of any Purchase
Date, an amount equal to the Subservicing Fee minus the Administrative Fee for such Purchase Date (but not less than zero).

          "Net Value" of any Receivable at any time means an amount (not less than zero) equal to (a)(i) the Eligible Receivable Amount multiplied by (ii) 97%; minus (b) all payments received from the Payor with respect thereto; provided, that if the Servicer makes a reasonable determination that all payments by the Payor with respect to such Receivable have been made, the Net Value shall be zero, and provided, further, that for purposes of calculations under Article VI, the Net Value of a Defaulted Receivable shall be zero and no deductions in Net Value will be made until such time as the Servicer has received Collections with respect to a Purchased Receivable and processed the related Remittance Advice.

          "Offset Reserve Account" means the trust account maintained with the Trustee as specified in Section 2.3(b).

          "Other Sellers" has the meaning specified in
Section 2.7.

          "Paid Receivable" means, as of any Determination
Date, a Purchased Receivable as to which a payment by the Payor with respect to such Receivable has been received.

          "Paid Receivables Amount" has the meaning specified in Section 6.2(b).

          "Payor" means, with respect to any Receivable, the Person primarily obligated to make payments in respect thereto.

          "Payor Class" means, with respect to any Payor, one of the following: (a) commercial insurance Payors; (b)
Medicare Payors; (c) Medicaid Payors; (d) Blue Cross/Blue
Shield Payors; (e) CHAMPUS Payors; (f) CHAMPVA Payors; (g)
HMO and PPO Payors; and (h) Provider Payors.

          "Person" means an individual, partnership, limited liability company, corporation (including a business trust), joint stock company, trust, voluntary association, joint venture, a government or any agency or political subdivision thereof, or any other entity of whatever nature.

          "PPO" means a preferred provider organization.

          "Principal Amortization Event" means an event under any loan agreement or indenture following which the funding of the Purchaser to be utilized in purchasing
Receivables hereunder may be terminated.

          "Prior Net Value Amount" has the meaning specified in Section 6.2(a).

          "Program Fee" means, (a) as of the first Purchase Date in any month, an amount determined by the Servicer, equal to (i) 1/12 of the annualized Base Rate multiplied by
(ii) the aggregate Net Value of all Purchased Receivables including (A) Defaulted Receivables (net of recoveries including amounts that have been deducted from the Seller Credit Reserve Account) and (B) those Receivables to be purchased on such Purchase Date; and (b) as of any subsequent Purchase Date in any month, an amount determined by the Servicer, equal to (i) 7/360 of the annualized Base Rate multiplied by (ii) any increase in the aggregate Net Value of all Purchased Receivables since such first Purchase Date including (A) Defaulted Receivables (net of recoveries including amounts that have been deducted from the Seller Credit Reserve Account) and (B) those Receivables to be purchased on such Purchase Date.

          "Provider Affiliate" means an Affiliate of the Seller, listed on Schedule 3 attached hereto, wholly, directly or indirectly, owned or controlled by Coastal
Physician Group, Inc., a Delaware corporation, which has contracted to sell, transfer and assign its Receivables, directly and indirectly, to the Seller.

          "Provider Payor" means any medical services provider reimbursed by an HMO, PPO or managed care program, commercial insurer, Medicare, Medicaid, CHAMPUS or CHAMPVA organized under the laws of any jurisdiction in the United
States, having its principal office in the United States.

          "Provider PC" means (i) PhyAmerica Emergency
Services Medical Corporation, a California professional corporation; (ii) PhyAmerica Emergency Services of Louisiana, a Professional Medical Corporation, a Louisiana professional corporation; (iii) Emergency Treatment Associates, John G. Keene, M.D. and Robert W. Strauss, M.D., P.C., a New York professional corporation; (iv) Columbia Emergency Services, P.C., a New York professional corporation; (v) Rhinebeck Emergency Services, P.C., a New York professional corporation; (vi) Beacon Emergency Physicians, P.C., a New York professional corporation; (vii) PhyAmerica Emergency Services of Texas, P.A., a Texas professional association; and (viii) Passaic Emergency Physicians, P.C., a New Jersey professional corporation, all of which are professional corporations or professional associations that have entered into a Service Agreement (or similar agreement acceptable to the Servicer), directly or indirectly, with SHG/PhyAmerica Physician Services, Inc., a North Carolina corporation, whereby the Provider PC sells, transfers and assigns its Receivables, directly or indirectly, to SHG/PhyAmerica Physician Services, Inc., a North Carolina corporation.

          "Provider Physician" means a healthcare provider that is either an individually licensed physician or group of physicians operating as a business that has entered into an Independent Contractor (Physician) Agreement or a Service Agreement (or similar agreement acceptable to the Servicer) whereby the Provider Physician sells, transfers and assigns its Receivables, directly or indirectly, to a Provider Affiliate or a Provider PC.

          "Purchase" means a purchase by the Purchaser of Eligible Receivables from the Seller pursuant to Section
2.2.

          "Purchase Account" means the trust account of the Purchaser maintained with the Trustee titled "NPF XII -
Purchase Account."

          "Purchase Assignment" means the assignment of Purchased Receivables entered into between the Seller and the Purchaser on the initial Purchase Date and any subsequent Purchase Date upon Purchaser's request substantially in the form of Exhibit C.

          "Purchase Commitment" means an amount not to exceed $95,000,000.

          "Purchase Date" means the Closing Date and thereafter, Tuesday of each week or the preceding Business
Day if such day is not a Business Day, or any other Business
Day mutually agreed to by the Seller and the Purchaser.

          "Purchase Notice" means a notice in a form acceptable to the Purchaser, which enables the Purchaser to identify all Eligible Receivables owned on such date by the Seller, and the Required Information with respect thereto, segregated by Payor Class.

          "Purchase Price" has the meaning specified in
Section 2.2(b).

          "Purchased Receivable" means any Receivable which has been purchased by the Purchaser hereunder, including a Rejected Receivable prior to its repurchase.

          "Purchaser" means NPF XII, Inc., an Ohio corporation, together with its successors and assigns.

          "RVU" means Relative Value Unit as defined by HCFA in order to calculate the relative value assigned to a physician service based on the work involved in, the practice overhead expense attributable to, and the malpractice risk associated with, the performance of that service.

          "Rebilled Receivable" means a Receivable which has been revised and rebilled to an Eligible Payor as a result of reclassification of such Receivable previously determined by the Subservicer or the Servicer to be other than an Eligible Receivable.

          "Receivable" means (a) an account receivable billed or billable to a Payor arising from the provision of health care services (and any services or sales ancillary thereto) by the Seller, a Provider Affiliate, a Provider
Physician or a Provider PC, including the right to payment of any interest or finance charges and other obligations of such Payor with respect thereto;

          (b) a health-care-insurance receivable billed or billable to a Payor arising from the provision of health care services (and any services or sales ancillary thereto) by the Seller, a Provider Affiliate, a Provider Physician or a Provider PC, including the right to payment of any interest or finance charges and other obligations of such Payor with respect thereto;

          (c) all security interests or liens and property subject thereto from time to time purporting to secure payment by the Payor;

          (d) all guarantees, indemnities and warranties and proceeds thereof, proceeds of insurance policies, UCC financing statements and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable;

          (e) all Collections with respect to any of the foregoing;

          (f)  all Records with respect to any of the
foregoing; and

          (g)  all proceeds of any of the foregoing.

          "Receivables Purchase and Contribution Agreement" means that certain agreement dated as of June 30, 1999 by and among one or more of the Provider Affiliates and the Seller whereby, inter alia, the Seller has purchased or will purchase from the Provider Affiliates all of their respective right, title and interest in, to and under their health care receivables.

          "Records" means all Contracts and other documents, books, records (excluding medical records subject to the physician/patient privilege or otherwise required to be kept confidential by law) and other information (including, without limitation, computer programs (subject to any restrictions contained in licensing agreements), tapes, disks, punch cards, data processing software (subject to any restrictions contained in licensing agreements) and related property and rights) prepared and maintained by the Seller, the Provider Affiliates, the Provider Physicians, the Provider PCs or the Subservicer with respect to Receivables (including Purchased Receivables) and the related Payors.

          "Rejected Amount" has the meaning specified in
Section 6.2(e).

          "Rejected Receivable" has the meaning specified in
Section 4.3.

          "Related Documents" means the Receivables Purchase and Contribution Agreement, the Independent Contractor (Physician) Agreements, the Service Agreements, each Purchase Assignment, the Lockbox Account Agreement and all documents required to be delivered thereunder and under this Agreement.

          "Remittance Advice" means, in respect of a Receivable, written confirmation received by the Servicer from the Subservicer or the related Payor of the amount paid on a patient specific Receivable.

          "Required Information" means, with respect to a Receivable, (a) the Payor, (b) the DRG Code, if applicable,
(c) the Eligible Receivable Amount, (d) the Billing Date,
(e) the patient account number, if applicable and (f) the RVUs, if applicable.

          "S & P" means Standard & Poor's Corporation, and its successors and assigns.

          "Seller" means PhyAmerica Receivables LLC, a
Delaware limited liability company, together with its successors and assigns.

          "Seller Credit Reserve Account" means the trust account maintained with the Trustee as specified in Section
2.3(b).

          "Service Agreement" means an agreement and all amendments thereto between (i) SHG/PhyAmerica Physician
Services, Inc., a North Carolina corporation and (ii) a
Provider PC substantially in the form of Exhibit I, providing for, among other things, the transfer and assignment of Receivables, directly or indirectly, to SHG/PhyAmerica Physician Services, Inc., a North Carolina corporation.

          "Service Date" means the date on which services are rendered to the applicable patient or health care facility with respect to a particular Receivable.

          "Servicer" means National Premier Financial
Services, Inc., an Ohio corporation, or any Person designated as the successor Servicer, and its successors and assigns, from time to time.

          "Servicing Officer" means any officer of the Manager or the Subservicer involved in, or responsible for, the administration and servicing of the Purchased
Receivables whose name appears on an Officer's Certificate or Manager's Certificate listing servicing officers furnished to the Purchaser and the Servicer by the Subservicer, as amended, from time to time.

          "Servicing Records" means all documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) prepared and maintained by the Subservicer or the Servicer with respect to the Purchased Receivables and the related
Payors.

          "Specified Credit Reserve Balance" means, with respect to the Seller in the Seller Credit Reserve Account, as of any Purchase Date, an amount equal to 6.50% of the Net Value of Purchased Receivables including (a) Defaulted Receivables (net of recoveries including amounts that have been deducted from the Seller Credit Reserve Account) and
(b) those Receivables to be purchased on such Purchase Date.

          "Specified Offset Reserve Balance" means, with respect to the Seller in the Offset Reserve Account, as of any Purchase Date, an amount equal to the greater of (a) 2.0% of the Net Value of Purchased Receivables including (i) Defaulted Receivables (net of recoveries including amounts that have been deducted from the Seller Credit Reserve Account ) and (ii) those Receivables to be purchased on such Purchase Date; and (b) 1.5 times the most recent year's aggregate audited Medicare and Medicaid cost report liabilities for the Seller.

          "Subservicer" means Coastal Physician Group, Inc., or any Person designated as Subservicer, from time to time, hereunder.

          "Subservicing Fee" has the meaning specified in
Section 7.5.

          "Subsidiary" means, as to any Person, any corporation, limited liability company or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors, Manager, voting members or other Persons performing similar functions are at the time directly or indirectly owned by such Person.

          "Termination Date" means the earlier of (a) June
30, 2003 or (b) the date of declaration or automatic occurrence of the Termination Date pursuant to Section 8.1.

          "Trustee" means Bank One, NA, a national banking association, or any successor Trustee appointed by the Purchaser.

          "UCC" means the Uniform Commercial Code as from time to time in effect in the state of the location of the Seller's chief executive office.

Section 1.2 Other Terms.
          All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC, and not specifically defined herein, are used herein as defined in such Article 9.


ARTICLE II

PURCHASE AND SALE; ESTABLISHMENT OF ACCOUNTS

Section 2.1    Purchase and Sale.
          The Seller does hereby agree to sell, transfer, assign, set over and convey to the Purchaser, without recourse, all right, title and interest of the Seller in and to the Purchased Receivables sold pursuant to this Agreement and the Purchaser does hereby agree to purchase Eligible Receivables pursuant to the terms of this Agreement; provided, that with respect to each Purchased Receivable which is a Medicare Receivable, a Medicaid Receivable, a CHAMPUS Receivable, a CHAMPVA Receivable or other Governmental Receivable, the Provider Affiliate, the Provider Physician, the Provider PC, the Seller, and/or the Subservicer hereunder, as the case may be, shall retain all rights of collection with respect to such Receivable to the extent required by applicable law.

Section 2.2    Conveyance of Receivables.
          (a) No later than 2:00 p.m. on the fifth Business Day prior to each Purchase Date, the Seller shall deliver, or cause to be delivered, to the Servicer a Purchase Notice. In the event that the Seller does not provide such notification, the Purchaser will have no obligation to purchase any Eligible Receivable on such Purchase Date.
Upon receipt of a Purchase Notice, the Servicer, as agent for the Purchaser, shall reasonably determine which, if any, of the Eligible Receivables specified therein are Eligible Receivables. In the event the Servicer determines that any Receivables identified on such notice are not Eligible Receivables, such Receivables shall not be eligible for sale on such Purchase Date. On each Purchase Date, following its selection, if any of Eligible Receivables, the Servicer will determine the Purchase Price in accordance with the subsection (b) hereof. The Seller shall be obligated to execute and deliver to the Purchaser a Purchase Assignment with respect to Purchased Receivables as of the initial Purchase Date and thereafter upon the written request of the Purchaser. Notwithstanding the foregoing, the Purchaser shall have no obligation to purchase Receivables from the Seller to the extent the aggregate Net Value of all Purchased Receivables (other than Defaulted Receivables) is in excess of the Purchase Commitment.

          (b) The Purchase Price with respect to Purchased Receivables purchased on any Purchase Date shall be an amount (not less than zero) equal to (i) the aggregate Net Value of such Purchased Receivables; minus (ii) the sum of
(A) the Program Fee as of such Purchase Date; (B) the amount, if any, by which the amount in the Seller Credit Reserve Account deposited hereunder (net of withdrawals required hereunder) is less than the Specified Credit Reserve Balance as of such Purchase Date (which amount will be the full Specified Credit Reserve Balance on the initial Purchase Date); and (C) the amount, if any, by which the amount in the Offset Reserve Account deposited hereunder (net of withdrawals required hereunder) is less than the Specified Offset Reserve Balance as of such Purchase Date (which amount will be the full Specified Offset Reserve Balance on the initial Purchase Date) and (D) the Net Administrative Fee due to the Servicer. Following delivery of a duly executed Purchase Assignment, subject to the satisfaction of the conditions set forth in Section 3.2, the Purchaser shall, by withdrawal from the Purchase Account,
(v) pay to the Seller the Purchase Price for all Purchased Receivables purchased on such Purchase Date, (w) deposit the Program Fee in the Equity Account, (x) make a deposit in the amount set forth in (B) above, if any, in the Seller Credit Reserve Account, (y) make a deposit in the amount set forth in (C) above, if any, in the Offset Reserve Account, and (z) pay to the Servicer the Net Administrative Fee. In the event the Purchase Price is zero on any Purchase Date, the Purchaser shall only be required to make deposits specified in (w), (x), (y), and (z) above in an amount equal to the Net Value of such Purchased Receivables as of such Purchase Date, with priority being given in the foregoing order. In the event the Net Value of Purchased Receivables purchased on any Purchase Date is less than the Program Fee (including where no Receivables are purchased on such Purchase Date), in order to satisfy the Seller's obligation to pay the Program Fee on such Purchase Date, the Servicer shall cause
(i) an amount equal to the Net Value of Purchased Receivables purchased on such Purchase Date to be deposited in the Equity Account; and (ii) the Trustee to withdraw from the Seller Credit Reserve Account and deposit in the Equity Account, an amount equal to the Program Fee on such Purchase Date minus the Net Value of Purchased Receivables purchased on such Purchase Date to the extent funds deposited hereunder (net of withdrawals required hereunder) in the Seller Credit Reserve Account are in excess of the Specified Credit Reserve Balance. To the extent funds deposited hereunder (net of withdrawals required hereunder) in the Seller Credit Reserve Account do not exceed the Specified Credit Reserve Balance, in order to satisfy the Seller's obligation to pay the Program Fee on such Purchase Date (i) the Servicer shall cause an amount equal to the Net Value of Purchased Receivables purchased on such Purchase Date to be deposited in the Equity Account; and (ii) the Seller shall, upon demand, promptly pay to the Purchaser an amount equal to the Program Fee on such Purchase Date minus the Net Value of Purchased Receivables purchased on such Purchase Date and the Purchaser shall deposit such funds in the Equity Account.

          (c) Following payment of the Purchase Price on any Purchase Date, ownership of each Purchased Receivable will be vested in the Purchaser. The Seller shall not take any action inconsistent with such ownership and shall not claim any ownership interest in any Purchased Receivable. The Seller shall indicate in its Records that ownership of each Purchased Receivable is held by the Purchaser and shall cause each Provider Affiliate, Provider PC, and Provider Physician, as the case may be, to so indicate in its Records. In addition, the Seller shall respond to any inquiries with respect to ownership of a Purchased Receivable by stating that it is no longer the owner of such Purchased Receivable and that ownership of such Purchased Receivable is held by the Purchaser. Documents (other than medical records, which shall be retained by each Provider Affiliate) relating to the Purchased Receivables shall be held in trust by the Seller and the Subservicer, for the benefit of the Purchaser as the owner thereof, and possession of any Required Information or incident relating to the Purchased Receivables so retained is for the sole purpose of facilitating the servicing of the Purchased Receivables. Such retention and possession is at the will of the Purchaser and in a custodial capacity for the benefit of the Purchaser only. To further evidence such sale, at the request of the Purchaser, the Seller shall cause each Provider Affiliate, Provider PC and/or Provider Physician to
(i) mark conspicuously each invoice evidencing each Purchased Receivable with a legend, acceptable to the Purchaser, evidencing that the Purchaser has purchased all right and title thereto and interest therein as provided in this Agreement; (ii) mark its master data processing records evidencing such Purchased Receivables with such legend; and
(iii) send notification to Payors as to the transfer of such interest in the Purchased Receivables.

Section 2.3    Establishment of Accounts; Conveyance of
Interests Therein; Investment.

          (a) Lockbox Account. Prior to the execution and delivery of this Agreement, the Seller shall (i) establish and maintain at the Seller's expense (A) accounts in the name of the Seller, the names of the Provider Affiliates, the names of the Provider PCs and/or the names of the Provider Physicians, as the case may be, with depository institutions satisfactory to the Purchaser (the "Medicare Lockbox Accounts") into which each Provider Affiliate, Provider PC, and Provider Physician will be required to direct (x) all Collections in respect of Medicaid, Medicare, CHAMPUS, CHAMPVA and Governmental Receivables payable to such Provider Affiliate, Provider PC, or Provider Physician and (y) all such amounts received shall be transferred or "swept" from such Medicare Lockbox Accounts on a daily basis to the Collection Account, and (B) accounts in the name of the Servicer into which all Collections in respect of other Receivables shall be deposited (the "Commercial Lockbox Accounts"); provided that neither the Seller nor the Servicer shall be permitted to withdraw any amounts from the Commercial Lockbox Account or change the procedures under the Lockbox Account Agreement except in the case of an assignment by the Purchaser of its interests herein under
Section 10.3 (the Medicare Lockbox Accounts and the Commercial Lockbox Account are referred to collectively in this Agreement as the "Lockbox Account") and (ii) enter into the Lockbox Account Agreement. The provisions of the Lockbox Account Agreement described in the definition thereof governing the Commercial Lockbox Account may not be amended without the consent of the Trustee. The Seller hereby agrees to and hereby agrees to cause the Provider Affiliates, the Provider PCs and the Provider Physicians to direct each Payor of an Eligible Receivable to remit all payments with respect to such Receivable for deposit in the Commercial Lockbox Account (other than the Payors of Medicaid, Medicare, CHAMPUS, CHAMPVA and Governmental Receivables, as to which the Provider Affiliates, the Provider PCs and the Provider Physicians shall direct such Payors to remit all payments with respect to such Receivables for deposit in the appropriate Medicare Lockbox Accounts) by delivering to such Payor a notice attached as Exhibit A hereto. The Seller further agrees not to change and to cause the Provider Affiliates, the Provider PCs and the Provider Physicians not to change such directive to Payors without the prior written consent of the Purchaser and the Servicer. The Seller agrees to cause the Provider Affiliates, the Provider PCs and the Provider Physicians to not terminate the Medicare Lockbox Account Agreement without first providing the Purchaser and the Servicer with written notice. The Seller agrees to cause the Provider Affiliates, the Provider PCs and the Provider Physicians to direct that payments deposited in the Medicare Lockbox Accounts be swept from the Medicare Lockbox Account to the Collection Account on a daily basis. The Seller hereby agrees to cause the Provider Affiliates, the Provider PCs and the Provider Physicians to not direct the custodian thereof to modify such sweep order without first providing the Purchaser with written notice. In the event the Seller, any Provider Affiliate, any Provider PC or a material number, in the sole discretion of the Purchaser, of Provider Physicians, terminate the Medicare Lockbox Accounts, change the sweep order with respect to the Medicare Lockbox Accounts or the Payors receive any instruction whatsoever indicating that Collections with respect to the Eligible Receivables should be sent to any location other than the Lockbox Account, the Seller hereby acknowledges and agrees that such actions would be an express violation of this Agreement, would cause irreparable harm to the Purchaser for which there would be no adequate remedy at law, and agrees and consents to grant the Purchaser specific performance of the terms and provisions of this Agreement. The custodian of the Lockbox Account may rely upon the terms and restrictions set forth in subsection 2.3(a).

          (b) Seller Credit Reserve Account; Offset Reserve Account. The Purchaser has established and shall maintain trust accounts with the corporate trust department of the Trustee titled "NPF XII - Seller Credit Reserve Account" (the "Seller Credit Reserve Account") and "NPF XII - Offset Reserve Account" (the "Offset Reserve Account").

          (c)  Collection Account.  The Purchaser has
established and shall maintain a trust account with the corporate trust department of the Trustee titled "NPF XII -
Collection Account" (the "Collection Account").

          (d)  The Seller does hereby sell, transfer,
assign, set over and convey to the Purchaser all right, title and interest of the Seller in and to (i) all amounts deposited, from time to time, in the Seller Credit Reserve Account and the Offset Reserve Account and (ii) subject to the provisions of Article VI hereunder, all amounts deposited, from time to time, in the Lockbox Account and the Collection Account. Any Collections in respect of Purchased Receivables held by the Seller or the Subservicer pending transfer to the Collection Account as provided in this Agreement, shall be held by the Seller or the Subservicer, as the case may be, in trust for the benefit of the Purchaser until such amounts are deposited into the Collection Account or the Lockbox Account. In the event Collections in respect of Purchased Receivables held by the Seller (whether in the Lockbox Account or otherwise) shall not be remitted to the Collection Account not later than the first Business Day following the day of receipt, in addition to its other remedies hereunder, the Purchaser shall be entitled to receive a late charge (which shall be in addition to the Program Fee) equal to 12% per annum or the maximum rate legally permitted if less than such rate, calculated as of the first Business Day of such delinquency. The Seller shall pay any such late charge on demand therefor by the Purchaser.

          (e) Notwithstanding anything to the contrary herein, the Seller may, but shall not be obligated to, make a deposit at any time in the Seller Credit Reserve Account or the Offset Reserve Account. Further, the Seller is not entitled to, nor shall the Seller have any interest in, Investment Income.

          Section 2.4    Grant of Security Interest.

          It is the intention of the parties hereto that each payment by the Purchaser to the Seller with respect to Purchased Receivables made or to be made hereunder shall constitute part of the purchase and sale of such Purchased Receivables and not a loan. In the event, however, that a court of competent jurisdiction were to hold that the transaction evidenced hereby constitutes a loan and not a purchase and sale, it is the intention of the parties hereto that this Agreement shall constitute a security agreement under the UCC and any other applicable law, and that the Seller shall be deemed to have granted to the Purchaser a first priority perfected security interest in all of the Seller's right, title and interest in, to and under the Purchased Receivables; all Contracts related to the Purchased Receivables; all Receivables Purchase and Contribution Agreements; all Independent Contractor (Physician) Agreements; all Service Agreements; all payments of principal of or interest on such Purchased Receivables; all amounts on deposit from time to time in the Seller Credit Reserve Account and the Offset Reserve Account; and all amounts on deposit with respect to Purchased Receivables from time to time in the Lockbox Account and the Collection Account, all other rights relating to and payments made in respect of this Agreement, and all proceeds of any of the foregoing.

          Section 2.5    Further Action Evidencing
Purchases.

          (a) The Seller agrees that, from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or appropriate, or that the Purchaser may reasonably request, in order to perfect, protect or more fully evidence the transfer of ownership of the Purchased Receivables; to enable the Purchaser to exercise or enforce any of its rights hereunder or under any Purchase Assignment; or that may be necessary or appropriate to comply with revisions to Article 9 of the Uniform Commercial Code. Without limiting the generality of the foregoing, the Seller will, upon the reasonable request of the Purchaser, execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate, or as the Purchaser may reasonably request and at the Purchaser's reasonable request undertake, or cause to be undertaken, UCC-11 searches with respect to jurisdictions identified by the Servicer with respect to the Seller, the Provider Affiliates, the Provider Physicians or the Provider PCs.

          (b) The Seller hereby authorizes the Purchaser to act as the Seller's attorney in fact and to file one or more financing statements, amendments or continuation statements, and amendments thereto and assignments thereof, relating to all or any of the Receivables and Collections with respect thereto without the signature of the Seller.

          Section 2.6    Eligible Receivables.

          All determinations of the Servicer under this Agreement including, without limitation, whether Receivables are Eligible Receivables and the Eligible Receivable
Amounts, shall be conclusive absent manifest error.

          Section 2.7    Offsets.

          The parties acknowledge that the Purchaser and the Servicer have entered into a series of agreements in substantially the form of this Agreement with other sellers of Receivables ("Other Sellers") and that the Offset Reserve Account has been established to provide liquidity to the Purchaser with respect to Rejected Receivables, whether such Receivables were sold to the Purchaser by the Seller or by Other Sellers. In the event of an offset with respect to a Receivable purchased by the Purchaser from the Seller or an Other Seller and such Rejected Receivable is not repurchased by such Seller or Other Seller in the manner set forth in
Section 4.3 herein, or a comparable provision of any such other agreement, the Servicer will cause the Trustee to withdraw the Net Value of such Rejected Receivable from the Offset Reserve Account and deposit it in the Purchase Account. In the event such Receivable was sold to the Purchaser by an Other Seller, the Purchaser agrees to enforce the Other Seller's obligation to repurchase such Receivable under the terms of its agreement with such Other Seller and to cause the amount of such repurchase by the Other Seller to be deposited in the Offset Reserve Account. The Servicer will maintain a detailed accounting record of all deposits and withdrawals from the Offset Reserve Account including whether a withdrawal was made with respect to a Medicare/Medicaid Offset on a Receivable sold to the Purchaser by the Seller or an Other Seller. For purposes of calculating whether the amount in the Offset Reserve Account deposited by the Servicer on behalf of the Seller (net of withdrawals required hereunder with respect to the Seller) is equal to the Specified Offset Reserve Balance, only withdrawals with respect to a Rejected Receivable sold to the Purchaser by the Seller will be deemed to be with respect to the Seller.

          Section 2.8    Administrative Fee.

          On each Purchase Date, the Seller shall deposit with the Servicer an amount equal to the Administrative Fee. The Subservicer acknowledges that such amount may be offset by the Subservicing Fee pursuant to Section 7.5. Payment of the Net Administrative Fee may be made by application of amounts otherwise payable to the Seller (including the Purchase Price to the extent allocable to the Seller).

          Section 2.9    Assignment of Agreement.

          The Seller does hereby agree, acknowledge and consent to the assignment by the Purchaser of all of the Purchaser's right, title, interest and obligations with respect to this Agreement. The Seller does hereby further agree to execute and deliver to the Purchaser all documents and amendments presented to the Seller by the Purchaser in order to effectuate the assignment by the Purchaser in furtherance of this Section 2.9 consistent with the terms and provisions of this Agreement; provided that any such amendments shall not modify or expand the obligations of the Seller under this Agreement.

          Section 2.10   Confidentiality.

          Pursuant to the terms of this Agreement, Purchaser will be given, or will have access to, certain information regarding the business, operations and financial condition of Seller, the Provider Affiliates and Coastal Physician Group, Inc. Purchaser hereby agrees that it will instruct its employees, representatives and agents to treat as strictly confidential all such information until such time as such information becomes publicly available other than as a result of a disclosure and breach of the terms of this section. Such information shall include, without limitation, any and all reports, analyses, compilations, studies and information developed or prepared by Coastal Physician Group, Inc., such as clients lists, pricing information, and expense and revenue information, but shall not include such information, if any, that becomes disclosed to the public in a manner other than as a result of disclosure by the Purchaser or its employees or agents in breach of their obligations hereunder, that was available to the parties on a nonconfidential basis prior to its disclosure hereunder that is subsequently rightfully provided to the Purchaser by a third party without restriction on disclosure (provided that such third party developed or possesses the information independently of, and not in violation of any agreement with the Seller, the Provider Affiliates or Coastal Physician Group, Inc.), or that is required to be disclosed by applicable laws, rules, regulations, court orders, or judicial or administrative decrees or actions binding upon Purchaser.

ARTICLE III

CONDITIONS OF PURCHASES

          Section 3.1    Conditions Precedent to
Effectiveness of Agreement.

          The effectiveness of this Agreement is subject to the condition precedent that the Purchaser and the Servicer shall have received on or before the Closing Date the following, in form and substance satisfactory to the Purchaser and the Servicer:

     (a)  With respect to the Seller:

     (i) the certificate or articles of organization of the Seller certified, as of a date no more than ten days prior to the Closing Date, by the Secretary of State of the state of the Seller's organization;

     (ii) the certificate or articles of incorporation of the Manager certified, as of a date no more than ten days prior to the Closing Date, by the Secretary of State of its state of incorporation;

     (iii) a Good Standing Certificate, dated no more than ten days prior to the Closing Date, from the respective Secretary of State of its state of organization and each state in which the Seller is required to qualify to do business;

     (iv) a Good Standing Certificate, dated no more than ten days prior to the Closing Date, from the respective
Secretary of State of the Manager's state of incorporation and each state in which the Manager is required to qualify to do business;

     (v) a certificate of the Secretary or Assistant Secretary of the Manager (on which certificate the Servicer and the Purchaser may conclusively rely until such time as the Servicer shall receive from the Manager a revised certificate meeting the requirements of this subsection) certifying as of the Closing Date: (A) the names and true signatures of the officers of the Manager authorized on its behalf to sign this Agreement and the Related Documents, (B) a copy of the Seller's operating agreement in effect as of the date of this Agreement, (C) a copy of the Manager's bylaws in effect as of the date of this Agreement, (D) a copy of the resolutions of the Seller approving this Agreement, the Related Documents and the transactions contemplated thereby, (E) a copy of the resolutions of the Manager of the Seller approving this Agreement, the Related Documents and the transactions contemplated thereby, (F) a copy of the unanimous written consent of the voting members of the Seller with respect to this Agreement, the Related Documents and the transactions contemplated thereby in accordance Section 5.01 of the Seller's operating agreement,
(G) a copy of the written approval of all of the Managers of the Seller with respect to this Agreement, the Related Documents and the transactions contemplated thereby in accordance with Section 5.01 of the Seller's operating agreement, and (H) a statement identifying the independent director of the Manager;

     (vi) a Manager's Certificate in the form of Exhibit D hereto;

     (vii) certified copies of Requests for Information or Copies (Form UCC-11) (or a similar search report certified by a party acceptable to the Purchaser), dated a date no more than ten days prior to the Closing Date listing all effective financing statements which name the Seller, the Provider Affiliates, the Provider PCs, the Manager or SHG/PhyAmerica Physician Services, Inc. (under their present names and any previous names) as debtor, together with copies of such financing statements. Searches of applicable federal and state court and agency dockets and lien records showing all tax liens and judgment liens affecting the Seller, Emergency Treatment Associates, John G. Keene, M.D. and Robert W. Strauss, M.D., P.C., a New York professional corporation, Columbia Emergency Services, P.C., a New York professional corporation, Rhinebeck Emergency Services, P.C., a New York professional corporation, Beacon Emergency Physicians, P.C., a New York professional corporation, and Passaic Emergency Physicians, P.C., a New Jersey professional corporation;

     (viii) acknowledgment copies of proper financing statements (Form UCC-3), if any, necessary to release all security interests and other rights of any Person in Purchased Receivables previously granted by the Seller or any Provider Affiliate or any Provider PC including, without limitation, all such releases specified by the Seller prior to the date hereof;

     (ix) a copy of the Confirmation Order (which provides, in paragraph number 7 of the decrees, that the assets acquired by certain Affiliates of Coastal Physician Group, Inc. pursuant to the Asset Purchase Agreement have been transferred free and clear of any liens or claims);

     (x) a copy of the fully executed Receivables Purchase and Contribution Agreement and consummation thereof;

     (xi) a copy of the fully executed Service Agreements and consummation thereof;

     (xii)     a copy of all of the fully executed
Independent Contractor (Physician) Agreements and consummation thereof;

     (xiii)    a copy of the fully executed assignment
documents properly assigning the Independent Contractor
(Physician) Agreements from Sterling to the Provider
Affiliates and/or the Provider PCs and consummation thereof;
and

     (xiv)     a copy of the fully executed Asset Purchase
Agreement and consummation thereof.

          (b) Consents required by, or of, any Person or Governmental Authority, if any, to the closing of the transactions contemplated hereby, in form and substance satisfactory to the Purchaser.

          (c) Acknowledgment copies of proper financing statements (Form UCC-1), duly filed, in respect of Purchased Receivables, naming the Seller as the assignor and the Purchaser as the assignee or other, similar instruments or documents, as may be necessary or, in the opinion of the Purchaser or the Servicer, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Purchaser's ownership interests in all Purchased Receivables in which an interest may be assigned hereunder.

          (d)  Fully executed copies of the Lockbox Account
Agreement.

          (e)  The favorable opinion of counsel to the
Seller substantially in the form attached hereto as Exhibit
E.

          (f) Such other approvals, opinions, documents and instruments, as the Purchaser or the Servicer may reasonably request.

          (g) The Seller shall have paid such closing costs as have previously been agreed with the Purchaser.

          (h) The Seller shall have delivered to Purchaser or with respect to each Eligible Payor shall have sent or caused the Provider Affiliates, Provider Physicians or the Provider PCs to have sent each Eligible Payor a notice substantially in the form of Exhibit A.

          (i)  The Seller shall have entered into the
Receivables Purchase and Contribution Agreement in form and substance satisfactory to the Purchaser and the Servicer with each Provider Affiliate.

          (j)  Each Provider Affiliate that utilizes
Provider Physicians shall have entered into Independent
Contractor (Physician) Agreements with Provider Physicians substantially in the form of Exhibit H.

          (k) Each Provider PC shall have entered into a Service Agreement with a SHG/PhyAmerica Physician Services,
Inc., a North Carolina corporation, substantially in the form of Exhibit I.

          (l) Acknowledgment copies of proper financing statements (Form UCC-1), duly filed, in respect to Receivables other than Purchased Receivables, naming the Seller as the debtor and the Purchaser as the secured party or other, similar instruments or documents, as may be necessary or, in the opinion of the Purchaser or the Servicer, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Purchaser's security interests in all of Seller's
Receivables other than Purchased Receivables pursuant to
Section 9.2 hereof.

          Section 3.2    Conditions Precedent to All
Purchases.

          Each Purchase (including the initial Purchase) from the Seller by the Purchaser shall be subject to the further conditions precedent that:

          (a) The representations and warranties of the Seller set forth in Sections 4.1 and 4.2 are true and correct on and as of such date, before and after giving effect to such Purchase and to the application of the proceeds therefrom, as though made on and as of such date;

          (b) No event has occurred, or would result from such Purchase or from the application of the proceeds therefrom, which constitutes an Event of Seller Default or would constitute an Event of Seller Default, but for the requirement that notice be given or time elapse or both;

          (c) The Seller is in compliance with each of its covenants set forth herein;

          (d)  The Termination Date shall not have occurred;

          (e) Each Receivable submitted by the Seller for purchase is an Eligible Receivable;

          (f) No default shall have occurred and remain uncured under the Receivables Purchase and Contribution
Agreement;

          (g)  The Seller shall have taken such other
action, including delivery of approvals, opinions or documents to the Purchaser, as the Purchaser may reasonably request; and

          (h)  Steven M. Scott, M.D. is the Chairman and
Chief Executive Officer of Coastal Physician Group, Inc.
unless prevented by death or disability of Steven M. Scott, M.D., unless otherwise agreed by the Purchaser and the Servicer.


ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE SELLER AND SUBSERVICER

          Section 4.1    Representations and Warranties as
to the Seller and Coastal
Physician Group, Inc.

          The Seller and Coastal Physician Group, Inc.
hereunder represent and warrant to the Purchaser and the Servicer, as of the date hereof and on each subsequent
Purchase Date, as follows:

          (a) The Seller is a limited liability company duly organized, validly existing and in good standing under the laws of its state of organization and is duly qualified to do business, and is in good standing in each jurisdiction in which the nature of its business requires it to be so qualified;

          (b) The Seller has the power and authority to own and convey all of its properties and assets and to execute and deliver, this Agreement and the Related Documents and to perform the transactions contemplated hereby and thereby except as may be limited by bankruptcy, insolvency or similar laws or general principles of equity, whether considered in a proceeding at law or equity;

          (c) The execution, delivery and performance by the Seller of this Agreement and the Related Documents, and the transactions contemplated thereby, (i) have been duly authorized by all necessary member or other action on the part of the Seller, (ii) do not contravene or cause the Seller to be in default under (A) the Seller's certificate or articles of organization or operating agreement, (B) any contractual restriction contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note, or other agreement or instrument binding on or affecting the Seller or its property or (C) any law, rule, regulation, order, writ, judgment, award, injunction, or decree applicable to, binding on or affecting the Seller or its property and (iii) do not result in or require the creation of any Adverse Claim upon or with respect to any of the property of the Seller (other than in favor of the Purchaser as contemplated hereunder);

          (d) This Agreement and the Related Documents have been duly executed and delivered on behalf of the Seller and each is the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms except as may be limited by bankruptcy, insolvency or similar laws or general principles of equity, whether considered in a proceeding at law or equity;

          (e) No consent of, or other action by, and no notice to or filing with, any Governmental Authority or any other party, is required for the due execution, delivery and performance by the Seller of this Agreement or any of the Related Documents or for the perfection of or the exercise by the Purchaser or the Servicer of any of their rights or remedies thereunder other than compliance with the Federal Assignment of Claims Act;

          (f) Except at set forth on Schedule 7 attached hereto, there is no pending or threatened action, suit or proceeding, of a material nature against or affecting the Receivables, any of the Provider Affiliates, any of the Provider PCs, the Seller or its members, the Manager, Coastal Physician Group, Inc., SHG/PhyAmerica Physician Services, Inc., a North Carolina corporation, their officers or directors, or any of their property, in any court or tribunal, or before any arbitrator of any kind or before or by any Governmental Authority (i) asserting the invalidity of this Agreement or any of the Related Documents, (ii) seeking to prevent the sale and assignment of any Receivable or the consummation of any of the transactions contemplated thereby, (iii) seeking any determination or ruling that might materially and adversely affect (A) the performance by the Seller or the Subservicer of its obligations under this Agreement or any of the Related Documents, (B) the validity or enforceability of this Agreement or any of the Related Documents, (C) the Receivables or the Contracts or (D) the federal income tax attributes of the Purchases, or (iv) asserting a claim for payment of money against any of the Provider Affiliates, any of the Provider PCs, the Seller or its members, the Manager, Coastal Physician Group, Inc., or SHG/PhyAmerica Physician Services, Inc., a North Carolina corporation, in excess of $100,000 (other than such judgments or orders in respect of which adequate insurance is maintained by such parties for the payment thereof);

          (g) No injunction, bankruptcy petition, writ, restraining order or other order of any material nature adverse to the Receivables, any of the Provider Affiliates, any of the Provider PCs, the Seller or its members, the Manager, Coastal Physician Group, Inc., or SHG/PhyAmerica
Physician Services, Inc., a North Carolina corporation, or the conduct of their respective businesses or which is inconsistent with the due consummation of the transactions contemplated by this Agreement has been issued by or filed with a Governmental Authority;

          (h) To the extent applicable to the Seller, the Provider Affiliates or the Provider PCs, other than as set forth on Schedule 5, the Seller, the Provider Affiliates and the Provider PCs have complied in all material respects with all applicable laws, rules, regulations, and orders with respect to them, their business and properties and all Receivables and related Contracts (including without limitation, all applicable environmental, health and safety requirements) and all restrictions contained in any indenture, loan or credit agreement, mortgage, security agreement, bond, note, or other agreement or instrument binding on or affecting them or their respective property, and have and maintain all applicable permits, licenses, authorizations, registrations, approvals and consents of Governmental Authorities, and all applicable certificates of need for the construction or expansion of or investment in health care facilities, all applicable Health Facility Licenses, Accreditations, Medicaid Certifications and Medicare Certifications necessary for their respective activities and businesses as currently conducted and as proposed to be conducted, the ownership, use, operation and maintenance by each of them of their respective properties, facilities and assets and the performance by them of this Agreement and the Related Documents (hereinafter referred to collectively as "Governmental Consents") other than as set forth on Schedule 5 attached hereto;

          (i) Other than as set forth on Schedule 5 hereto and without limiting the generality of the prior representation: (A) each applicable Health Facility License, Medicaid Certification, Medicare Certification, Medicaid Provider Agreement, Medicare Provider Agreement, each of the applicable Blue Cross/Blue Shield Contracts, each Contract with a Governmental Authority relating to Governmental Receivables, and each of the Contracts of the Seller, the Provider Affiliates and the Provider PCs and their Affiliates is in full force and effect and has not been amended or otherwise modified, rescinded or revoked or assigned, (B) the Seller, the Provider Affiliates and the Provider PCs and their Affiliates are in material compliance with the applicable requirements of Medicaid, Medicare, CHAMPUS, CHAMPVA and related programs, the Blue Cross/Blue Shield Contracts, and the Contract with a Governmental Authority relating to Governmental Receivables and (C) no condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture, non-renewal of any Governmental Consent applicable to the Seller, any of the Provider Affiliates or any of the Provider PCs or any other health care facility owned or operated by them or any of their Affiliates, or such provider's participation in any Medicaid, Medicare, CHAMPUS, CHAMPVA or other similar program, any Blue Cross/Blue Shield Contracts or any Contract with a Governmental Authority relating to Governmental Receivables and there is no claim that such Governmental Consent, participation or contract is not in full force and effect;

          (j) The Seller, the Provider Affiliates and the Provider PCs have filed on a timely basis all applicable tax returns (federal, state, and local) required to be filed and have paid or made adequate provisions for the payment of all applicable taxes, assessments, and other governmental charges due from them;

          (k)  The primary business of the Provider
Affiliates and Provider PCs is the provision of management and administrative services to physicians, hospitals, governmental agencies, managed care programs, employers, and other health care organizations nationwide. The primary business of the Provider Physicians is the provision of health care services and/or equipment. The Payors' related provider numbers have been or will be issued to either the Physician Provider or the related Provider Affiliates or Provider PCs and a true and complete list of all provider numbers assigned by Payors to the Physician Providers and the Provider Affiliates and Provider PCs is maintained by the Seller and the Provider Affiliates and the Provider PCs at the corporate headquarters of Coastal Physician Group, Inc.;

          (l) Neither the Seller nor any of the Provider Affiliates, Provider PCs or Provider Physicians (with respect to services rendered or activities under any Independent Contractor (Physician) Agreement) is required to prepare or submit Medicaid or Medicare cost reports (A) as to Medicaid, to the state agency, or other HCFA-designated agents or agents of such state agency, charged with such responsibility or (B) as to Medicare, to the Medicare intermediary or other HCFA-designated agents charged with such responsibility. In the event the Seller, any of the Provider Affiliates, any of the Provider PCs or any of the Provider Physicians (with respect to services rendered or activities under any Independent Contractor (Physician) Agreement or any Service Agreement) become subject to the requirement of preparing and submitting Medicaid and Medicare cost reports to the appropriate agencies, the Seller hereby represents and warrants that it will, to the extent required by applicable law or regulation, cause each Provider Affiliate, Provider PC and Provider Physician to prepare and submit such reports to such agencies on a timely basis and notify the Purchaser and the Servicer of such requirement;

          (m)  All information heretofore or hereafter
furnished by or on behalf of the Seller to the Servicer or the Purchaser in connection with this Agreement and the Related Documents or any transaction contemplated hereby is and will be true and complete in all material respects and does not and will not omit to state a material fact necessary to make the statements contained therein not misleading;

          (n)  With respect to Coastal Physician Group,
Inc., the Seller, the Provider Affiliates and the Provider
PCs, there has occurred no event which has or is reasonably likely to have a material adverse effect on their financial condition, business or operations, including their ability to perform their obligations under this Agreement;

          (o) The Seller is solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement. The Seller has not incurred Debts beyond its ability to pay. The Seller, after giving effect to the transactions contemplated by this Agreement, will have an adequate amount of capital to conduct its business in the foreseeable future and the sales of Purchased Receivables hereunder are made in good faith and without intent to hinder, delay or defraud present and future creditors of the Seller. Each Provider Affiliate and each Provider PC will not become insolvent after giving effect to the transactions contemplated by the Receivables Purchase and Contribution Agreement or this Agreement. None of the Provider Affiliates or Provider PCs have incurred Debts beyond their respective abilities to pay. Each Provider Affiliate and Provider PC, after giving effect to the transactions contemplated by the Receivables Purchase and Contribution Agreement and this Agreement, will have an adequate amount of capital to conduct its businesses in the foreseeable future and the sales of health care receivables under the Receivables Purchase and Contribution Agreement were made in good faith and without intent to hinder, delay or defraud present and future creditors of the Provider Affiliates or the Provider PCs;

          (p)  The consolidated balance sheets of Coastal
Physician Group, Inc. and its Subsidiaries as at December
31, 1998, and the related statements of income and shareholders' equity for the fiscal year then ended, prepared by KPMG Peat Marwick, independent certified public accountant(s), copies of which have been furnished to the Purchaser and Servicer, fairly present the consolidated financial condition, business and operations of Coastal
Physician Group, Inc. and its Subsidiaries as at such date and the consolidated results of the operations of Coastal
Physician Group, Inc. and its Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and since December 31, 1998, there has been no material adverse change in any such condition, business or operations;

          (q)  The Medicare Lockbox Account and the
Commercial Lockbox Account are the only lockbox accounts maintained by the Seller, the Provider Affiliates, the Provider PCs or the Provider Physicians (for services rendered or activities under the Independent Contractor (Physician) Agreements or Service Agreements) and each Payor of an Eligible Receivable has been directed upon its receipt of the notice attached as Exhibit A hereto, which notice was mailed on the Closing Date, and is required to, remit all payments with respect to such Receivable for deposit in the Commercial Lockbox Account (other than the Payors of Medicaid, Medicare, CHAMPUS, CHAMPVA and Governmental Receivables which have been directed to remit all payments with respect to such Receivables for deposit in the Medicare Lockbox Account);

          (r) The principal place of business and chief executive office of the Seller are located at the address of the Seller set forth under its signature below and there are now no, and during the past four months there have not been, any other locations where the Seller is located (as that term is used in the UCC) or keeps Records except as set forth in the designated space beneath its signature line in this Agreement;

          (s) The legal name of the Seller is as set forth at the beginning of this Agreement and except for the Seller changing its name from Phymerica Receivables LLC to PhyAmerica Receivables LLC evidenced by the Amendment to its Articles of Organization filed with the Secretary of State of Delaware on June 22, 1999, the Seller has not changed its name in the last six years, and during such period, the Seller did not use, nor does the Seller now use any tradenames, fictitious names, assumed names or "doing business as" names. The legal name of each of the Provider Affiliates and Provider PCs is as set forth on Schedule 3 hereto. None of the Provider Affiliates or Provider PCs have changed their legal name in the last six years, and during such period, did not use, nor do they now use any tradenames, fictitious names, assumed names or "doing business as" names;

          (t) The Receivables of the Seller have been and shall continue to be duly and validly acquired by the Seller from the Provider Affiliates or SHG/PhyAmerica Physician Services, Inc., a North Carolina corporation, as the case may be, and to the extent applicable, such Receivables have been and shall continue to be duly and validly acquired by the Provider Affiliates or the Provider PCs from the Provider Physicians and have been and will continue to be adjusted to reflect reimbursement policies of the Payors with respect thereto, including but not limited to, the Eligible Receivable Amounts of Receivables relating to such Payors do not and shall not exceed amounts the Seller, any Provider Affiliate, any Provider PC or any Provider Physician is entitled to receive under any capitation arrangement, fee schedule, discount formula, cost-based reimbursement, or other adjustment or limitation to the usual charges of the applicable Provider Affiliate, Provider PC, Provider Physician or the Seller;

          (u) No Payor of an Eligible Receivable being sold on any Purchase Date has any claim of a material nature against or affecting the Seller or the property of the Seller or the property of the applicable Provider Affiliate or Provide PC;

          (v) Neither the Seller, the Subservicer, the Provider Affiliates, or the Provider PCs, has done and nor shall any of them do anything to impede or interfere with the collection by the Purchaser of the Purchased Receivables and nor shall any of them amend, waive or otherwise permit, suffer to exist or agree to any deviation from the terms or conditions of any Purchased Receivable or any related Contract;

          (w) The Seller, the Subservicer, the applicable Provider Affiliates, or the applicable Provider PCs has made and will continue to make all payments to Payors necessary to prevent any Payor from offsetting any earlier overpayment to the Seller, the Provider Affiliates or the Provider PCs against any amounts such Payor owes on a Purchased Receivable except to the extent prohibited by Contract or by applicable laws, rules and regulations;

          (x) Each Purchase Notice contains a complete and accurate list of all Eligible Receivables of the Seller as of its date;

          (y)  For federal income tax reporting and
accounting purposes, the Seller, each Provider Affiliate and each Provider PC will treat the sale of each Purchased Receivable pursuant to this Agreement and the Related Documents as a sale of, or absolute assignment of its full right, title and ownership interest in, such Purchased Receivable to the Purchaser and such parties have not in any other manner accounted for or treated the transactions in Purchased Receivables contemplated hereby;

          (z) This Agreement and the Related Documents constitute a valid transfer, assignment, set-over and conveyance to the Purchaser of all right, title and interest of the Seller, each Provider Affiliate and each Provider PC in and to the Purchased Receivables now existing and hereafter created;

          (aa) The Seller, each of the Provider Affiliates and each of the Provider PCs has valid business reasons for selling its interests in the Purchased Receivables rather than obtaining a loan with the Purchased Receivables as collateral;

          (bb) As of the date first above written, the Provider Affiliates and the Provider PCs are doing business under the names and at the locations set forth on Schedule 3 hereto. The Provider Affiliates and the Provider PCs are not doing business under any names or at any locations other than those set forth on Schedule 3 hereto. As of the date first above written, the Seller is doing business under the names and at the locations set forth on Schedule 4 hereto. The Seller is not doing business under any names or at any locations other than those set forth on Schedule 4 hereto. The names set forth on Schedule 3 and Schedule 4 hereto are payees on the checks received from Eligible Payors.
Schedule 3 hereto shall be amended by the Seller with the consent of the Purchaser and the Servicer to reflect all Provider Affiliates from which the Seller has contracted to purchase Receivables pursuant to the Receivables Purchase and Contribution Agreement;

          (cc) The Seller has received from each Provider Affiliate and each Provider PC substantially the same representations and warranties set forth in (a) through (bb) above and hereby assigns to the Purchaser and Servicer and hereby grants in favor of the Purchaser and the Servicer a security interest in all of the Seller's right, title and interest in and to the benefits of such representations and warranties to the Purchaser and the Servicer;

          (dd) The Seller shall be operated in such a manner that it would not be substantively consolidated in the trust estate of any Affiliate in the event of a bankruptcy or insolvency of such Affiliate;

          (ee) The Seller shall not engage in transactions with any Affiliate other than having Receivables sold to it and selling those Receivables; providing (or arranging for the provision of) services necessary for the collection of the Receivables and the maintenance of the ownership of such Receivables and the proceeds thereof; and matters necessarily incident to or necessary to accomplish the foregoing or which have been conducted on an arm's-length basis;

          (ff) The Seller shall maintain its assets separately from the assets of any Affiliate (including through the maintenance of a separate bank account);

          (gg) The Seller shall maintain separate financial statements, books and records from any Affiliate;

          (hh) The Seller shall not guarantee the
obligations of, or advance funds to, or accept funds from, any Affiliate for the payment of expenses or otherwise except by means of capital contributions or pursuant to contractual documents indicating the consideration for the receipt of such funds;

          (ii) The Seller shall conduct all business correspondence and other communications in its own name, on its own stationery and through a separately-listed telephone number; and

          (jj) The Seller shall not act as an agent of any Affiliate in any capacity.

Section 4.2 Representations and Warranties of the Seller as to Purchased Receivables.

          With respect to each Purchased Receivable sold pursuant to this Agreement (including, without limitation, claims which may be satisfied by set-off of any amounts due under any Receivable), the Seller represents and warrants, as of the date hereof and on each subsequent Purchase Date, as follows:

          (a) Such Receivable is the primary liability of an Eligible Payor and is or will be recognized by the Eligible Payor as its primary liability;

          (b)  The Required Information contained in the
Purchase Notice is true and correct;

          (c) Such Receivable is not a Defaulted Receivable and has not become a Paid Receivable;

          (d) The Seller has or has caused or confirmed or has caused the confirmation of the submission of all necessary documentation and has or will supply all necessary information for payment of such Receivable to the Payor and the fulfillment all other obligations, in respect thereof, including verification of the eligibility of the Receivable for payment by such Payor;

          (e)  Neither the Receivable nor the related
Contract has been satisfied, subordinated or rescinded, or except as disclosed in writing to the Purchaser, amended in any manner;

          (f) The Eligible Receivable Amount set forth in the applicable Required Information of such Receivable is net of any Contractual Allowance or other modifications and neither the Receivable nor the related Contract has or will be compromised, adjusted, extended, satisfied, subordinated, rescinded, set-off or modified by the Seller, any Provider Affiliate or any Provider PC or Payor, and is not nor will be subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set-off, counterclaim, defense, abatement, suspension, deferment, deductible, reduction, termination or modification, whether arising out of transactions concerning the Contract or otherwise;

          (g) Such Receivable is an account receivable created through the provision of medically necessary services or merchandise supplied by a Provider Affiliate, a Provider PC or a Provider Physician in the ordinary course of its business and the sales prices of such services or merchandise were usual, customary and reasonable in their respective community for such services;

          (h) The portion of such Receivable described in subsections (a) and (b) of the definition of Receivable set forth in Article I of this Agreement constitutes an "account" within the meaning of the UCC and is not evidenced by an "instrument" within the meaning of the UCC;

          (i) Such Receivable has a Net Value which, when added to the Net Value of all other Receivables of such Payor or in such Payor Class and which constitute Purchased
Receivables hereunder, does not exceed the Concentration
Limits;

          (j) Such Receivable (A) has a Purchase Date no later than 150 days from its Billing Date, (B) with respect to all Purchases following the initial Purchase, the claim with respect to the related Receivable must be submitted to the related Payor no later than 30 days after the Discharge Date of the patient to whom the health care services giving rise to the Receivable were rendered and (C) is not past the statutory limit for collection applicable to the Payor;

          (k) The related Contract is, and was at the time of the services giving rise to the Receivable, in full force and effect and constitutes the legal, valid and binding obligation of the Payor enforceable against such Payor in accordance with its terms, such Receivable was created in accordance with the requirements of the Contract and applicable law (including without limitation, to the extent the Receivable is subject to limitations, regulations or restrictions imposed by HCFA, any Governmental Authority, workers' compensation law or a related Contract, compliance with respect to each such limitation, regulation or restriction has been confirmed by Seller's delivery of an opinion of counsel acceptable to Purchaser and the Purchaser's legal counsel) and is entitled to be paid pursuant to the terms of the related Contract, and a copy of any related Contract to which the Provider Affiliate, the Provider PC or the Provider Physician is a party shall be promptly delivered to the Purchaser upon the reasonable request of the Purchaser, the amount of the Eligible Receivable does not exceed the limitations so imposed, and each Receivable to which the fees are so restricted has been clearly identified as being subject to such restrictions;

          (l) Such Receivable is denominated and payable in Dollars of the United States and except as otherwise agreed by the Purchaser and the Servicer, the Eligible Receivable Amount of such Receivable is not in excess of $150,000;

          (m) Such Receivable is owned by the Seller free and clear of any Adverse Claim, and the Seller has the right to sell, assign and transfer the same and interests therein as contemplated under this Agreement and, upon such sale, the Purchaser has acquired a valid ownership interest in such Receivable, free and clear of any Adverse Claim;

          (n)  No consent from the Payor, the Provider
Affiliates, the Provider PCs, the Provider Physicians or any other Person shall be required to effect the sale of any Purchased Receivables. No Contract by its term requires any other means for the assignment of Purchased Receivables, other than as set forth in this Agreement. No notice of assignment which is inconsistent with the form of Notice to Payor attached hereto as Exhibit A has been delivered by the Seller or by any other Person to any Payor with respect to the Purchased Receivables, and neither the Seller nor any other Person has executed an effective written assignment relating to the Purchased Receivables which conflicts or is inconsistent with the terms of the Purchase Assignment delivered to the Purchaser;

          (o) Other than as set forth on Schedule 5 hereto, there are no procedures or investigations pending or threatened before HCFA (confirmed by Seller's delivery of an opinion of counsel acceptable to the Purchaser and the Purchaser's legal counsel) or any Governmental Authority (i) asserting the invalidity of such Receivable or such Contract, (ii) asserting the bankruptcy or insolvency of the related Payor, (iii) seeking the payment of such Receivable or payment and performance of such Contract or (iv) seeking any determination or ruling that might materially and adversely affect the validity or enforceability of such Receivable or such Contract;

          (p)  Neither such Receivable nor the related
Contract contravenes in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and no party to such related Contract is in violation of any such law, rule or regulation in any material respect;

          (q) Such Receivable complies with such additional criteria and requirements (other than those relating to the collectibility of such Receivables) as the Purchaser may from time to time specify to the Seller following 30 days' notice;

          (r) The Seller has no knowledge of any fact which should have led it to expect at the time of sale of such Receivable to the Purchaser that the Eligible Receivable
Amount of such Receivable would not be paid in full;

          (s)  The Seller has received, to the extent
applicable from each Provider Affiliate or each Provider PC, substantially the same representations and warranties set forth in (a) through (r) above and hereby assigns to the Purchaser and Service and hereby grants in favor of the Purchaser and the Servicer a security interest in all of the Seller's right, title and interest in and to the benefits of such representations and warranties to the Purchaser and the Servicer;

          (u) If such Receivable is a Medicare, Medicaid, CHAMPUS, CHAMPVA or other Governmental Receivable, the transfer of such Receivable from the Provider Physician, the Provider Affiliate, the Provider PC or the Seller is valid and does not violate any federal or state law and an opinion to such effect has been delivered to the Purchaser, the Servicer and the Trustee; and

          (v)  If such Receivable was originated by an
individual Provider Physician, such Provider Physician has executed an Independent Contractor (Physician) Agreement substantially in the form of Exhibit H and has delivered such agreement to the relevant Provider Affiliate or Provider PC.

The parties acknowledge that some of the foregoing representations and warranties may have been made only to the best of the Seller's knowledge. Nevertheless, notwithstanding the Seller's lack of knowledge with respect to an inaccuracy of a representation and warranty, the parties agree that any such inaccuracy shall be deemed a breach of the applicable representation or warranty.

          Section 4.3    Repurchase Obligations.

          Upon discovery by any party hereto of a breach of any representation or warranty in this Article IV which materially and adversely affects the value of a Purchased Receivable or the interests of the Purchaser therein, the party discovering such breach shall give prompt written notice to the other parties hereto; provided, however, the Purchaser's failure to give such prompt written notice shall not constitute a waiver of such breach or in any way "impair" the Servicer's or Purchaser's right or remedies hereunder. Thereafter, on the next Purchase Date, the Purchase Price for new Purchased Receivables, to the extent sufficient, shall be offset by the Net Value of such Receivable or the Seller shall, prior to the succeeding Determination Date, remit to the Purchaser the Net Value of such Receivable or the Purchaser shall offset the Net Value of such Receivable from other amounts due to the Seller hereunder. Such amount shall be deemed to be Collections of such Receivable (each such Receivable, a "Rejected Receivable") received and shall be deposited in the Collection Account. It is understood and agreed that the obligation of the Seller with respect to any Rejected Receivable pursuant to this Section 4.3 shall constitute the sole remedy by the Purchaser against the Seller for the breach of any representation or warranty in respect of such Receivable; provided, that the foregoing limitation shall not be construed to limit in any manner the Purchaser's right to (a) in the event the Seller fails to effect a repurchase as set forth herein above offset against any amounts it owes the Seller under this Agreement (including any Purchase Price), the Net Value of such Rejected Receivable; (b) declare the Termination Date to have occurred or to terminate the responsibilities of the Subservicer hereunder to the extent that such breaches also constitute an Event of Seller Default or (c) assert claims for fraud, conversion, or other tortious conduct against the Seller or the Sellers Affiliates. Except as set forth in
Section 4.3, the Seller shall have no right to repurchase or remit funds with respect to any Purchased Receivable. Upon the repurchase of a Rejected Receivable by the Seller pursuant to this Section 4.3, the Purchaser shall reconvey all of its right, title and interest in such repurchased Rejected Receivable to the Seller, pursuant to an assignment in the form of Exhibit F, and the Seller and the Purchaser shall mark conspicuously each invoice evidencing such Rejected Receivable with such legend.

ARTICLE V

GENERAL COVENANTS OF THE SELLER

          Section 5.1    Affirmative Covenants of the
Seller.

          The Seller shall, unless the Purchaser shall otherwise consent in writing:

          (a) Comply in all material respects with all applicable laws, rules, regulations and orders with respect to it, its business and properties and all Receivables, related Contracts and Collections with respect thereto;

          (b) Preserve and maintain its existence as a limited liability company existence, rights, franchises and other privileges in the jurisdiction of its organization and continue to operate its business in the manner set forth in
Section 4.1(a);

          (c) Cause to be delivered to the Purchaser on or before July 31 of each year beginning with July 31, 2000,
(i) a Manager's Certificate of the Seller in the form of Exhibit D, dated the date of such delivery; and (ii) upon reasonable request of Purchaser, an opinion of counsel, in form and substance satisfactory to the Purchaser, reaffirming as of the date of its delivery of the opinion of counsel which the Seller delivered to the Purchaser and the Servicer on the Closing Date pursuant to Section 3.1(e);

          (d) Deposit all Collections received in respect of Purchased Receivables into the appropriate Lockbox
Account within one Business Day of receipt;

          (e) Make all payments to each Payor necessary to prevent such Payor from offsetting a prior overpayment to the Seller against any amount such Payor owes on a Purchased Receivable except to the extent prohibited by Contract or by applicable laws, rules, regulations or decrees; and

          (f) Timely, pay the Program Fee and all amounts due to the Purchaser under Sections 2.2, 2.3, 4.3, 6.4,
9.1(a) and (b), and 10.4 of this Agreement.


          Section 5.2    Reporting Requirements of the
Seller.

          The Seller shall furnish, or cause to be furnished, to the Purchaser:

          (a) As soon as available, and in any event within 45 days after the end of each of the first three quarters of its fiscal year a consolidated financial statement of Coastal Physician Group, Inc. and its consolidated Subsidiaries (including the Seller, each Provider Affiliate, and each Provider PC), if any, as of the end of such quarter, for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer/member or chief accounting officer/member of Coastal Physician Group, Inc.;

          (b) As soon as available and in any event within 120 days after the end of its fiscal year, a copy of the consolidated financial statement of Coastal Physician Group, Inc. and its consolidated Subsidiaries (including the Seller, each Provider Affiliate and each Provider PC), if any, as of the end of such year and the related consolidated statements of income and retained earnings, and of cash flow, of Coastal Physician Group, Inc. and its consolidated Subsidiaries (including the Seller, each Provider Affiliate and each Provider PC), if any, for such year, in each case audited by a firm of independent public accountants reasonably acceptable to the Servicer;

          (c) Promptly after the sending or filing thereof, copies of all reports which the Seller, the Provider Affiliates, the Provider PCs or Coastal Physician Group, Inc. file with any Governmental Authority as they relate to the Seller's Receivables or send to any of the security holders of Coastal Physician Group, Inc. (in their capacity as security holders only) and a copy of the annual report (if any) of Coastal Physician Group, Inc.;

          (d) As soon as possible and in any event within five days after the occurrence of an Event of Seller Default (including without limitation a material adverse change in the financial condition of the Seller or Coastal Physician Group, Inc., as determined by the Servicer) or each event which, with the giving of notice or lapse of time or both, would constitute an Event of Seller Default, the statement of a manager or the chief executive officer of the Manager of the Seller setting forth complete details of such Event of Seller Default and the action which the Seller has taken, is taking and proposes to take with respect thereto;

          (e) On or before the tenth Business Day following the 45th day and 90th day of each calendar quarter commencing on the first full calendar quarter immediately following the Closing Date, federal tax lien search results in all applicable jurisdictions with respect to the Seller, the Provider Affiliate and/or the Provider PC upon the reasonable request of the Purchaser or the Servicer. In the event Seller fails to timely deliver such search results, the Purchaser or the Servicer may cause such searches to be completed at the Seller's sole expense;

          (f) So long as Coastal Physician Group, Inc., including its successors or assigns, is a reporting company under the Securities Exchange Act of 1934, as amended, copies of all public announcements, 10-K, 10-Q, 8-K and other similar reports shall be delivered to the Purchaser three (3) business days prior to the delivery of such reports to the public and/or any Governmental Authority; and

          (g)  Promptly, from time to time, such other
information, documents, records or reports respecting the Receivables or the Contracts or the condition or operations, financial or otherwise, of the Seller, the Provider Affiliates, the Provider Physicians, the Provider PCs, Coastal Physician Group, Inc. or any of its Subsidiaries to the extent permissible under applicable law, as the Purchaser may, from time to time, reasonably request.

          Section 5.3    Negative Covenants of the Seller.

          The Seller shall not, without the written consent of the Purchaser and the Servicer:

          (a)  Sell, assign (by operation of law or
otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any Receivable or related Contract with respect thereto, or, upon or with respect to the Lockbox Account, the Seller
Credit Reserve Account, the Offset Reserve Account, the
Collection Account, or any other account in which any Collections of any Receivable are deposited, or assign any right to receive income in respect of any Purchased
Receivable;

          (b) Extend, amend or otherwise modify the terms of the Receivables Purchase and Contribution Agreement or any Purchased Receivable, or amend, modify or waive any term or condition of any Contract related thereto or in any manner impede or interfere with the collection of such Purchased Receivable;

          (c) Make any material change in the character of its business or engage in any business other than as expressly permitted in its organization documents as of the date of this Agreement;

          (d) Make any change in its instructions to Payors regarding payments to be made to the Seller, the Provider
Affiliates, the Provider Physicians or the Provider PCs or payments to be deposited to the Lockbox Account;

          (e)  Be the subject of or have the Person(s)
controlling, directly or indirectly, the Seller be the subject of a merger or merge with or into or consolidate with or into, or convey, transfer, lease or otherwise dispose of all or substantially all of its assets (whether now owned or hereafter acquired), or acquire all or substantially all of the assets or capital stock or other ownership interest of, any Person;

          (f) Make any change to (i) the location of its chief executive office or the location of the office where
Records are kept or (ii) its company name or use of any tradenames, fictitious names, assumed names or "doing business as" names; or

          (g) Prepare any financial statements which shall account for the transactions contemplated hereby in any manner other than as a sale of the Purchased Receivables by the Seller to the Purchaser, and will not in any other respect account for or treat the transactions contemplated hereby (including but not limited to, for accounting, tax and reporting purposes) in any manner other than as a sale of the Purchased Receivables by the Seller to the Purchaser.

     It is understood and agreed that the obligation of the Seller to comply with the covenants set forth in this
Section 5.3 shall be subject to the Seller's obligation to comply with any order or directive of a Governmental Authority of competent jurisdiction and that compliance with such order or directive shall not constitute a breach of such covenant; provided, that the foregoing shall not be construed to limit in any manner the Purchaser's right to declare the Termination Date to have occurred to the extent that such noncompliance with such covenant (whether or not resulting from such an order or directive) shall constitute, or contribute to the determination of, an Event of Seller Default.


ARTICLE VI

ACCOUNTS ADMINISTRATION

          Section 6.1    Collection Account.

          The Purchaser and the Servicer acknowledge that certain amounts deposited in the Collection Account may relate to Receivables other than Purchased Receivables and that such amounts continue to be owned by the Seller. All such amounts shall be returned to the Seller in accordance with Section 6.3.

          Section 6.2    Determinations of the Servicer.

          On each Determination Date, the Servicer will determine:

          (a) the Net Value of all Purchased Receivables as of the prior Determination Date plus the Net Value of all Purchased Receivables purchased on the prior Purchase Date
(the "Prior Net Value Amount");

          (b)  the amount of Collections on all Purchased
Receivables received since the prior Determination Date (the
"Paid Receivables Amount");

          (c) the Net Value of all Purchased Receivables as of the current Determination Date (the "Current Net Value
Amount");

          (d)  an amount equal to (i) the Prior Net Value
Amount minus (ii) the Paid Receivables Amount minus (iii) the Current Net Value Amount (but not less than zero) (the
"Credit Deficiency"); and

          (e) the Net Value of Purchased Receivables which became Rejected Receivables since the prior Determination
Date and which have not been repurchased or offset in the manner set forth in Section 4.3 or Section 2.7 (the
"Rejected Amount").

The Servicer's determinations of the foregoing amounts shall be conclusive in the absence of manifest error. The
Servicer shall notify the Seller and the Purchaser of such determinations.

          Section 6.3    Distributions from Accounts.

          (a)  No later than 11:00 a.m. on each
Determination Date, following the determinations set forth in Section 6.2, the Servicer will notify the Trustee of such determinations and will cause the Trustee to withdraw in the following priority:

          (i)  the Paid Receivables Amount from the
Collection Account and deposit such amount in the Purchase
Account;

          (ii) the Credit Deficiency, if any, from the Seller Credit Reserve Account and deposit such amount in the Purchase Account;

          (iii)     the Rejected Amount, if any, from the
Collection Account and deposit it in the Purchase Account;
and

          (iv) the remaining amount from the Collection
Account and pay such amount by check or wire transfer to the Seller.

          (b) Until the Termination Date on each Purchase Date following the Purchase on such date, the Servicer shall cause the Trustee to withdraw (i) all amounts deposited hereunder (net of withdrawals required hereunder) from the Seller Credit Reserve Account in excess of the Specified Credit Reserve Balance and (ii) all amounts deposited hereunder (net of withdrawals required hereunder) from the Offset Reserve Account in excess of the Specified Offset Reserve Balance and shall pay such amounts by check or wire transfer to the Seller.

          Section 6.4    Allocation of Moneys following
Termination Date.

          (a) Following the Termination Date, the Servicer shall cause the Trustee to the extent funds deposited hereunder (net of withdrawals required hereunder) are sufficient, to withdraw an amount equal to the unpaid Program Fee from the Offset Reserve Account on each Purchase Date and deposit it in the Equity Account. To the extent that such funds do not equal the Program Fee, the Seller shall deposit in the Equity Account the balance of the Program Fee within five Business Days following demand therefor.

          (b) On the first Determination Date on which the aggregate Net Value of all Purchased Receivables (other than Defaulted Receivables) (i) is less than 10% of the aggregate Net Value of Purchased Receivables (other than Defaulted Receivables) on the Termination Date and (ii) is less than the aggregate amounts deposited hereunder (net of withdrawals required hereunder, other than as set forth in this Section 6.4(b)) and remaining in the Seller Credit Reserve Account and the Offset Reserve Account, the Servicer shall cause the Trustee to withdraw an amount equal to such aggregate Net Value from such accounts and deposit it in the Purchase Account. Thereupon the Servicer shall cause the Trustee to disburse to the Seller funds in an amount equal to the amount held in the Collection Account, the Seller Credit Reserve Account and the Offset Reserve Account related to the Seller and all interests of the Purchaser in all Purchased Receivables owned by the Purchaser shall be reconveyed by the Purchaser to the Seller and all interests of the Purchaser in all Purchased Receivables owned by the Purchaser shall be reconveyed by the Purchaser to the Seller. Following such disbursement and reconveyance, this Agreement, except Section 9.1, shall be deemed terminated, and the Purchaser shall release and shall cause the Trustee to release all of their respective interests in the Receivables of the Seller.

          Section 6.5    Accounting.

          The Servicer shall make all determinations of actual and required amounts in each of the accounts established pursuant to this Agreement, maintain detailed accounting records of all deposits and withdrawals for each such account, including the Seller and the Receivables with respect to which such deposits and withdrawals were made and notify the Trustee as to such determinations.


ARTICLE VII

APPOINTMENT OF THE SUBSERVICER
AND SUCCESSOR SERVICER

          Section 7.1    Appointment of the Subservicer.

          The Servicer and the Purchaser hereby appoint Coastal Physician Group, Inc. to act as Subservicer hereunder, and Coastal Physician Group, Inc. accepts such appointment. The Subservicer shall service the Purchased Receivables and enforce the Purchaser's respective rights and interests in and under each Receivable and each related Contract and shall serve in such capacity, including, in the event the Servicer has resigned or been terminated, until the termination of its responsibilities pursuant to Section 7.9, 7.11, or 8.1. The Subservicer hereby agrees to perform the duties and obligations with respect thereto set forth herein. Notwithstanding any term or provision hereof to the contrary, the Seller, the Subservicer, and the Purchaser hereby acknowledge and agree that the Servicer acts as agent hereunder for the Purchaser and has no duties or obligations to, will incur no liabilities or obligations to, and does not act as an agent in any capacity for, the Seller or the Subservicer.

          Section 7.2    Additional Subservicers.

          The Subservicer may, with the prior consent of the Purchaser and the Servicer, which consent shall not be unreasonably withheld, subcontract with a subservicer (each such servicer, an "Additional Subservicer") for collection, servicing or administration of the Receivables, provided, that (a) to the extent required by law, the Subservicer, the Provider Affiliates, the Provider Physicians and/or the Provider PCs shall continue to perform their obligations with respect to collections of Medicaid Receivables, Medicare Receivables, CHAMPUS Receivables, CHAMPVA Receivables and other Governmental Receivables, (b) the Subservicer shall remain liable for the performance of the duties and obligations of the Additional Subservicer pursuant to the terms hereof and (c) any subservicing agreement that may be entered into and any other transactions or services relating to the Purchased Receivables involving an Additional Subservicer (each such agreement, an "Additional Subservicing Agreement") shall be deemed to be between the Additional Subservicer and the Subservicer alone and the Purchaser and Servicer shall not be deemed parties thereto and shall have no obligations, duties or liabilities with respect to the Additional Subservicer.

          Section 7.3    Duties and Responsibilities of the
Subservicer.

          (a) The Subservicer shall conduct the servicing, administration and collection of the Purchased Receivables and shall take, or cause to be taken, all such actions as may be necessary or advisable to service, administer and collect each Purchased Receivable, from time to time, all in accordance with (i) customary and prudent servicing procedures for health care receivables of a similar type, and (ii) all applicable laws, rules and regulations.

          (b) The duties of the Subservicer shall include, without limitation:

          (i) monitoring the preparation and submission of claims to, and post-billing liaison with, Eligible Payors;

          (ii) arranging for the direct remittance of all Collections on Purchased Receivables to the Commercial
Lockbox Account (other than Collections with respect to Medicaid Receivables, Medicare Receivables, CHAMPUS
Receivables, CHAMPVA Receivables and other Governmental
Receivables, in respect of which it shall arrange for the direct remittance of such Collections to the Medicare
Lockbox Account or as otherwise provided in Section 2.3);

          (iii) remitting any Collections with respect to Medicaid Receivables, Medicare Receivables, CHAMPUS Receivables, CHAMPVA Receivables and other Governmental Receivables (to the extent required by applicable law to be paid to the Seller, the Subservicer, a Provider Affiliate, a Provider Physician or a Provider PC) it may receive directly for deposit in the Medicare Lockbox Account or as otherwise provided in Section 2.3 and remitting any Collections on other Purchased Receivables it may receive (all such funds received by the Subservicer shall be held by the Subservicer in trust for the benefit of the Purchaser) directly for deposit in the Commercial Lockbox Account, in each case no later than by the end of the day after the receipt thereof or the following Business Day if the day after receipt thereof is not a Business Day;

          (iv) maintaining, or causing to be maintained, all necessary Servicing Records with respect to the Purchased Receivables and promptly delivering such reports to the Purchaser or the Servicer in respect of the servicing of the Purchased Receivables (including information relating to its performance under this Agreement) as may be required hereunder or as the Purchaser or the Servicer may reasonably request;

          (v) maintaining and implementing administrative and operating procedures (including, without limitation, an ability to recreate Servicing Records evidencing the Purchased Receivables in the event of the destruction of the originals thereof) and keeping and maintaining all documents, books, records and other information reasonably necessary or advisable for the collection of the Purchased Receivables (including, without limitation, records adequate to permit the identification of each new Purchased Receivable and all Collections of and adjustments to each existing Purchased Receivable);

          (vi) identifying each Purchased Receivable clearly and unambiguously in its Servicing Records to reflect that such Purchased Receivable is owned by the Purchaser;

          (vii) complying in all material respects with all applicable laws, rules, regulations and orders with respect to it, its business and properties and all Purchased Receivables and related Contracts and Collections with respect thereto;

          (viii)    preserving and maintaining its
existence, rights, franchises and privileges in the jurisdiction of its organization, and qualifying and remaining qualified in good standing as a foreign organization or other entity, and qualifying to and remaining authorized to perform obligations as Subservicer (including enforcement of collection of Purchased Receivables on behalf of the Purchaser) in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would materially adversely affect (A) the rights or interests of the Purchaser in the Purchased Receivables, (B) the collectibility of any Purchased Receivable or (C) the ability of the Subservicer to perform its obligations hereunder or under the Contracts;

          (ix) any time and from time to time at reasonable intervals upon notice to the Subservicer and during regular business hours, permitting the Purchaser, the Servicer or any of their agents or representatives, (A) to examine and make copies of and abstracts from all Servicing Records, and
(B) to visit the offices and properties of the Subservicer, the Provider Affiliates, and the Provider PCs for the purpose of examining such Servicing Records, and to discuss matters relating to the Receivables or the Subservicer's performance under this Agreement with any officer, member or employee of the Subservicer or the Provider Affiliate or the Provider PC having knowledge of such matters;

          (x) at the request of the Servicer, maintaining at its own expense, a blanket fidelity bond with broad coverage, with responsible companies acceptable to the Servicer, on all officers, employees or other persons acting on behalf of the Subservicer in any capacity with regard to the Purchased Receivables, including those handling funds, money, documents and papers relating to the Purchased Receivables. Any such fidelity bond shall protect and insure the Subservicer (and through the Subservicer, the Servicer and the Purchaser) against losses commonly protected against by bonds of a similar type, including forgery, theft, embezzlement, fraud, and negligent acts of such persons and shall be maintained at a level acceptable to the Servicer. No provision of this Section requiring such fidelity bond shall diminish or relieve the Subservicer from its duties and obligations as set forth in this Agreement. Any amounts received under any such bond with respect to Purchased Receivables shall be deposited by the Subservicer in the Collection Account and treated in the same manner as Collections with respect to such Purchased Receivables. Upon request of the Purchaser or the Servicer, the Subservicer shall cause to be delivered to the Purchaser and the Servicer a certification evidencing coverage under such fidelity bond. Promptly upon receipt of any notice from the surety or the insurer that such fidelity bond has been terminated or modified in a materially adverse manner, the Subservicer shall notify the Servicer of any such termination or modification;

          (xi) monitoring all actions, suits, proceedings, disputes, offsets, deductions, defenses or counterclaims that may be asserted by a Payor or Governmental Authority with respect to any Provider Affiliate or Provider PC or Purchased Receivable;

          (xii) notifying the Purchaser and the Servicer of any action, suit, proceeding, dispute, offset, deduction, defense or counterclaim that is or may be asserted by a Payor or Governmental Authority with respect to any Purchased Receivable; and

          (xiii) providing the Purchaser and the Servicer with a report on each Determination Date in the form of Exhibit G.

          (c)  Notwithstanding anything herein to the
contrary, all collection functions in respect of Medicaid
Receivables, Medicare Receivables, CHAMPUS Receivables,
CHAMPVA Receivables and other Governmental Receivables shall be performed in accordance with Medicaid Regulations, Medicare Regulations, CHAMPUS Regulations and CHAMPVA
Regulations.

          (d) Notwithstanding any other provision herein to the contrary, the Subservicer shall undertake and complete upon the reasonable request of the Servicer, and shall confirm such undertaking and completion, whatever actions, filings or notices necessary to comply with the Federal Assignment of Claims Act to the extent such law is applicable to the sale, transfer and assignment of Governmental Receivables.

          (e) The Purchaser shall not have any obligation or liability with respect to any Purchased Receivables or related Contracts, nor shall it be obligated to perform any of the obligations of the Subservicer hereunder.

          Section 7.4    Authorization of the Servicer.

          The Seller hereby authorizes the Servicer
(including any successors thereto) to take any and all reasonable steps in its name and on its behalf necessary or desirable and not inconsistent with the sale of the Purchased Receivables to the Purchaser, in the determination of the Servicer as the case may be, to collect all amounts due under any and all Purchased Receivables and process all Collections and related Remittance Advices within five Business Days of receipt thereof. Further, the Servicer is authorized, to the extent permitted under and in compliance with applicable law and regulations, to commence proceedings with respect to enforcing payment of such Purchased Receivables and the related Contracts, and adjusting, settling or compromising the account or payment thereof, to the same extent as the Seller could have done if it had continued to own such Receivable. The Seller shall furnish the Servicer (and any successors thereto) with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder, and shall cooperate with the Servicer to the fullest extent in order to ensure the collectibility of the Purchased Receivables.
Notwithstanding anything to the contrary contained herein, the Servicer shall have the absolute and unlimited right to direct the Subservicer (who shall be obligated to cause the applicable Provider Affiliate and Provider PC) to commence or settle any legal action to enforce collection of any Purchased Receivable or to foreclose upon, repossess or take any other action which the Servicer deems necessary or advisable with respect thereto. In no event shall the Subservicer be entitled to make the Purchaser or the Servicer a party to any litigation without such party's express prior written consent.

          Section 7.5    Subservicing Fee; Subservicing
Expenses.

          On each Purchase Date, the Subservicer shall be paid a subservicing fee by the Servicer for its performance as Subservicer hereunder (the "Subservicing Fee") from the Servicer's own funds in an amount equal to 8.50% of the Collections, if any, with respect to Purchased Receivables that were received by the Servicer during the period from the prior Determination Date to such Determination Date; provided that, if Coastal Physician Group, Inc. ceases to be Subservicer hereunder, the Servicer's obligation to pay the Subservicing Fee shall terminate. The Servicer shall have no obligation for the payment of any fees due under any Additional Subservicer Agreement. The Servicer shall offset the Subservicing Fee from the Administrative Fee to be deposited with the Servicer on such Purchase Date. In the event the Subservicing Fee is greater than the Administrative Fee to be deposited on such Purchase Date, the Servicer shall pay to the Subservicer an amount equal to the Net Subservicing Fee for such Purchase Date. The Subservicer shall be required to pay for all expenses incurred by the Subservicer in connection with its activities hereunder (including any payments to accountants, counsel or any other Person) and shall not be entitled to any payment or reimbursement therefor.

          Section 7.6    Annual Statement as to Compliance.

          The Subservicer shall deliver to the Purchaser and the Servicer on or before July 31 of each year beginning with July 31, 2000, a Manager's Certificate stating, as to each signer thereof, that (a) a review of the activities of the Subservicer during the preceding calendar year and of performance under this Agreement has been made under such officer/member's supervision; (b) to the best of such officer/member's knowledge, based on such review, the Subservicer has fulfilled all its obligations as Subservicer under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such office/member and the nature and status thereof.

          Section 7.7    Transfer of Servicing Between
Subservicer and Servicer.

          (a)  Upon determination by the Servicer that
greater than 10% of the Purchased Receivables remain outstanding for greater than 120 days after their respective Billing Date, the Servicer may immediately give notice to the Subservicer that the Servicer will assume servicing of such portion of the Purchased Receivables that remain outstanding for greater than 120 days after their respective Billing Date. Thereupon, the Servicer shall assume the servicing responsibilities of Subservicer in respect of such Purchased Receivables. The Subservicer shall thereupon provide or cause the Provider Affiliates, Provider Physician and/or Provider PC to provide the Servicer with all information, documents and records (including original copies of documents), to the extent required by the Servicer to perform its duties (including such records stored electronically on computer tapes, magnetic discs and the like as may be reasonably requested by the Servicer).

          (b)  Notwithstanding the provisions of the
preceding clause (a), the Subservicer shall maintain ongoing payment records with respect to each Purchased Receivable serviced by the Servicer.

          (c) The Subservicer shall pay all reasonable fees and costs of the Servicer in connection with its duties under this Section 7.7.

          Section 7.8    Subservicer Not to Resign.

          The Subservicer shall not resign from the obligations and duties hereby imposed on it except upon determination that (a) the performance of its duties hereunder has become impermissible under applicable law and
(b) there is no reasonable action which the Subservicer could take to make the performance of its duties hereunder permissible under applicable law. Any such determination permitting the resignation of the Subservicer shall be evidenced as to clause (a) above by an opinion of counsel to such effect delivered to the Purchaser and the Servicer. No such resignation shall become effective until the Servicer shall have assumed the responsibilities and obligations of the Subservicer in accordance with Section 7.9.

          Section 7.9    Appointment of the Successor
Subservicer.

          In connection with the termination of the Subservicer's responsibilities under this Agreement pursuant to Section 8.1, the Servicer may, in its discretion, except with respect to Section 8.1(c) in which case the Servicer shall, (a) succeed to and assume all of the Subservicer's responsibilities, rights, duties and obligations as Servicer (but not in any other capacity) under this Agreement except with respect to Medicaid Receivables, Medicare Receivables, CHAMPUS Receivables, CHAMPVA Receivables and other Governmental Receivables or (b) require the Subservicer to continue to act as Subservicer for all of its outstanding Purchased Receivables at the time of the Event of Seller Default.

          Section 7.10   Duties of the Subservicer to the
Successor Servicer.

          At any time following the succession of the Servicer to the responsibilities of Subservicer under
Section 7.9(a):

          (a) The Subservicer agrees that it will terminate its activities as Subservicer hereunder, except its collection functions in respect of Medicaid, Medicare, CHAMPUS, CHAMPVA and other Governmental Receivables, in a manner acceptable to the Servicer so as to facilitate the transfer of servicing to the Servicer including, without limitation, timely delivery (i) to the Servicer of any funds that were required to be remitted to the Servicer for deposit in the Collection Account, and (ii) to the Servicer, at a place selected by the Servicer, of all information, documents and records (including original copies of documents), to the extent required by the Servicer to perform its duties under the Agreement (including such records stored electronically on computer tapes, magnetic discs and the like as may be reasonably requested by the Servicer). The Subservicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitely vest and confirm in the Servicer all rights, powers, duties, responsibilities, obligations and liabilities of the Subservicer.

          (b)  The Subservicer shall terminate each
Additional Subservicing Agreement that may have been entered into and the Servicer shall not be deemed to have assumed any of the Subservicer's interest therein or to have replaced the Subservicer as a party to any such Additional
Subservicing Agreement.

          (c) Notwithstanding any termination of the Seller as Subservicer hereunder, the Seller agrees that it will continue to follow the procedures set forth in Section
7.3(b)(iii) with respect to Collections on Purchased
Receivables.

          Section 7.11   Effect of Termination or
Resignation.

          Any termination or resignation of the Subservicer under this Agreement shall not affect any claims that the Purchaser or the Servicer may have against the Subservicer for events or actions taken or not taken by the Subservicer arising prior to any such termination or resignation.


ARTICLE VIII

EVENTS OF SELLER DEFAULT

          Section 8.1    Events of Seller Default.

          If any of the following events (each, an "Event of Seller Default") shall occur and be continuing:

          (a) The Seller shall materially fail to perform or observe any term, covenant or agreement contained in this Agreement or any Related Document;

          (b) The Subservicer shall materially fail to perform or observe any term, covenant or agreement contained in this Agreement;

          (c)  A default shall have occurred and be
continuing under any instrument or agreement evidencing, securing or providing for the issuance of Debt of the Seller;

          (d) The Seller shall generally not pay any of its respective Debts as such Debts become due, or shall admit in writing its inability to pay its Debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Seller seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or any of its Debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Seller shall take any company action to authorize any of the actions set forth in this subsection;

          (e) Except as set forth on Schedule 7, judgments or orders for the payment of money (other than such judgments or orders in respect of which adequate insurance is maintained for the payment thereof) against the Seller or in excess of $100,000 in the aggregate against the Seller, any of the Provider Affiliates, any of the Provider PCs or any of their Affiliates shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 30 days or more;

          (f) There is a material breach of any of the representations and warranties of the Seller set forth in Sections 4.1 or 4.2 that, if curable, has remained uncured for a period of 30 days;

          (g)  Any Governmental Authority (including the
Internal Revenue Service or the Pension Benefit Guaranty
Corporation) shall file notice of a lien with regard to any of the assets of the Seller, any Provider Affiliate or any Provider PC other than a lien that does not materially adversely affect the financial condition of the Seller, the Provider Affiliate or the Provider PC, as the case may be, or the Subservicer's ability to perform as Subservicer and that (1) is limited by its terms to assets other than Receivables or (2) remains undischarged for a period of 30 days;

          (h)  As of the first day of any month, the
aggregate Net Value of Purchased Receivables which became Defaulted Receivables or Rejected Receivables (other than those with respect to which a withdrawal has previously been made from the Offset Reserve Account and those which the Seller has repurchased pursuant to Section 4.3 of this Agreement) during the prior three-month period shall exceed 10% of the average aggregate Net Values of all Purchased Receivables then owned by the Purchaser (other than Defaulted Receivables) at the end of each of such three months;

          (i) The Servicer shall have reasonably determined that any event which materially adversely affects the collectibility of the Receivables has occurred, or that any other event which materially adversely affects the financial condition of the Seller or the Subservicer, the ability of the Seller to purchase from the Provider Affiliates, the ability of the Subservicer to collect Purchased Receivables in its capacity as Subservicer or the ability of the Seller or Subservicer to perform hereunder has occurred;

          (j) The Servicer shall have reasonably determined that any event which with the passage of time will result in a breach under Section 8.1(g), or that any other event which materially adversely affects the financial condition of Coastal Physician Group, Inc. such that Coastal Physician Group, Inc.'s reported consolidated shareholders' equity is less than negative $71,000,000, unless otherwise approved by the Servicer, or that any other event which materially adversely affects the ability of the Seller to purchase from the Provider Affiliates and SHG/PhyAmerica Physician Services, Inc., a North Carolina corporation, the ability of the Subservicer to collect Purchased Receivables in its capacity as Subservicer or the ability of the Seller or Subservicer to perform hereunder or under any Related Document has occurred;

          (k)  A deterioration has taken place in the
quality of servicing of Purchased Receivables or other
Receivables serviced by the Seller which the Servicer, in its reasonable discretion, determines to be material;

          (l) This Agreement and the Related Documents shall for any reason cease to evidence the transfer to the Purchaser (or its assignees or transferees) of the legal and equitable title to, and ownership of, the Purchased
Receivables;

          (m)  The Lockbox Account Agreement or the Related
Documents (with the exception of the Independent Contractor
(Physician) Agreements) shall have been amended or terminated without the written consent of the Purchaser and the Servicer;

          (n)  The amount deposited hereunder (net of
withdrawals required hereunder) in the Seller Credit Reserve
Account has remained at less than the Specified Credit
Reserve Balance for fourteen (14) consecutive days;

          (o)  The amount deposited hereunder (net of
withdrawals required hereunder) in the Offset Reserve
Account has remained at less than the Specified Offset
Reserve Balance for fourteen consecutive days;

          (p) A Principal Amortization Event shall have been declared; or

          (q) Coastal Physician Group, Inc. fails to file with the appropriate governmental filing office(s), within twenty (20) days of the Closing Date, form 10-K and Form 10-Q with respect to the fiscal year ending December 31, 1998 and subsequent events subject to disclosure.

then and in any such event, the Servicer shall, by notice to the Seller and the Purchaser declare that an Event of Seller Default shall have occurred and, the Termination Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by the Seller and the Purchaser shall make no further Purchases from the Seller. Upon any such declaration or automatic occurrence, the Purchaser and the Servicer shall have, in addition to all other rights and remedies under this Agreement, all other rights and remedies provided under the UCC and other applicable law, which rights shall be cumulative provided, that, if an event of the kind described in 8.1(c) occurs with regard to the Seller, an Event of Seller Default shall be deemed to have occurred automatically.


ARTICLE IX

INDEMNIFICATION

          Section 9.1    Indemnities by the Seller.

          (a) Without limiting any other rights that the Purchaser, the Servicer, or any director, officer, member, employee, agent, successor or assign of either such party (each an "Indemnified Party") may have hereunder or under applicable law, the Seller hereby agrees to indemnify each Indemnified Party from and against any and all claims, losses, liabilities, obligations, damages, penalties, actions, judgments, suits, and related costs and expenses of any nature whatsoever, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") which may be imposed on, incurred by or asserted against an Indemnified Party in any way arising out of or relating to any breach of the Seller's or the Subservicer's representations, warranties, covenants or obligations under this Agreement or Related Documents or the ownership of the Purchased Receivables or in respect of any of the Seller's Receivable or any of the Seller's Contracts, excluding, however, (i) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party or
(ii) recourse for unpaid Purchased Receivables. Without limiting or being limited by the foregoing, the Seller and the Subservicer shall pay, jointly and severally, on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from:

          (A) reliance on any representation or warranty made or deemed made by the Seller (or any of its officers or members) under or in connection with this Agreement (except with respect to a Purchased Receivable, as to which the Purchaser's remedies are set forth in Section 4.3), any report or any other information delivered by the Seller pursuant hereto, which shall have been incorrect in any material respect when made or deemed made or delivered;

          (B) the failure by the Seller to comply with any term, provision or covenant contained in this Agreement, or any agreement executed by it in connection with this Agreement or with any applicable law, rule or regulation with respect to any Purchased Receivable, the related
Contract, or the nonconformity of any Purchased Receivable or the related Contract with any such applicable law, rule or regulation; or

          (C) the failure to vest and maintain vested in the Purchaser, or to transfer to the Purchaser, legal and equitable title to and ownership of the Receivables which are, or are purported to be, Purchased Receivables, together with all Collections in respect thereof, free and clear of any Adverse Claim (except as permitted hereunder) whether existing at the time of the Purchase of such Receivable or at any time thereafter.

          (b)  Any Indemnified Amounts subject to the
indemnification provisions of this Section shall be paid to the Indemnified Party within five Business Days following demand therefor, together with interest at the lesser of 12% per annum or the highest rate permitted by law from the date of demand for such Indemnified Amount.

          Section 9.2    Security Interest.

          The Seller hereby grants to the Purchaser a first priority perfected security interest in the Seller's right, title and interest in, to and under all of the Seller's Receivables not sold to the Purchaser hereunder, including all rights to payments under any related Contracts or other agreements with all Payors, and all the Collections, Records and proceeds thereof, as security for the timely payment and performance of any and all obligations the Seller or the Subservicer may owe the Purchaser under Sections 2.2, 2.3, 4.3, 5.1(f), 6.4, 9.1(a) and (b), and 10.4, but excluding recourse for unpaid Purchased Receivables. This Section 9.2 shall constitute a security agreement under the UCC and any other applicable law and the Purchaser shall have the rights and remedies of a secured party thereunder. Such security interest shall be further evidenced by Seller's execution of appropriate UCC-1 financing statements prepared by and acceptable to the Purchaser, and such other further assurances that may be reasonably requested by the Purchaser from time to time.


ARTICLE X

MISCELLANEOUS

          Section 10.1   Notices, Etc.

          All notices and other communications provided for hereunder shall, unless otherwise stated herein, shall be in writing and mailed or telecommunicated, or delivered as to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall not be effective until received by the party to whom such notice or communication is addressed.

          Section 10.2   Remedies.

          No failure on the part of the Purchaser or the Servicer to exercise, and no delay in exercising, any right hereunder or under any Purchase Assignment shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          Section 10.3   Binding Effect; Assignability.

          This Agreement shall be binding upon and inure to the benefit of the Seller, the Subservicer, the Purchaser, the Servicer and their respective successors and permitted assigns. Neither the Seller nor the Subservicer may assign any of their rights and obligations hereunder or any interest herein without the prior written consent of the Purchaser and the Servicer. The Purchaser may, at any time, without the consent of the Seller or the Subservicer, assign any of its rights and obligations hereunder or interest herein to any Person. Any such assignee may further assign at any time its rights and obligations hereunder or interests herein without the consent of the Seller or the Subservicer. Without limiting the generality of the foregoing, the Seller acknowledges that the Purchaser has assigned its rights hereunder to the Trustee for the benefit of third parties. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until its termination, provided, that the rights and remedies with respect to any breach of any representation and warranty made by the Seller or the Servicer pursuant to Article IV and the indemnification and payment provisions of Article IX shall be continuing and shall survive any termination of this Agreement.

          Section 10.4   Costs, Expenses and Taxes.

          (a) In addition to the rights of indemnification under Article IX, the Seller agrees to pay upon demand, all reasonable costs and expenses in connection with the administration (including periodic auditing, modification and amendment) of this Agreement, and the other documents to be delivered hereunder, including without limitation: (i) the reasonable fees and out-of-pocket expenses of counsel for the Purchaser or the Servicer with respect to (A) advising the Purchaser as to its rights and remedies under this Agreement or (B) the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Purchase Assignment or the other documents to be delivered hereunder; and (ii) any and all stamp, sales, excise and other taxes (other than income and franchise taxes applicable to the Purchaser) and fees payable or determined to be payable in connection with the execution, delivery, filing or recording of this Agreement, each Purchase Assignment or the other agreements and documents to be delivered hereunder, and agrees to indemnify and save each Indemnified Party from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

          (b) If the Seller or the Subservicer fails to pay any Lockbox Agreement fees or to pay or perform any agreement or obligation contained herein, the Purchaser may, or may direct to the Servicer to, (but shall not be required to) itself pay or perform, or cause payment or performance of, such agreement or obligation, and the expenses of the Purchaser or the Servicer incurred in connection therewith shall be payable by the party which has failed to so perform upon the Purchaser's or the Servicer's demand therefor.

          Section 10.5   No Proceedings.

          The Seller and the Subservicer each hereby agree that it will not, directly or indirectly, institute, or cause to be instituted, against the Purchaser any proceeding of the type referred to in Section 8.1(c) so long as there shall not have elapsed one year plus one day since the date on which this Agreement shall be deemed terminated in accordance with Section 6.4(b).

          Section 10.6   Amendments; Waivers; Consents.

          No modification, amendment or waiver of, or with respect to, any provision of this Agreement, and all other agreements, instruments and documents delivered pursuant hereto or thereto, nor consent to any departure by the Seller or the Subservicer from any of the terms or conditions thereof, shall be effective unless it shall be in writing and signed by each of the parties hereto. Any waiver or consent shall be effective only in the specific instance and for the purpose for which given. No consent to or demand on the Seller or the Subservicer in any case shall, in itself, entitle it to any other consent or further notice or demand in similar or other circumstances. This Agreement, the Related Documents and the documents referred to therein embody the entire agreement among the Seller, the Subservicer, the Purchaser and the Servicer, and supersede all prior agreements and understandings relating to the subject hereof, whether written or oral.

Section 10.7   GOVERNING LAW; CONSENT TO JURISDICTION;
WAIVER OF JURY TRIAL.

          (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAWS PROVISIONS) OF THE STATE OF OHIO, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE INTERESTS OF THE PURCHASER IN THE PURCHASED RECEIVABLES OR REMEDIES HEREUNDER OR THEREUNDER, IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF OHIO.

          (b)  THE SELLER AND THE SUBSERVICER HEREBY SUBMIT
TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF
OHIO AND THE UNITED STATES DISTRICT COURT LOCATED IN THE
SOUTHERN DISTRICT OF OHIO, AND EACH WAIVES PERSONAL SERVICE
OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH
SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO
THE ADDRESS SET FORTH ON THE SIGNATURE PAGE HEREOF AND
SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS
AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE U.S. MAILS,
POSTAGE PREPAID.  THE SELLER, AND THE SUBSERVICER EACH
HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS,
AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED
HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR
EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.
NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF THE
PURCHASER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER
PERMITTED BY LAW OR AFFECT THE RIGHT OF THE PURCHASER TO
BRING ANY ACTION OR PROCEEDING AGAINST THE SELLER OR ITS
PROPERTY, OR THE SUBSERVICER OR ITS PROPERTY IN THE COURTS
OF ANY OTHER JURISDICTION.  THE SELLER AND THE SUBSERVICER
EACH HEREBY AGREE THAT THE EXCLUSIVE AND APPROPRIATE FORUMS
FOR ANY DISPUTE HEREUNDER ARE THE COURTS OF THE STATE OF
OHIO AND THE UNITED STATES DISTRICT COURT LOCATED IN THE
SOUTHERN DISTRICT OF OHIO AND AGREE NOT TO INSTITUTE ANY
ACTION IN ANY OTHER FORUM.

          (c) THE SELLER, AND THE SUBSERVICER EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

          Section 10.8   Execution in Counterparts;
Severability.

          This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

PHYAMERICA RECEIVABLES LLC, as Seller

By:  PhyAmerica Member Corp., its Manager



By:
Name:     Steven M. Scott, M.D.
Title:    President

Address at which the chief executive office is located:

Address:       2828 Croasdaile Drive
               Durham, NC  27705
Attention:               Steven M. Scott, M.D.
Phone number:  (919) 383-0355
Telecopier number:  (919) 383-9226


Additional names under which Seller does business:




Additional locations at which Provider Affiliates and Provider PCs do business and additional locations at which Records are maintained:

544 E 1st Ave.
Ashland, AL  36251

1330 Hwy. 231 S
Troy, AL  36081

201 Pine St. NW
Hartselle, AL  35640

1874 Beltline Rd SW
Decatur, AL  35609-2211

224 E Matthews
Jonesboro, AR  72401-3156

6501 N 19th Ave.
Phoenix, AZ  85015-1690


515 N Mesa Dr.
Mesa, AZ  85201-5989

1947 E Thomas Rd
Phoenix, AZ  85016-7710

3838 N Campbell Ave.
Tucson, AZ  85719-1497

624 E Elder St.
Fallbrook, CA  92028-3099

400 N. Clyde Morris Blvd.
Daytona Beach, FL  32114

264 S Atlantic Ave.
Ormond Beach, FL  32176-8192

1401 W Seminole Blvd.
Sanford, FL  32771-6737

3100 Douglas Rd
Coral Gables, FL  33134-6990

5000 W Oakland Park Blvd.
Ft. Lauderdale, FL  33313-1585

1000 MarWalt Dr.
Ft. Walton Beach, FL  32547-6795

818 Main Ln.
Orlando, FL  32801

151 Redstone Ave. SE
Crestview, FL  32539

6000 49th St. N.
St. Petersburg, FL  33709-2145

Hwy. 20 W
Palatka, FL  32177

2190 Hwy. 85 N
Niceville, FL  32578-1053

200 N Lakemont Ave.
Winter Park, FL  32792-3273

3651 Wheeler Rd., 4th Floor
Augusta, GA  30909

3651 Wheeler Rd.
Augusta, GA  30909

201 Hospital Rd
Canton, GA  30114-2408

60 Hospital Rd
Newnan, GA  30263-1210

3100 Kemble Ave.
Brunswick, GA  31520-4211

2000 Dan Proctor Dr.
St. Mary's, GA  31558-3799

120 Gordon St.
Washington, GA  30673

4643 Waimea Canyon Dr.
Waimea, HI  96796

695 N Kellog St.
Galesburg, IL  61401-2807

605 N 12th St.
Mt. Vernon, IL  62864-2899

210 W Walnut St.
Canton, IL  61520-2497

201 S 14th St.
Herrin, IL  62948-3631

718 Glenview Ave.
Highland Park, IL  60035-2497

405 W Jackson St.
Carbondale, IL  62901-2904

530 Park Ave. E
Princeton, IL  61356-2598

9600 Gross Point Rd
Skokie, IL  60076-1257

503 N Maple St.
Effingham, IL  62401-2099

320 N Section St.
Sullivan, IN  47882-1239

1451 N Gardner
Scottsburg, IN  47170-7751

3901 S 7th St.
Terre Haute, IN  47802-5709

1 King's Daughters' Dr.
Madison, IN  47250-3357

1801 Ashley Cir.
Bowling Green, KY  42104-3384

50 Sterling Ave.
Mt. Sterling, KY  40353-1100

2000 Holiday Ln.
Fulton, KY  42041

Eastern Bypass
Richmond, KY  40476

1099 Medical Center Cir.
Mayfield, KY  42066

150 N Eagle Creek Drive
Lexington, KY  40509-1807

1020 Fertitta Blvd.
Leesville, LA  71446-4697

6000 Bullard Ave.
New Orleans, LA  70128-2898

1125 Marguerite St.
Morgan City, LA  70380-1855

9000 Franklin Square Dr.
Baltimore, MD  21237-3901

900 Caton Ave.
Baltimore, MD  21229

1900 Columbus Ave.
Bay City, MI  48708-6880

818 Riverside Ave.
Adrian, MI  49221-1446

500 E. Pottawatamie
Tecumseh, MI  49286-2097

13101 Sims Hwy.
Morenci, MI  49256-1099

458 Cross St.
Hudson, MI  49247

2727 E. Beecher
Adrian, MI  49221

4000 Coopers St.
Jackson, MI  49201

N10561 Grand View Ln.
Ironwood, MI  49938-9359

72 S State St.
Shelby Village, MI  49455-1299

461 W Huron
Pontiac, MI  48341-1651

200 Hemlock
Tawas City, MI  48764

601 E 14th St.
Sedalia, MO  65301-5972

1000 E Walnut Lawn
Springfield, MO  65807

Hwy. 61 S
Crystal City, MO  63019-0350

800 S Ash St.
Nevada, MO  64772-3299

1100 Kentucky Ave.
West Plains, MO  65775-2029

1000 W 10th St.
Rolla, MO  65401-2905

2nd & Washington Streets
Booneville, MS  38829

200 Hwy. 30 W
New Albany, MS  38652

1105 Earl Frey Blvd.
Amory, MS  38821-5516

300 S Washington Ave.
Greenville, MS  38701-4719

Hwy. 51 N
Brookhaven, MS  39601

220 Hwy. 12 W
Kosciusko, MS  39090

211 Pennington Ave.
Passaic, NJ 07055-4698

4988 State Hwy. 30
Amsterdam, NY 12010-7520

105 Marys Ave.
Kingston, NY 12401-5894

35 North Rd
Poughkeepsie, NY 12601-1399

366 Broadway
Amityville, NY  11701

71 Prospect Ave.
Hudson, NY 12534-2907

10 Springbrook Ave.
Rhinebeck, NY 12572

60 Delavan Ave.
Beacon, NY 12508-2052

618 S Main St.
Reidsville, NC 27320-5094

207 Old Lexington Rd.
Thomasville, NC  27360-3428

420 N Center St.
Hickory, NC 28601-5033

509 N Bright Leaf Blvd.
Smithfield, NC 27577-4407

566 Ruin Creek Rd
Henderson, NC 27536-2957

1805 Ruin Creek Rd.
Henderson, NC  27536

288 S Ridgecrest Ave.
Rutherfordton, NC 28139-3097

607 Beaman St.
Clinton, NC 28328-2697

485 W Market St.
Tiffin, OH 44883

110 E Howard St.
Willard, OH 44890-1611

11558 SR 111
Paulding, OH 45879

2600 Navarre Ave.
Oregon, OH 43616-3297

1761 Beall Ave.
Wooster, OH 44691-2399

305 S 5th
Enid, OK 73701-5899

300 Ridge Medical Plaza
Edgefield, SC 29824

222 S Herlong Ave.
Rock Hill, SC 29732-1190

322 W South St.
Union, SC 29379-2839

US Hwy. 43 S
Lawrenceburg, TN 38464

700 W Maple St.
Fayetteville, TN 37334-3202


2545 N. Washington Ave.
Brownsville, TN  38012

400 Tickle St.
Dyersburg, TN 38024-3120

214 Lakeview Dr.
Somerville, TN 38068-9737

367 Hospital Blvd.
Jackson, TN 38305-2081

200 W Church St.
Lexington, TN 38351-2014


161 Hospital Dr.
McKenzie, TN 38201-1629

705 E Poplar Ave.
Selmer, TN 38375-1828

161 Mount Pelia Rd
Martin, TN 38237-3811

1559 Sparta Rd
McMinnville, TN 37110-1399

132 Hospital Dr.
Angleton, TX 77515-4197


300 E Crockett
Cleveland, TX 77327-4029

1604 Rock Prairie Rd
College Station, TX 77845-8345

1020 Kerrville Rd
Fredericksburg, TX 78624

2727 W. Halcombe Blvd.
Houston, TX  77025

1401 E 8th St.
Weslaco, TX 78596-6640

504 Lipscomb
Bonham, TX 75418-4096

1313 Herman Dr.
Houston, TX 77004


1300 Binz
Houston, TX 77004

709 Medical Center Blvd.
Webster, TX 77598

5556 Gasmer
Houston, TX 77035

801 Bedell Ave.
Del Rio, TX 78840-4185

600 W Ridge Rd
Wytheville, VA 24382-1099

1325 Locust Ave.
Fairmont, WV 26554-1482


COASTAL PHYSICIAN GROUP, INC., as Subservicer



By:
Name:     Steven M. Scott, M.D.
Title:    President

Address at which the chief executive office is located:

Address:       2828 Croasdaile Drive
               Durham, NC  27705
Attention:               Steven M. Scott, M.D.
Phone number:  (919) 383-0355
Telecopier number:  (919) 383-9226


NPF XII, INC.



By:
Name:     Lance K. Poulsen
Title:    President

Address:       6125 Memorial Drive
               Dublin, OH  43017
Attention:          Donald H. Ayers
Phone number:  (614) 764-9944
Telecopier number:  (614) 764-0602


NATIONAL PREMIER FINANCIAL
SERVICES, INC.



By:
Name:     Lance K. Poulsen
Title:    President

Address:       6125 Memorial Drive
               Dublin, OH  43017
Attention:          Lance K. Poulsen
Phone number:  (614) 764-9944
Telecopier number:  (614) 764-0602






SCHEDULE 1


INELIGIBLE MEDICAID STATES

          None. This Schedule 1 may be unilaterally amended from time to time by the Servicer without the consent of any of the other parties hereto.



SCHEDULE 2


INELIGIBLE BLUE CROSS/BLUE SHIELD PLANS

          None. This Schedule 2 may be unilaterally amended from time to time by the Servicer without the consent of any of the other parties hereto.


SCHEDULE 3


NAMES OF PROVIDER AFFILIATES
AND ADDRESSES AT WHICH PROVIDE AFFILIATES
RE IS DOING BUSINESS

NAMES OF PROVIDER AFFILIATES
ADDRESSES AT WHICH
PROVIDER AFFILIATES ARE DOING BUSINESS

1.
PhyAmerica Receivables LLC
2828 Croasdaile Drive
Durham, NC  22705
(Durham County, NC)

2.
Ashland Emergency Services, LLC
544 E 1st Ave.
Ashland, AL  36251
(Clay County, AL)

3.
Troy Emergency Services, LLC
1330 Hwy. 231 S
Troy, AL  36081
(Pike County, AL)

4.
Hartselle Emergency Services, LLC
201 Pine St. NW
Hartselle, AL  35640
(Morgan County, AL)

5.
Decatur Emergency Services II, LLC
1874 Beltline Rd SW
Decatur, AL  35609-2211
(Morgan County, AL)

6.
Wynne Emergency Services, LLC
310 S Falls Blvd.
Wynne, AR  72396-3013
(Cross County, AR)

7.
Jonesboro Emergency Services, LLC
224 E Matthews
Jonesboro, AR  72401-3156
(Craighead County, AR)

8.
Phoenix Emergency Services I, LLC
6501 N 19th Ave.
Phoenix, AZ  85015-1690
(Maricopa County, AZ)

9.
Mesa Emergency Services, LLC
515 N Mesa Dr.
Mesa, AZ  85201-5989
(Maricopa County, AZ)

10.
Phoenix Emergency Services II, LLC
1947 E Thomas Rd
Phoenix, AZ  85016-7710
(Maricopa County, AZ)


11.
Tucson Emergency Services, LLC
3838 N Campbell Ave.
Tucson, AZ  85719-1497
(Pima County, AZ)

12.
PhyAmerica Emergency Services Medical Corporation (this professional corporation will enter into a management services agreement with SHG/PhyAmerica Physician Services, Inc.)
624 E Elder St.
Fallbrook, CA  92028-3099
(San Diego County, CA)

13.
Daytona Beach Emergency Services, LLC
400 N. Clyde Morris Blvd.
Daytona Beach, FL  32114
(Volusia County, FL)

14.
Ormond Beach Emergency Services, LLC
264 S Atlantic Ave.
Ormond Beach, FL  32176-8192
(Volusia County, FL)

15.
Sanford Emergency Services, LLC
1401 W Seminole Blvd.
Sanford, FL  32771-6737
(Seminole County, FL)

16.
Coral Gables Emergency Services, LLC
3100 Douglas Rd
Coral Gables, FL  33134-6990
(Dade County, FL)

17.
Lauderdale Lakes Emergency Services, LLC
5000 W Oakland Park Blvd.
Ft. Lauderdale, FL  33313-1585
(Broward County, FL)

18.
Ft. Walton Beach Emergency Services, LLC
1000 MarWalt Dr.
Ft. Walton Beach, FL  32547-6795
(Okaloosa County, FL)

19.
Orlando Emergency Services, LLC
818 Main Ln.
Orlando, FL  32801
(Orange County, FL)

20.
Crestview Emergency Services, LLC
151 Redstone Ave. SE
Crestview, FL  32539
(Okaloosa County, FL)

21.
St. Petersburg Emergency Services, LLC
6000 49th St. N.
St. Petersburg, FL  33709-2145
(Pinellas County, FL)

22.
Palatka Emergency Services, LLC
Hwy. 20 W
Palatka, FL  32177
(Putnam County, FL)



23.
Niceville Emergency Services, LLC
2190 Hwy. 85 N
Niceville, FL  32578-1053
(Okaloosa County, FL)

24.
Winter Park Emergency Services, LLC
200 N Lakemont Ave.
Winter Park, FL  32792-3273
(Orange County, FL)

25.
Augusta Emergency Services I, LLC
3651 Wheeler Rd., 4th Floor
Augusta, GA  30909
(Richmond County, GA)

26.
Augusta Emergency Services II, LLC
3651 Wheeler Rd.
Augusta, GA  30909
(Richmond County, GA)

27.
Canton Emergency Services I, LLC
201 Hospital Rd
Canton, GA  30114-2408
(Cherokee County, GA)

28.
Newnan Emergency Services, LLC
60 Hospital Rd
Newnan, GA  30263-1210
(Coweta County, GA)

29.
Brunswick Emergency Services, LLC
3100 Kemble Ave.
Brunswick, GA  31520-4211
(Glynn County, GA)

30.
2000 Dan Proctor Dr.
St. Mary's, GA  31558-3799
(Camden County, GA)

31.
Washington Emergency Services, LLC
120 Gordon St.
Washington, GA  30673
(Wilkes County, GA)

32.
Waimea Emergency Services, LLC
4643 Waimea Canyon Dr.
Waimea, HI  96796
(Kauai County, HI)

33.
Galesburg Emergency Services, LLC
695 N Kellog St.
Galesburg, IL  61401-2807
(Knox County, IL)

34.
Mt. Vernon Emergency Services, LLC
605 N 12th St.
Mt. Vernon, IL  62864-2899
(Jefferson County, IL)

35.
Canton Emergency Services II, LLC
210 W Walnut St.
Canton, IL  61520-2497
(Fulton County, IL)

36.
Herrin Emergency Services, LLC
201 S 14th St.
Herrin, IL  62948-3631
(Williamson County, IL)
37.
Highland Park Emergency Services, LLC
718 Glenview Ave.
Highland Park, IL  60035-2497
(Lake County, IL)

38.
Carbondale Emergency Services, LLC
405 W Jackson St.
Carbondale, IL  62901-2904
(Jackson County, IL)

39.
Princeton Emergency Services, LLC
530 Park Ave. E
Princeton, IL  61356-2598
(Bureau County, IL)

40.
Skokie Emergency Services, LLC
9600 Gross Point Rd
Skokie, IL  60076-1257
(Cook County, IL)

41.
Effingham Emergency Services, LLC
503 N Maple St.
Effingham, IL  62401-2099
(Effingham County, IL)

42.
Sullivan Emergency Services, LLC
320 N Section St.
Sullivan, IN  47882-1239
(Sullivan County, IN)

43.
Scottsburg Emergency Services, LLC
1451 N Gardner
Scottsburg, IN  47170-7751
(Scott County, IN)



44.
Terre Haute Emergency Services, LLC
3901 S 7th St.
Terre Haute, IN  47802-5709
(Vigo County, IN)

45.
Madison Emergency Services, LLC
1 King's Daughters' Dr.
Madison, IN  47250-3357
(Jefferson County, IN)

46.
Bowling Green Emergency Services, LLC
1801 Ashley Cir.
Bowling Green, KY  42104-3384
(Warren County, KY)

47.
Mt. Sterling Emergency Services, LLC
50 Sterling Ave.
Mt. Sterling, KY  40353-1100
(Montgomery County, KY)

48.
Fulton Emergency Services, LLC
2000 Holiday Ln.
Fulton, KY  42041
(Fulton County, KY)

49.
Richmond Emergency Services, LLC
Eastern Bypass
Richmond, KY  40476
(Madison County, KY)



50.
Mayfield Emergency Services, LLC
1099 Medical Center Cir.
Mayfield, KY  42066
(Graves County, KY)



51.
Lexington Emergency Services I, LLC
150 N Eagle Creek Drive
Lexington, KY  40509-1807
(Fayette County, KY)

52.
PhyAmerica Emergency Services of Louisiana, a Professional
Medical Corporation
1020 Fertitta Blvd.
Leesville, LA  71446-4697
(Vernon Parish, LA)

53.
6000 Bullard Ave.
New Orleans, LA  70128-2898
(Orleans Parish, LA)

54.
1125 Marguerite St.
Morgan City, LA  70380-1855
(St. Mary Parish, LA)

55.
Baltimore Emergency Services I, LLC
9000 Franklin Square Dr.
Baltimore, MD  21237-3901
(Independent City of Baltimore, MD)

56.
Baltimore Emergency Services II, LLC
900 Caton Ave.
Baltimore, MD  21229
(Independent City of Baltimore, MD)


57.
Bay City Emergency Services, LLC
1900 Columbus Ave.
Bay City, MI  48708-6880
(Bay County, MI)

58.
Adrian Emergency Services, LLC
818 Riverside Ave.
Adrian, MI  49221-1446
(Lenawee County, MI)

59.
500 E. Pottawatamie
Tecumseh, MI  49286-2097
(Lenawee County, MI)

60.
13101 Sims Hwy.
Morenci, MI  49256-1099
(Lenawee County, MI)

61.
458 Cross St.
Hudson, MI  49247
(Lenawee or Hillsdale County, MI)

62.
Lansing Emergency Services, LLC
2727 E. Beecher
Adrian, MI  49221
(Lenawee County, MI)


63.
4000 Coopers St.
Jackson, MI  49201
(Jackson County, MI)




64.
Ironwood Emergency Services, LLC
N10561 Grand View Ln.
Ironwood, MI  49938-9359
(Gogebic County, MI)

65.
Shelby Emergency Services, LLC
72 S State St.
Shelby Village, MI  49455-1299
(Oceana County, MI)

66.
Pontiac Emergency Services, LLC
461 W Huron
Pontiac, MI  48341-1651
(Oakland County, MI)

67.
Tawas City Emergency Services, LLC
200 Hemlock
Tawas City, MI  48764
(Iosco County, MI)

68.
Sedalia Emergency Services, LLC
601 E 14th St.
Sedalia, MO  65301-5972
(Pettis County, MO)

69.
Springfield Emergency Services I, LLC
1000 E Walnut Lawn
Springfield, MO  65807
(Greene County, MO)

70.
Springfield Emergency Services II, LLC
1000 E Walnut Lawn
Springfield, MO  65807
(Greene County, MO)



71.
Crystal City Emergency Services, LLC
Hwy. 61 S
Crystal City, MO  63019-0350
(Jefferson County, MO)

72.
Nevada Emergency Services, LLC
800 S Ash St.
Nevada, MO  64772-3299
(Vernon County, MO)

73.
West Plains Emergency Services, LLC
1100 Kentucky Ave.
West Plains, MO  65775-2029
(Howell County, MO)

74.
Rolla Emergency Services, LLC
1000 W 10th St.
Rolla, MO  65401-2905
(Phelps County, MO)

75.
Booneville Emergency Services, LLC
2nd & Washington Streets
Booneville, MS  38829
(Prentiss County, MS)

76.
New Albany Emergency Services, LLC
200 Hwy. 30 W
New Albany, MS  38652
(Union County, MS)

77.
Amory Emergency Services I, LLC
1105 Earl Frey Blvd.
Amory, MS  38821-5516
(Monroe County, MS)

78.
Amory Emergency Services II, LLC
1105 Earl Frey Blvd.
Amory, MS  38821-5516
(Monroe County, MS)

79.
Greenville Emergency Services, LLC
300 S Washington Ave.
Greenville, MS  38701-4719
(Washington County, MS)

80.
Brookhaven Emergency Services, LLC
Hwy. 51 N
Brookhaven, MS  39601
(Lincoln County, MS)

81.
Kosciusko Emergency Services, LLC
220 Hwy. 12 W
Kosciusko, MS  39090
(Attala County, MS)

82.
Passaic Emergency Physicians, P.C.
211 Pennington Ave.
Passaic, NJ 07055-4698
(Passaic County, NJ)

83.
Amsterdam Emergency Physicians, P.C.
4988 State Hwy. 30
Amsterdam, NY 12010-7520
(Montgomery County, NY)

84.
Ulster Emergency Physicians, P.C.
105 Marys Ave.
Kingston, NY 12401-5894
(Ulster County, NY)

85.
Emergency Treatment Associates, John G. Keene, M.D. and
Robert W. Strauss, M.D., P.C. (will enter into a management services agreement with SHG/PhyAmerica Physicians Services, Inc.
35 North Rd
Poughkeepsie, NY 12601-1399
(Dutchess County, NY)

86.
PhyAmerica Medical Services of New York, P.C.
366 Broadway
Amityville, NY  11701
(Suffolk County, NY)

87.
Columbia Emergency Services, P.C. (will enter into a management services agreement with SHG/PhyAmerica Physicians
Services, Inc.
71 Prospect Ave.
Hudson, NY 12534-2907
(Columbia County, NY)

88.
Rhinebeck Emergency Services, P.C. (will enter into a management services agreement with SHG/PhyAmerica Physicians
Services, Inc.
10 Springbrook Ave.
Rhinebeck, NY 12572
(Dutchess County, NY)

89.
Beacon Emergency Physicians, P.C. (will enter into a management services agreement with SHG/PhyAmerica Physicians
Services, Inc.
60 Delavan Ave.
Beacon, NY 12508-2052
(Dutchess County, NY)


90.
Reidsville Emergency Services, LLC
618 S Main St.
Reidsville, NC 27320-5094
(Rockingham County, NC)

91.
Thomasville Emergency Services I, LLC
207 Old Lexington Rd.
Thomasville, NC  27360-3428
(Davidson County, NC)

92.
Hickory Emergency Services, LLC
420 N Center St.
Hickory, NC 28601-5033
(Catawba County, NC)

93.
Smithfield Emergency Services, LLC
509 N Bright Leaf Blvd.
Smithfield, NC 27577-4407
(Johnston County, NC)

94.
Henderson Emergency Services I, LLC
566 Ruin Creek Rd
Henderson, NC 27536-2957
(Vance County, NC)

95.
Henderson Emergency Services II, LLC
1805 Ruin Creek Rd.
Henderson, NC  27536
(Vance County, NC)

96.
Rutherfordton Emergency Services, LLC
288 S Ridgecrest Ave.
Rutherfordton, NC 28139-3097
(Rutherford County, NC)

97.
Clinton Emergency Services, LLC
607 Beaman St.
Clinton, NC 28328-2697
(Sampson County, NC)

98.
Tiffin Emergency Services, LLC
485 W Market St.
Tiffin, OH 44883
(Seneca County, OH)

99.
Willard Emergency Services, LLC
110 E Howard St.
Willard, OH 44890-1611
(Huron County, OH)

100.
Paulding Emergency Services, LLC
11558 SR 111
Paulding, OH 45879
(Paulding County, OH)

101.
Oregon Emergency Services, LLC
2600 Navarre Ave.
Oregon, OH 43616-3297
(Lucas County, OH)

102.
Wooster Emergency Services, LLC
1761 Beall Ave.
Wooster, OH 44691-2399
(Wayne County, OH)

103.
Enid Emergency Services, LLC
305 S 5th
Enid, OK 73701-5899
(Garfield County, OK)

104.
Edgefield Emergency Services, LLC
300 Ridge Medical Plaza
Edgefield, SC 29824
(Edgefield County, SC)

105.
Rock Hill Emergency Services, LLC
222 S Herlong Ave.
Rock Hill, SC 29732-1190
(York County, SC)

106.
Union Emergency Services, LLC
322 W South St.
Union, SC 29379-2839
(Union County, SC)

107.
Lawrenceburg Emergency Services, LLC
US Hwy. 43 S
Lawrenceburg, TN 38464
(Lawrence County, TN)

108.
Fayetteville Emergency Services, LLC
700 W Maple St.
Fayetteville, TN 37334-3202
(Lincoln County, TN)

109.
McKenzie Emergency Services, LLC
2545 N. Washington Ave.
Brownsville, TN  38012
(Haywood County, TN)

110.
400 Tickle St.
Dyersburg, TN 38024-3120
(Dyer County, TN)


111.
214 Lakeview Dr.
Somerville, TN 38068-9737
(Fayette County, TN)

112.
367 Hospital Blvd.
Jackson, TN 38305-2081
(Madison County, TN)

113.
200 W Church St.
Lexington, TN 38351-2014
(Henderson County, TN)

114.
161 Hospital Dr.
McKenzie, TN 38201-1629
(Carroll County, TN)

115.
705 E Poplar Ave.
Selmer, TN 38375-1828
(McNairy County, TN)

116.
161 Mount Pelia Rd
Martin, TN 38237-3811
(Weakley County, TN)

117.
McMinnville Emergency Services, LLC
1559 Sparta Rd
McMinnville, TN 37110-1399
(Warren County, TN)

118.
PhyAmerica Emergency Services of Texas, P.A. (this professional corporation will enter into a management services agreement with SHG/PhyAmerica Physician Services, Inc.)
132 Hospital Dr.
Angleton, TX 77515-4197
(Brazoria County, TN)

119.
300 E Crockett
Cleveland, TX 77327-4029
(Liberty County, TX)

120.
1604 Rock Prairie Rd
College Station, TX 77845-8345
(Brazos County, TX)

121.
1020 Kerrville Rd
Fredericksburg, TX 78624
(Gillespie County, TX)

122.
2727 W. Halcombe Blvd.
Houston, TX  77025
(Harris County, TX)

123.
1401 E 8th St.
Weslaco, TX 78596-6640
(Hidalgo County, TX)

124.
504 Lipscomb
Bonham, TX 75418-4096
(Fannin County, TX)

125.
1313 Herman Dr.
Houston, TX 77004
(Harris County, TX)





126.
1300 Binz
Houston, TX 77004
(Harris County, TX)

127.
709 Medical Center Blvd.
Webster, TX 77598
(Harris County, TX)

128.
5556 Gasmer
Houston, TX 77035
(Harris County, TX)

129.
801 Bedell Ave.
Del Rio, TX 78840-4185
(Val Verde County, TX)

130.
Wytheville Emergency Services, LLC
600 W Ridge Rd
Wytheville, VA 24382-1099
(Wythe County, VA)

131.
Fairmont Emergency Services, LLC
1325 Locust Ave.
Fairmont, WV 26554-1482
(Marion County, WV)











SCHEDULE 4

NAMES UNDER WHICH THE SELLER IS DOING BUSINESS
AND ADDRESSES AT WHICH THE SELLER DOES BUSINESS





SCHEDULE 5


DISCLOSURES BY THE SELLER AND THE PROVIDER AFFILIATES
REGARDING HCFA MATTERS





SCHEDULE 6


ADDITIONAL SUBSERVICERS

None.

SCHEDULE 7


LITIGATION DISCLOSURE



EXHIBIT A



[ON SELLER LETTERHEAD]



[Seller Name]
EIN #_____________
PROVIDER #_____________

NOTICE TO PAYOR

Provider Relations:

     [Seller Name] is pleased to announce that it has become a participant in a Health Care Receivables Funding Program serviced by National Premier Financial Services, Inc. and operated by an affiliate thereof (together, "NPF"). This specialized program provides funding for selected companies throughout the United States. As part of this program, we will continue to service our accounts receivable (the "Receivables"), and we will sell to NPF from time to time certain of our Receivables of which you are the obligor. In this regard, a security interest in the Receivables has been granted to a trustee unaffiliated with NPF. (For the name and address of the trustee, or any other information you need about the program, please contact NPF at the address and phone number below.)

     We have established a lockbox for collection of the Receivables. Accordingly, you are hereby instructed to remit all payments on all Receivables of which you are, or have been, the obligor to:

[Seller Name]
Dept. L - [Box #]
Columbus, Ohio 43260-[Box #]

Please address any questions to:

National Premier Financial Services, Inc.
Dept. L - [Box #]
6125 Memorial Drive
Dublin, Ohio 43017
1-800-899-6737

     Payment of the Receivables in this manner will operate to discharge your obligation with respect thereto (to the extent of such payment), whether or not ownership has been transferred to NPF. Any prior notice of an assignment of any interest in our Receivables previously delivered to you is hereby superseded by this notice and all prior notices of such assignment are hereby revoked. Thank you for your cooperation.

THESE INSTRUCTIONS SHALL NOT BE CHANGED WITHOUT WRITTEN
NOTICE FROM NPF

     [SELLER NAME]


     By:
     Name:
     Its:


EXHIBIT B


LOCKBOX ACCOUNT AGREEMENT

[Varies from Seller to Seller.  Both the Medicare Lockbox
Account and the Commercial Lockbox Account must, however, include provisions that:

(1) all Collections in the Lockbox Account shall be remitted directly to the Collection Account within one
Business Day of receipt; and

(2) are otherwise satisfactory to the Purchaser and the Servicer]


EXHIBIT C

FORM OF PURCHASE ASSIGNMENT

     THIS PURCHASE ASSIGNMENT, dated as of
____________________, 19___ between [Seller] (the "Seller"),
NPF XII, Inc. (the "Purchaser") and National Premier
Financial Services, Inc. (the "Servicer").

     1. We refer to the Sale and Subservicing Agreement (the "Sale Agreement"), dated as of ______________, 199___
by and among [Seller], the Subservicer, the Purchaser, and the Servicer. All provisions of such Sale Agreement are incorporated by reference. All capitalized terms shall have the meanings set forth in the Sale Agreement.

     2. The Seller does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, all right, title and interest of the Seller in and to the Receivables listed on Schedule 1 hereto (each, a "Purchased Receivable") and the Purchaser does hereby purchase each such Purchased Receivable.

     3.   The Seller does hereby certify:

     (i) the representations and warranties of the Seller set forth in Section 4.1 and 4.2 of the Agreement, are true and correct on and as of the date, hereof, before and after giving effect to the Purchase of the Purchased Receivables evidenced hereby and to the application of the proceeds therefrom, as though made on and as of such date;

     (ii) no event has occurred, or would result from such Purchase or from the application of the proceeds therefrom, which constitutes an Event of Seller Default or would constitute an Event of Seller Default but for the requirement that notice be given or time elapse or both; and

     (iii) the Seller is in compliance with each of its covenants set forth in the Sale Agreement.

     4. The Purchase Price for the Purchased Receivables sold and purchased hereby is $_______________.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                              [SELLER]


     By
     Name:
     Title:


     NPF XII, INC.


     By
     Name:
     Title:


                              NATIONAL PREMIER FINANCIAL
                                 SERVICES, INC.


     By
     Name:
     Title:


EXHIBIT D


FORM OF MANAGER'S CERTIFICATE
FOR THE SELLER


          I hereby certify that I am a duly elected
[Officer] of PhyAmerica Member Corp., the manager of PhyAmerica Receivables LLC (in its capacity as Seller, the
"Seller") and Coastal Physician Group, Inc. (in its capacity as Subservicer, the "Subservicer") and all requisite knowledge of the matters set forth below, and further certify as follows:

     1. There has been no change of the Seller's legal name, identity or corporate structure within the six month period preceding the execution date hereof.

     2. No proceedings looking toward merger, liquidation, dissolution or bankruptcy of the Seller are pending or contemplated.

     3. There is no litigation pending, or to my knowledge, threatened, which, if determined adversely to the Seller, would adversely affect (i) the execution, delivery or enforceability of the Sale and Subservicing Agreement (the "Sale Agreement"), dated as of ________________, 199___
by and among the Seller, NPF XII, Inc., as Purchaser (the "Purchaser"), and National Premier Financial Services, Inc., as Servicer (the "Servicer"), or the sale or servicing of the Receivables as provided therein, and (ii) the execution, delivery or enforceability of the Lockbox Account Agreement (the "Lockbox Account Agreement"), dated as of _____________, 199___, by and among the Seller, the Servicer and/or [the lockbox bank].

     4. With respect to the Sale Agreement and the Lockbox Account Agreement, the Seller has complied with all the agreements by which it is bound and has satisfied all the conditions on its part to be performed or satisfied prior to the Closing Date.

     5. No Event of Seller Default or other event of default in the performance of any of the Seller's covenants or agreements under the Sale Agreement or the Lockbox Account Agreement has occurred and is continuing, nor has an event occurred which with the passage of time or notice or both would become such an event of default.

     6. The Seller is not a party to, or governed by, any contract, indenture, mortgage, loan agreement, note, lease, deed of trust or other instrument which restricts the Seller's ability to sell or service health care receivables or consummate any of the transactions contemplated by the Sale Agreement.

     7. Independent certified public accountants for the Seller will treat the transfer to the Purchaser of the Seller's interests in the Receivables as a sale, pursuant to generally accepted accounting principles.

     8. For tax and reporting purposes, the Seller will treat the transfer to the Purchaser of the Seller's interests in the Receivables as a sale.

     9. The transfer to the Purchaser of the Seller's interests in the Receivables will be made (a) in good faith and without intent to hinder, delay, or defraud present or future creditors, and (b) in exchange for reasonably equivalent value and fair consideration.

     10. On the date hereof, the Seller (a) was solvent, and as a result of the transfer to the Purchaser of the Seller's interests in the Receivables will not become insolvent; (b) was paying its Debts, if any, as they matured; (c) neither intended to incur, nor believed that it would incur, Debts beyond its ability to pay as they mature; and (d) after giving effect to the transfer to the Purchaser of the Seller's interests in the Receivables, will have an adequate amount of capital to conduct its business and anticipates no difficulty in continuing to do so for the foreseeable future.

     11. The Seller has and maintains [if applicable: its status as an organization exempt from federal taxation under
Section 501(c) (3) of the Internal Revenue Code,] all material permits, licenses, authorizations, registrations, approvals and consents of Governmental Authorities, and all certificates of need for the construction or expansion of or investment in health care facilities, all Health Facility Licenses, Accreditations, Medicaid Certifications, Medicare Certifications and necessary for (a) the activities and business of the Seller and each of its Subsidiaries as currently conducted, (b) the ownership, use, operation and maintenance by each of them of its respective properties, facilities and assets, and (c) the performance by the Seller of the Agreement.

     12. Without limiting the generality of the foregoing paragraph: (a) each Health Facility License, the Medicaid Certification, Medicare Certification, Medicaid Provider Agreement, Medicare Provider Agreement, and the Blue Cross/Blue Shield Contracts of the Seller and each Subsidiary are in full force and effect and have not been amended or otherwise modified, rescinded or revoked or assigned, (b) the Seller and each Subsidiary are in compliance with the requirements of Medicaid, Medicare, CHAMPUS, CHAMPVA and related programs, and Blue Cross/Blue Shield Contracts, and (c) no condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture, non-renewal of any Governmental Consent applicable to the Seller or any other health care facility owned or operated by the Seller or any Subsidiary, or such facility's participation in any Medicaid, Medicare, CHAMPUS, CHAMPVA or other similar program, or of any Blue Cross/Blue Shield contract and there is no claim that any such Governmental Consent, participation or contract is not in full force and effect.

     13. No UCC financing statements, federal or state tax liens or judgments with respect to the Purchased Receivables have been filed nor shall be filed from and after the date and time of the UCC search results provided by the Seller in accordance with Section 3.1(a)(v) of the Sale Agreement.

     14. The officers listed on the attached schedule are designated as Servicing Officers with respect to the duties and obligations of the Seller under the Sale Agreement.

          All capitalized terms used herein that are not otherwise defined shall have the respective meanings ascribed thereto in the Agreement.

          IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Seller this _____ day of __________________, 199___.



     By
     Name:
     Title:


SCHEDULE OF SERVICING OFFICERS


     Name                                         Signature



EXHIBIT E


FORM OF OPINION OF COUNSEL FOR THE SELLER

[Closing Date]


NPF XII, Inc.
6125 Memorial Drive
Dublin, Ohio  43017

National Premier Financial Services, Inc.
6125 Memorial Drive
Dublin, Ohio  43017


Re:  NPF XII, Inc. - Sale and Subservicing Agreement

Gentlemen and Ladies:

          We have acted as legal counsel to
________________________________, a ___________ corporation
(the "Seller") in connection with the transactions contemplated by that certain Sale and Subservicing Agreement (the "Sale Agreement"), dated as of __________________, 1999, by and among the Seller, NPF XII, Inc., an Ohio corporation (the "Purchaser") and National Premier Financial Services, Inc., an Ohio corporation (the "Servicer"). All references herein to the Seller shall refer to the Seller in its capacity as Seller under the Sale Agreement. This opinion is being delivered at the Seller's request pursuant to Section 3.1(e) of the Sale Agreement.

          Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Sale
Agreement.

          In this connection, we have examined the following:

     i) An executed copy of the Sale Agreement and all exhibits and attachments thereto;

     ii) An executed copy of the Lockbox Account Agreement and all exhibits and attachments thereto;

     iii) The form of Purchase Assignment and the form of Repurchase Assignment;

     iv) Copies of the UCC-1 financing statements executed by the Seller as assignor/debtor and naming the Purchaser as assignee/secured party relating to the Purchased Receivables (the "Financing Statements"), copies of which are attached hereto as Annex 1A;

     v) Copies of the UCC-1 financing statements executed by the Seller as debtor and naming the Purchaser as secured party relating to the Receivables (other than Purchased
Receivables) (the "Collateral Obligation Financing
Statements"), copies of which are attached hereto as Annex
1B;

     vi) The results of the searches (the "Searches") conducted by the Secretary of State of __________________
[and the County Recorder, ________________ County,
_______________, as of _______________, 1999], certified by
such filing offices on Form UCC-11, as to financing statements on Form UCC-1 on file with such offices and naming the Seller as "debtor" as of such date, copies of which are attached hereto as Annex 2A;

     vii) [Add if applicable] [Executed copies of appropriate releases of all outstanding financing statements relating to security interests in accounts of the Seller in favor of third parties which are reflected on the Searches and which shall be released at closing] (the "Releases") copies of which are attached hereto as Annex 2B; and

     viii) Such other documents, records and papers as we have deemed necessary and relevant as a basis for this opinion.

The Sale Agreement, the Lockbox Account Agreement, the
Purchase Assignments and the Repurchase Assignments are hereinafter collectively referred to as the "Agreements."

          As to various questions of fact material to our opinions set forth below, we have relied upon certificates of officers of the Seller, copies of which are attached hereto as Annex 3. Nothing has come to our attention in the course of our representation of the Seller which leads us to believe that any representations set forth in any of the foregoing certificates are inaccurate or incomplete in any material respect.

          In connection with the opinions set forth below, we have assumed, with your agreement, that each party to the Agreements other than the Seller has executed and delivered such Agreements and has the corporate power and authority to enter into and perform its obligations thereunder, and that the execution, delivery and performance of each Agreement by each party thereto other than the Seller will not breach, contravene, conflict with, or constitute a violation of any provision of the articles of incorporation or bylaws or other organizational documents of such party, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such party is bound or to which any of its property or assets is subject, or constitute a violation of any law, statute, rule, regulation, order, writ, judgment, award, injunction or decree of any Governmental Authority as to any such party.

          In connection with the opinions set forth below which deal with the perfection and priority of security interests, we have assumed that no financing statements relating to the Seller or the Purchased Receivables have been misindexed or misfiled in the appropriate filing offices covered by the Searches.

          We have also assumed that all documents, submitted to us as originals are complete and authentic, that all copies of documents submitted to us conform in all respects to the originals thereof, including all amendments or modifications thereto; and that all signatures of parties, other than those of the Seller and its authorized officers, to the respective documents are genuine. We have also assumed that all documents or copies thereof examined by us have been or will be duly, validly and properly authorized, executed, acknowledged and delivered by all parties thereto other than the Seller.

          As you have agreed, for purposes solely of ascertaining the existence of security interests perfected by the filing of UCC financing statements, we have limited our investigation to an examination of the Searches, which indicate that there are no filed financing statements naming the Seller as debtor and relating to the Seller's Receivables [, other than those which will be terminated by the filing of the Releases]. We express no opinion as to the accuracy or completeness of the Searches.

          For purposes of the opinion expressed in the first sentence of Paragraph 4 below, we have assumed, with your consent, that the description of "Purchased Receivables" set forth in the Sale Agreement accurately and completely describes all of the Seller's Purchased Receivables being transferred to the Purchaser pursuant to the Sale Agreement.

          For purposes of the opinions expressed in Paragraphs 5 and 6 below, with your agreement we have assumed that all transfers of Purchased Receivables will have occurred in accordance with the terms and conditions set forth in the Agreements.

          In addition to the foregoing, in rendering the opinions set forth herein we have acted only as attorneys licensed to practice in the State of _____________. We therefore express no opinions as to the effect of any laws other than federal laws of the United States of America and the laws of the State of _____________. In this regard, we note that the Agreements are governed by the laws of the State of Ohio. We have assumed, for purposes of issuing this letter, that insofar as the laws of any such other jurisdiction are applicable to the matters set forth below, such laws (including applicable conflict of laws provisions) are identical to and will be interpreted in all respects in the same manner as the laws of the State of
_________________.

          On the basis of the foregoing and subject to the limitations, qualifications and exceptions set forth herein, we are of the opinion as of the date hereof that:

          1. The Seller is a [not-for-profit] corporation duly incorporated and validly existing under the laws of the State of __________________, is in good standing under the laws of the State of [state of incorporation] and is duly qualified to do business, and is in good standing in each jurisdiction in which it maintains an office and has the corporate power and authority to own, lease and operate its properties and to conduct its business as now conducted.
The Seller has made all filings with, and has obtained all necessary or appropriate approvals from federal and State of ________________ Governmental Authorities which are necessary to permit the Seller to own, lease and operate its properties and to lawfully conduct its business as presently conducted, and to consummate the transactions contemplated by the Sale Agreement.

          2.   The Seller has the corporate power and
authority to execute, deliver and perform each of the Agreements. The execution, delivery and performance of the Agreements have been duly authorized by all necessary corporate action of the Seller and each of such Agreements constitutes a legal, valid and binding obligation of Seller, enforceable against the Seller in accordance with its terms.

          3.   The execution and delivery of, and the
performance of the Seller's obligations under, each of the Agreements does not and will not (a) violate any provision of the Seller's articles of incorporation or bylaws, (b) violate any statute, law, ordinance, rule or regulation of the United States of America or the State of ______________ binding on the Seller, (c) violate any orders, judgments, writs or decrees known to us to which the Seller is subject in any respect, or (d) violate or create a breach or default under any loan agreement, indenture, note, evidence of indebtedness, mortgage, financing agreement, bond, debenture or similar agreement or instrument relating to obligations of the Seller for borrowed money or for the deferred purchase price of property or services payable more than one year from the date of incurrence thereof or on demand or relating to obligations of the Seller under capital leases which is presently in effect and known to us and to which the Seller is a party or its property is subject.

          4.   The Purchased Receivables constitute
"accounts" and "general intangibles" within the meaning of the UCC. The Seller is "located" in the State of ____________________ for purposes of Section 9-103(3)(b) of the UCC such that the laws (including the conflict of law rules) of the State of ___________________ govern the perfection of security interests in accounts and general intangibles of the Seller and the sale of accounts by the Seller. The transfers of the Purchased Receivables are "true sales" of the Purchased Receivables to the Purchaser. In the event, however, that a court of competent jurisdiction were to hold that the transaction evidenced by the Sale Agreement constitutes a loan and not a purchase and sale, then the Sale Agreement creates a first priority perfected valid security interest in favor of the Purchaser.

          5. If the transfers of the Purchased Receivables from the Seller to the Purchaser pursuant to the Sale
Agreement constitute a "true sale" of the Purchased
Receivables to the Purchaser, the execution and delivery of the Sale Agreement and the Purchase Assignments in accordance with the Sale Agreement, and

          (i)  upon the proper filing of the Financing
Statements [and the Releases] in the UCC filing offices of the Secretary of State of ______________, [and in the UCC filing offices of the County Recorder of _____________
County,] and

          (ii) upon the delivery to the Payors of such Purchased Receivables of the notices in the form of the notices on Exhibit A to the Sale Agreement (assuming no prior such notice has been delivered to any such Payor by any person claiming an interest in the Purchased
Receivables, and we hereby advise you that we have no knowledge that the Seller has previously delivered any such prior notice to any such Payor, made any such assignment thereof or granted any such lien or encumbrance thereupon), and

          (iii) upon the execution and delivery of the Purchase Assignments in accordance with the Sale Agreement (assuming that the Seller has not previously assigned, for security or otherwise, such Purchased Receivables or granted any lien or encumbrance in them, and we hereby advise you that we have no knowledge that the Seller has previously made any such assignment thereof or granted any such lien or encumbrance thereupon), are effective under the laws of the State of _____________ to vest title thereto in the Purchaser, and all necessary steps have been taken under the laws of the State of _______________ to protect the Purchaser's ownership interest in the Purchased Receivables now existing, and hereafter created, against creditors of, or subsequent
Purchasers from, the Seller, provided that:

          (x) if the transfers of the Purchased Receivables are deemed to be subject to Article 9 of the UCC or previously filed financing statements, priority may be subject to financing statements effective as a result of
Section 9-401(2) of the UCC, or

          (y) if the Purchased Receivables are deemed to be interests or claims "in or under any policy of insurance" under 9-104(g) of the UCC, priority may be subject to [in English rule states: prior notices to payors of such policies] [in American rule states: prior sales of such Purchased Receivables].

The filing of the Financing Statements in the filing offices identified in paragraph 5(i) above are the only filings required to be made in the State of _____________ to evidence, provide notice to third parties with respect to, or otherwise perfect the Purchaser's ownership interest in the Purchased Receivables under any applicable law of the State of ____________. No other filings, either in the filing offices identified in paragraph 5(i) or in any other filing offices in the State of ________________, are required or are advisable to be made to evidence, provide notice to third parties with respect to, or otherwise perfect the Purchaser's ownership interest, or to establish the priority of the Purchaser's interest with respect to such Purchased Receivables.

          6. If the transfers of the Purchased Receivables from the Seller to the Purchaser pursuant to the Sale Agreement and Purchase Assignments do not constitute a "true sale" of the Purchased Receivables to the Purchaser, the Sale Agreement and the Purchase Assignments create a valid security interest in favor of the Purchaser in the Purchased Receivables from time to time transferred to the Purchaser pursuant to the Sale Agreement and the Purchase Assignments in accordance with the Sale Agreement, which security interest will constitute

          (i)  upon the proper filing of the Financing
Statements in the UCC filing offices of the Secretary of State of ______________, [and in the UCC filing offices of the County Recorder of ___________ County,] and

          (ii) upon the delivery to the Payors of such Purchased Receivables of the notices in the form of the notices on Exhibit A to the Sale Agreement (assuming that no prior such notice has been delivered to any such Payor by any person claiming an interest in the Purchased Receivables and we hereby advise you that we have no knowledge that the Seller has previously delivered any such prior notice to any such Payor, made any assignment thereof or granted any lien or encumbrance thereupon), and

          (iii) upon the execution and delivery of the Purchase Assignments in accordance with the Sale Agreement (assuming that the Seller has not previously assigned, for security or otherwise, such Purchased Receivables or granted any lien or encumbrance in them, and we hereby advise you that we have no knowledge that the Seller has previously made any such assignment thereof or granted any such lien or encumbrance thereupon), a security interest (perfected under the UCC and under other appropriate law to the extent applicable) in the Seller's right, title and interest in, to and under the Purchased Receivables and the proceeds thereof now existing, and hereafter created, prior and senior to all other liens, provided that:

          (x) if the granting of a security interest in the Purchased Receivables is deemed to be subject to Article 9 of the UCC or previously filed financing statements, priority may be subject to financing statements effective as a result of Section 9-401(2) of the UCC, or

          (y) if the Purchased Receivables are deemed to be interests or claims "in or under any policy of insurance" under 9-104(g) of the UCC, priority may be subject to [in English rule states: prior notices to payors of such policies] [in American rule states: prior sales of such Purchased Receivables].

The filing of the Financing Statements in the filing offices identified in paragraph 6(i) above are the only filings required to be made in the State of _______________ to evidence, provide notice to third parties with respect to, or otherwise perfect the Purchaser's security interest in the Purchased Receivables under any applicable law of the State of _______________. No other filings, either in the filing offices identified in paragraph 6(i) or in any other filing offices in the State of ________________, are required or are advisable to be made to evidence, provide notice to third parties with respect to, or otherwise perfect the Purchaser's security interest, or to establish the priority of the Purchaser's interest with respect to such Purchased Receivables.

          7. The Sale Agreement creates a valid security interest in favor of the Purchaser in the Receivables (other than Purchased Receivables) of the Seller, as security for the obligations of the Seller enumerated in Section 9.2 of the Sale Agreement, which security interest will constitute, upon the proper filing of the Collateral Obligation Financing Statements in the UCC filing offices of the Secretary of State of __________, [and in the UCC filing offices of the County Recorder of __________ County,] a security interest perfected under the UCC (and under other appropriate law to the extent applicable) in the Seller's right, title and interest in, to and under the Receivables (other than Purchased Receivables) and the proceeds thereof now existing, and hereafter created, prior and senior to all other liens, subject to:

          (x) if the granting of a security interest in the Receivables (other than Purchased Receivables) is deemed to be subject to Article 9 of the UCC, or previously filed financing statements, priority may be subject to financing statements effective as a result of Section 9-401(2) of the UCC, or

          (y)  if the Receivables (other than Purchased
Receivables) are deemed to be interests or claims "in or under any policy of insurance" under 9-104(g) of the UCC, priority may be subject to [in English rule states: prior notices to payors of such policies] [in American rule states: prior sales of such Receivables].

The filing of the Collateral Obligation Financing Statements in the filing offices identified in this paragraph 7 above are the only filings required to be made in the State of __________ to evidence, provide notice to third parties with respect to, or otherwise perfect the Purchaser's security interest in the Receivables (other than Purchased Receivables) under any applicable law of the State of ____________. No other filings, either in the filing offices identified in this paragraph 7 or in any other filing office in the State of ___________ are required or are advisable to be made to evidence, provide notice to third parties with respect to, or otherwise perfect the Purchaser's security interest, or to establish the priority of the Purchaser's security interest with respect to such Receivables (other than Purchased Receivables).

          8. A State of ______________ court and federal court sitting in the State of __________________________
would give effect to the choice of law provisions of the Agreements, except that such court may apply State of _______________ law to (a) certain remedial and procedural rights, (b) matters of public policy, (c) matters pertaining to the perfection and priority of security interests, and
(d) matters as to which Ohio law cannot be proven to such court to be sufficiently authoritative or certain for such court to rely on it.

          9. No consent of, or other action by, and no notice to or filing with, or licensing by any federal or State of ______________ Governmental Authority or any other party (except for those consents required under Section 3.1 of the Sale Agreement which have been provided by the Seller to the Purchaser) is required for the due execution, delivery and performance by the Seller of the Agreements or any other agreement, document or instrument to be delivered thereunder or for the perfection of or the exercise by the Seller, the Purchaser or the Servicer of any of their rights or remedies thereunder. The transactions contemplated by the Agreements will not cause the Purchaser to be subjected to any obligation to pay any transfer tax to any Governmental Authority in the State of ___________________, including without limitation any transfer, sales, use, added value, documentary stamp or other similar transfer tax [other than __________________ (describe any such taxes which are applicable)].

          10. To the best of our knowledge, there are no actions or proceedings against or affecting the Seller or any of its assets, pending or threatened, before any Governmental Authority (including, without limitation, any federal or state court of competent jurisdiction) (i) which seek to affect the enforceability of the Agreements or the transactions contemplated thereby, or (ii) which, if determined adversely, would materially and adversely affect the ability of the Seller to perform its obligations under the Agreements.

          Our opinions set forth herein are subject to the following qualifications and exceptions:

(a) The effect of certain laws governing bankruptcy, reorganization, fraudulent conveyance, moratorium and insolvency and relating to or affecting the enforcement of creditors' rights generally, including, but not limited to, the right to take or retain personal property encumbered by the Sale Agreement, the Financing Statements and the Purchase Assignments;

(b)  The application of general principles of equity
(regardless of whether considered in a proceeding in equity or law);

(c)  Standards of commercial reasonableness and good faith;

(d) In the case of proceeds, perfection of security interests is limited to the extent set forth in Section 9-
306 of the UCC;

(e) Continuation of perfection in any proceeds which are subject to a security interest or in any after acquired property may, if such proceeds or after acquired property consist of property of a type in which a perfected security interest cannot be obtained by filing a financing statement, require additional compliance with applicable provisions of the UCC and we express no opinion as to the perfection, priority and effectiveness of any security interest in any proceeds of the Purchased Receivables initially subject to the security interest or after acquired property to the extent that perfection, priority or effectiveness depends upon additional compliance with the UCC. Any change (from one state to another state) in the location of the Seller's place of business or chief executive offices to a location outside of the State of _______________, or any change in the name, identity or corporate structure of the Seller that would make a filed financing statement seriously misleading, may result in the lapse of perfection of the security interest to the extent that perfection is dependent on filing unless new and appropriate financing statements are filed in a timely manner; and

(f) In the case of collateral (as such term is defined in Article 9 of the UCC) in which a debtor (as such term is defined in Article 9 of the UCC) has no present rights, a security interest will be created therein only when the debtor acquires rights to such collateral.

          In addition to the foregoing exceptions, we hereby advise you that, because a portion of the Purchased Receivables are Medicaid and Medicare Receivables, in accordance with 42 U.S.C. Sections 1396a(a)(32) (Medicaid) and 1395g(c) (Medicare), the regulations promulgated thereunder and the court decisions with respect thereto, it is unlikely (i) that payments on Medicaid or Medicare Receivables will be made to any party other than the Seller to which they are due or an assignee qualified under such sections and regulations, or (ii) that payment of the Medicaid or Medicare Receivables sold to the Purchaser will be directly enforceable by the Purchaser or the Servicer against the federal government or any agency or instrumentality thereof, notwithstanding that the Purchaser has obtained title to or maintains a perfected security interest in such Purchased Receivables; provided, however, that with respect to both the foregoing clauses (i) and (ii) we hereby advise you that the Subservicer may collect and enforce payment on Medicaid and Medicare Receivables on behalf of the Purchaser, its assigns, and the Servicer, as provided in the Sale Agreement.

          Our opinions expressed herein are limited to those matters expressly set forth herein, and no opinion may be implied or inferred beyond the matters expressly stated herein. Further, the opinions expressed herein are being rendered solely in connection with the consummation of the transactions contemplated by the Agreements to which Seller is a party, and may not be relied upon for any other purpose.

          Our opinions are rendered only as of the date hereof and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter occur or to reflect the applicability of any laws that may affect the transactions contemplated by the Sale
Agreement after the date hereof.

          In addition to the foregoing, this letter may not be distributed to, furnished to or relied upon by any person other than the addressees, the Trustee, and Duff & Phelps Credit Rating Co. without the express written consent of this firm, provided, however, that any assignee of the Purchaser pursuant to the Sale Agreement may likewise rely upon this opinion as if named as an addressee herein.

                              Very truly yours,

ANNEX 1A
TO OPINION OF
COUNSEL FOR
THE SELLER



ANNEX 1B
TO OPINION OF
COUNSEL FOR
THE SELLER



ANNEX 2A
TO OPINION OF
COUNSEL FOR
THE SELLER



ANNEX 2B
TO OPINION OF
COUNSEL FOR
THE SELLER



ANNEX 3
TO OPINION OF
COUNSEL FOR
THE SELLER



EXHIBIT F

[FORM OF REPURCHASE ASSIGNMENT]

     REPURCHASE ASSIGNMENT, dated as of ________________, 199___ between [Seller] (the "Seller"), NPF XII, Inc. (the
"Purchaser"), and National Premier Financial Services, Inc.
(the "Servicer").

     We refer to the Sale and Subservicing Agreement (the "Sale Agreement"), dated as of __________________, 199___, by and among the Seller, the Subservicer, the Purchaser, and the Servicer. All provisions of such Agreement are incorporated by reference. All capitalized terms shall have the meanings set forth in the Sale Agreement.

     Pursuant to Section 4.3 of the Agreement, the Purchaser does hereby sell, transfer, assign, set over and convey to the Seller, without recourse of warranty, express or implied, all right, title and interest of the Purchaser in and to the Receivables listed on Schedule 1 hereto (each, a "Repurchased Receivable") and the Seller does hereby purchase each such Purchased Receivable. All liens created by the Purchaser have been released as of the date hereof.

     The Purchase Price for each Repurchased Receivable shall be its Net Value as set forth on Schedule 1 hereto.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                              [SELLER]


     By
     Name:
     Title:

     NPF XII, INC.


     By
     Name:
     Title:

     NATIONAL PREMIER FINANCIAL
     SERVICES, INC.

     By
          Name:
          Title:
SCHEDULE 1
TO EXHIBIT F
REPURCHASE
ASSIGNMENT



EXHIBIT G

NATIONAL PREMIER FINANCIAL SERVICES, INC.

Sale and Subservicing Agreement
Section 6.2 Determinations of the Servicer

Determination Date:                _____________, 199___

(1)  Section 6.2(a) Prior Net Value Amount

Net Value of Purchased Receivables as of the prior
Determination Date plus the Net Value of all Purchased
Receivables purchased on
the prior Purchase Date

(2)  Section 6.2(b) Paid Receivables Amount

     The amount of Collections on all Purchased Receivables received since the prior Determination Date

(3)  Section 6.2(c) Current Net Value Amount

     Net Value of all Purchased Receivables as of the current
     Determination Date

(4)  Section 6.2(d) Credit Deficiency
     Prior Net Value Amount
          minus

     Paid Receivables Amount  (    )
          minus

     Current Net Value Amount (    )



          Total

(5)  Section 6.2(e) Rejected Amount

     Net Value of Purchased Receivables which became
Rejected
     Receivables since the prior Determination Date and which have not yet been repurchased or offset






SCHEDULE 1
TO EXHIBIT G



Date:                    , 199___


Bank One, N.A., as Trustee
Attn.:  Global Corporate Trust Services
100 E. Broad Street, OH1-0181
Columbus, Ohio  43215

Attention:

          Please make the following distributions from accounts in accordance with Section 6.3 of the Sale and Subservicing Agreement for [SELLER]:

     (1)  Deposit in the Purchase Account

          (a)  From the Collection Account:
               Paid Receivables Amount

          (b)  From the Seller Credit
               Reserve Account:  Credit Deficiency

          (c)  From the Collection Account:
               Rejected Amount

     (2)  Pay by check to [SELLER] the balance
          in the Collection Account after such distributions



                              NATIONAL PREMIER FINANCIAL
                              SERVICES, INC.


     By:

     Title:



EXHIBIT H

FORM OF INDEPENDENT CONTRACTOR (PHYSICIAN) AGREEMENT
INCLUDING ADDENDUM


EXHIBIT I

FORM OF MANAGEMENT SERVICES AGREEMENT


     1 All references to "State of ______________" in this form of opinion shall refer to the state of the present location of the Provider.

     2 UCC searches certified on form UCC-11 by the appropriate government officials should be dated within ten
(10) days of the closing of the transaction.
3 As to assignments of accounts and intangibles, if the UCC is not applicable because of Section 9-104, most jurisdictions follow either the so-called "American rule" (which in general provides that the transfer of an interest therein is made effective by a written assignment, with priority being granted to the assignment which is first in time) or the so-called "English rule" (which in general provides that the transfer of an interest therein is only effective if notice is given to the payor). Counsel should choose one approach or the other in completing paragraph 5(y) or, if the law in the jurisdiction is unsettled, counsel may include both as exceptions (i.e., by indicating in paragraph 5(y) "prior notices to payors of such policies or prior sales of such Purchased Receivables").
     4 [The opinion may also set forth such other exceptions or vary the foregoing language to the extent that such exceptions or variations are not materially inconsistent with the protections intended to be afforded by the foregoing language or are required by the laws of a jurisdiction other than Ohio, in either case in the sole reasonable judgment of the Servicer, upon the advice of counsel.]